                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
- --------------------------------------------------------------------------------
             (Name of Each Registrant as Specified In Its Charter)

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:

                               MICA Common Stock
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                                 3,175,144(1)
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                   $11.75(2)
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                  $37,307,942
          ---------------------------------------------------------------------

     (5)  Total fee paid:

                                   $7,461.59
          ---------------------------------------------------------------------

(1) This represents the number of shares of Common Stock of MEDICAL IMAGING CENTERS OF AMERICA, INC. ("MICA"), no par value (the "MICA Common Stock"), options and warrants to purchase such shares, outstanding as of August 15, 1996.

(2) Pursuant to Rule 0-11, the filing fee was computed on the basis of the Merger Consideration of $11.75 in cash per share of MICA Common Stock.

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                   $7,461.59
          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

                   Medical Imaging Centers of America, Inc.
          ---------------------------------------------------------------------

     (4)  Date Filed:

                                August 27, 1996
          ---------------------------------------------------------------------

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
                         9444 FARNHAM STREET, SUITE 100
                          SAN DIEGO, CALIFORNIA 92123

                               September 24, 1996

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Medical Imaging Centers of America, Inc., a California corporation ("MICA"), to be held on November 6, 1996 at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037, commencing at 10 a.m. Pacific Time (the "Special Meeting").

     At the Special Meeting, you will be asked to consider and vote on a proposal to approve the merger (the "Merger") of MICA with a newly formed wholly owned subsidiary of U.S. Diagnostic Labs Inc., a Delaware corporation ("USDL"), pursuant to which MICA will become a wholly owned subsidiary of USDL and shareholders of MICA will receive $11.75 per share in cash in exchange for their MICA common stock (other than shares as to which dissenters' rights are perfected).

     The Board of Directors of MICA, with the advice of its own legal and financial advisors, has unanimously adopted and approved the Merger and unanimously recommends that you vote in favor of the Merger at the Special Meeting. The MICA Board of Directors has received a written opinion from its financial advisor to the effect that the merger consideration of $11.75 per share to be paid to the MICA shareholders is fair from a financial point of view.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR SHARES OF MICA COMMON STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN YOUR PROXY. IF YOU DO NOT RETURN THE ACCOMPANYING FORM OF PROXY, YOUR SHARES WILL NOT BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AND WILL HAVE THE SAME EFFECT AS A NO VOTE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                          Very truly yours,

                                          LOGO
                                          Robert S. Muehlberg
                                          Chairman of the Board and
                                          Chief Executive Officer

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 24, 1996

To the Shareholders of Medical Imaging Centers of America, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of MEDICAL IMAGING CENTERS OF AMERICA, INC. ("MICA") will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037 at 10 a.m., Pacific Time on November 6, 1996 for the following purposes:

          (1) to consider and vote upon a proposal to approve an Agreement and Plan of Merger, pursuant to which (a) MICA Acquiring Corporation ("Merger Sub"), a California corporation and a wholly owned subsidiary of U.S. Diagnostic Labs Inc., a Delaware corporation ("USDL"), will be merged with and into MICA (the "Merger") and (b) each outstanding share of MICA's common stock ("MICA Common Stock") (other than shares as to which dissenters' rights are perfected) will be converted into the right to receive $11.75 per share in cash;

          (2) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     A copy of the Proxy Statement relating to the Special Meeting (which includes, as Appendix A thereto, a copy of the Agreement and Plan of Merger) is attached to this Notice and incorporated herein by reference.

     Only holders of record of MICA Common Stock at the close of business on September 20, 1996 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. The meeting is subject to adjournment from time to time as the shareholders present in person or by proxy determine. The affirmative vote of the holders of a majority of the outstanding shares of MICA Common Stock is necessary to approve the Merger.

     The Merger is the result of an auction process initiated by MICA to sell or merge MICA with the goal of obtaining maximum value for the MICA shareholders. The auction process to sell or merge MICA was initiated pursuant to the terms of an Agreement of Compromise and Settlement between MICA and its affiliates, on the one hand, and Steel Partners, II, L.P., a Delaware limited partnership, Steel Partners Services, Ltd., a New York corporation (collectively, "Steel") and Steel Partners, L.L.C., a Delaware limited liability company (collectively, the "Steel Parties"), on the other hand. Steel currently owns 19.6% of the MICA Common Stock. The Steel Parties have agreed to vote in favor of the Merger and the Merger Agreement.

     THE BOARD OF DIRECTORS OF MICA RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF MICA COMMON STOCK IS NECESSARY TO APPROVE THE MERGER. IF THE MERGER IS NOT (I) APPROVED BY A MAJORITY OF THE OUTSTANDING SHARES OF MICA COMMON STOCK AND (II) CONSUMMATED BY NOVEMBER 19, 1996, THE CURRENT MEMBERS OF MICA'S BOARD OF DIRECTORS MUST RESIGN FROM THEIR POSITIONS AND BE REPLACED BY DESIGNEES OF THE STEEL PARTIES. SEE "THE MERGER -- BACKGROUND OF THE MERGER" AND "CONDUCT OF BUSINESS IF THE MERGER IS NOT CONSUMMATED."

     Holders of MICA Common Stock who comply with the requirements of Sections 1300 through 1312 of the California Corporations Code (the "CCC") are entitled to assert dissenters' rights with respect to the proposed Merger and to obtain payment of the fair value of their shares if the proposed Merger is consummated. A copy of Sections 1300 through 1312 of the CCC is attached as Appendix B to the Proxy Statement that accompanies this Notice. See "The Merger -- Rights of Dissenting Shareholders" in the Proxy Statement.

     All shareholders are cordially invited to attend the meeting in person.

     Whether or not you plan to attend, please complete, sign, date and return the accompanying form of proxy in the enclosed postage-prepaid envelope. If no instructions are given on the accompanying form of proxy, the shares represented by the proxy will be voted at the Special Meeting FOR approval of the Merger and in accordance with the Proxy Statement on any other business that may properly come before the Special Meeting and any postponements or adjournments thereof. IF YOU DO NOT RETURN THE ACCOMPANYING FORM OF PROXY, YOUR SHARES WILL NOT BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AND WILL HAVE THE SAME EFFECT AS A NO VOTE. If you are present at the Special Meeting, you may withdraw your proxy and vote in person. We appreciate your giving this matter your prompt attention.

     If you have any questions about giving your proxy or require assistance, please call:

                             D.F. KING & CO., INC.
                                77 WATER STREET
                               NEW YORK, NY 10005
                            (212) 269-5550 (COLLECT)
                                       OR
                         CALL TOLL FREE (800) 326-3066

                                          By Order of the Board of Directors

                                LOGO
                                          Denise L. Sunseri
                                          Vice President, Chief Financial
                                          Officer and Secretary

San Diego, California
September 24, 1996

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
                         9444 FARNHAM STREET, SUITE 100
                          SAN DIEGO, CALIFORNIA 92123
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 6, 1996

     This proxy statement (the "Proxy Statement") is being furnished to the shareholders of Medical Imaging Centers of America, Inc., a California corporation ("MICA"), in connection with a special meeting of shareholders of MICA (the "Special Meeting") to be held on November 6, 1996 at 10 a.m., Pacific Time, at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037. The accompanying proxy is being solicited by MICA's Board of Directors and is to be voted at the Special Meeting and at any adjournments or postponements thereof.

     At the Special Meeting, holders of shares of common stock of MICA ("MICA Common Stock") will consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 1, 1996 (together with the exhibits and schedules thereto, the "Merger Agreement"), by and among MICA, U.S. Diagnostic Labs Inc., a Delaware corporation ("USDL"), and MICA Acquiring Corporation, a California corporation and a wholly owned subsidiary of USDL ("Merger Sub"). A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A.

     HOLDERS OF MICA COMMON STOCK WHO COMPLY WITH THE REQUIREMENTS OF SECTIONS 1300 THROUGH 1312 OF THE CALIFORNIA CORPORATIONS CODE (THE "CCC") ARE ENTITLED TO ASSERT DISSENTERS' RIGHTS WITH RESPECT TO THE PROPOSED MERGER AND TO OBTAIN PAYMENT OF THE FAIR VALUE OF THEIR SHARES IF THE PROPOSED MERGER IS CONSUMMATED. A COPY OF SECTIONS 1300 THROUGH 1312 OF THE CCC IS ATTACHED TO THE PROXY STATEMENT AS APPENDIX B. SEE "THE MERGER -- RIGHTS OF DISSENTING SHAREHOLDERS."
                            ------------------------

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS
        OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR
           ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT.
               ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The Merger Agreement provides that Merger Sub will be merged with and into MICA (the "Merger"), with MICA being the surviving corporation after the Merger. In the Merger, each outstanding share of MICA Common Stock (other than shares as to which dissenters' rights are perfected) will be converted into the right to receive a cash payment of $11.75 (the "Merger Consideration"), and each outstanding share of Merger Sub common stock ("Merger Sub Stock") will be converted into one share of MICA Common Stock. Thus, as a result of the Merger, MICA will become a wholly owned subsidiary of USDL and the MICA shareholders will receive the Merger Consideration, without interest, in exchange for their shares.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MICA. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MICA SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. MICA UNDERTAKES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

     On September 20, 1996, the high and low sales prices for MICA Common Stock as reported on the OTC Bulletin Board were $11.12 and $11.12, respectively, and the last reported sale price was per $11.12 share.

     The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to shareholders is September 24, 1996.

            THE DATE OF THIS PROXY STATEMENT IS SEPTEMBER 20, 1996.

                               TABLE OF CONTENTS

                  SECTION                    PAGE
- ---------------------------------------------------
SUMMARY.....................................       1
  Medical Imaging Centers of America,
    Inc.....................................       1
  U.S. Diagnostic Labs Inc..................       1
  The Special Meeting; Record Date;
    Quorum..................................       1
  Matters To Be Considered at the Meeting;
    Voting Information; Vote Required.......       2
  Structure of the Merger...................       2
  Recommendations of the Board of Directors
    of MICA.................................       2
  Opinion of Financial Advisor..............       2
  Reasons of USDL and Merger Sub
    for the Merger..........................       3
  Certain Effects of the Merger.............       3
  Conduct of Business After the Merger......       3
  Conduct of Business if the Merger Is Not
    Consummated.............................       3
  Interests of Certain Persons in the
    Merger..................................       4
  Dissenters' Rights........................       4
  Certain Federal Income Tax Consequences of
    the Merger..............................       4
  Effective Time of the Merger..............       4
  Payment Agent; Surrender of Stock
    Certificates............................       4
  Conditions to Consummation of the
    Merger..................................       5
  Waiver, Amendment and Termination of the
    Merger Agreement........................       5
  Summary Financial Data....................       5
  Market Price and Dividend Information for
    MICA Common Stock.......................       6
MEETING INFORMATION.........................       7
  Introduction..............................       7
  Matters To Be Considered at the Meeting...       7
  Voting Information........................       7
  Solicitation, Revocation and Use of
    Proxies.................................       7
THE MERGER..................................       8
  In General................................       8
  Background of the Merger..................       8
  MICA's Reasons for the Merger;
    Recommendation of the MICA Board........      13
  Opinion of Financial Advisor..............      15
  Reasons of USDL and Merger Sub for the
    Merger..................................      19
  Certain Effects of the Merger.............      19
  Conduct of Business After the Merger......      19
  Conduct of Business if the Merger Is Not
    Consummated.............................      19
  Regulatory Approvals......................      20
  Interests of Certain Persons in the
    Merger; Conflicts of Interest...........      20
  Rights of Dissenting Shareholders.........      21
  Certain Federal Income Tax Consequences of
    the Merger..............................      23
  Financing the Merger......................      24
  Expenses of the Transaction...............      25
SELECTED FINANCIAL DATA.....................      26
THE MERGER AGREEMENT........................      27
  General...................................      27
  Effective Time............................      27
  Conversion of Shares; Surrender of Stock
    Certificates; Payment for Shares........      27

                  SECTION                    PAGE
- ---------------------------------------------------
  Representations and Warranties............      28
  Covenants; Confidentiality................      28
  No Solicitation...........................      28
  Interim Operations........................      29
  Employee Benefits and Employee Matters....      30
  Treatment of Stock Options and Warrants...      31
  Employment and Severance Arrangements.....      31
  Indemnification of Officers and
    Directors...............................      32
  Conditions to the Merger..................      32
  Waiver, Amendment and Termination.........      33
  Fees and Expenses.........................      34
MARKET PRICE AND DIVIDEND INFORMATION FOR
  MICA
  COMMON STOCK..............................      34
BUSINESS OF USDL AND MERGER SUB.............      35
BUSINESS OF MICA............................      36
  Medical Diagnostic Imaging Industry.......      36
  Range of Services.........................      36
  Medical Services Revenue Mix..............      38
  Technology Sources........................      38
  Risk Factors and Certain Cautionary
    Statements..............................      38
  Employees.................................      41
  Properties................................      41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS................................      41
  Business..................................      41
  Operating Trends..........................      41
  Results of Operations.....................      42
  Liquidity and Capital Resources...........      43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.....................      44
  Security Ownership of Certain Beneficial
    Owners..................................      44
  Security Ownership of Management..........      45
  Change in Control.........................      45
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS..............................      46
CERTAIN LITIGATION..........................      46
INDEPENDENT AUDITORS........................      46
OTHER MATTERS...............................      47
SHAREHOLDER PROPOSALS.......................      47
COMPLIANCE WITH SECTION 16(A) OF THE
  SECURITIES AND EXCHANGE ACT OF 1934.......      47
MEDICAL IMAGING CENTERS OF AMERICA, INC.
  INDEX TO CONSOLIDATED FINANCIAL
  STATEMENTS................................     F-1
APPENDICES
  Appendix A Agreement and Plan of Merger
  Appendix B Sections 1300-1312 of the
             California Corporations Code
  Appendix C Opinion, dated August 1, 1996,
             of Batchelder & Partners, Inc.

                                    SUMMARY

     The following is a summary of certain information contained or incorporated by reference in this Proxy Statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement and the exhibits hereto or incorporated herein by reference. Shareholders are urged to review the entire Proxy Statement carefully.

MEDICAL IMAGING CENTERS OF AMERICA, INC.

     Medical Imaging Centers of America, Inc. ("MICA" or the "Company") provides outpatient services and medical equipment rentals to physicians, managed care providers and hospitals. These services include magnetic resonance imaging ("MRI"), computed tomography ("CT"), nuclear medicine and ultrasound. The Company's operations include diagnostic medical centers, diagnostic equipment rentals, fee-for-service agreements (fixed and mobile), and management, marketing and related support services. See "Business of MICA."

     MICA was incorporated in 1981 as a California corporation. Its principal executive offices are located at 9444 Farnham Street, Suite 100, San Diego, California 92123, and its telephone number is (619) 560-0110.

U.S. DIAGNOSTIC LABS INC.

     U.S. Diagnostic Labs Inc. ("USDL") is a physician practice management ("PPM") provider specializing in the acquisition, operation and management of multi-modality diagnostic imaging centers ("Imaging Centers") and related medical facilities. USDL currently owns 63 Imaging Centers and manages 17 other facilities and is actively seeking additional Imaging Centers.

     USDL's objective is to become the leading network provider of outpatient imaging services in the United States. USDL believes that the highly fragmented nature of the diagnostic imaging industry provides a significant opportunity to build rapidly through acquisitions a multi-regional PPM company focused primarily on this industry. USDL believes that managed care and other third-party payors will increasingly prefer to contract for service on a national or regional basis, and that USDL's development of a multi-regional network of centers will permit it to obtain such contracts on favorable terms. Industry sources estimate that there are over 2,200 Imaging Centers currently operating in the U.S., the substantial majority of which are owned and operated on an independent basis. USDL believes that there are and will continue to be many attractive acquisition opportunities because Imaging Center operators are finding it more difficult to compete independently as managed care becomes more prevalent.

     MICA Acquiring Corporation ("Merger Sub") is a wholly owned subsidiary of USDL and has not conducted any business other than in connection with entering into the Merger Agreement.

     USDL was incorporated in 1993 as a Delaware corporation. Merger Sub was incorporated in 1996 as a California corporation. Both USDL and Merger Sub's principal executive offices are located at 777 South Flagler Drive, Suite 1006, West Tower, West Palm Beach, Florida 33401, and their telephone number at that location is (561) 832-0006.

THE SPECIAL MEETING; RECORD DATE; QUORUM

     The Special Meeting of Shareholders of MICA will be held on November 6, 1996, 10 a.m., Pacific Time, at the LaJolla Marriott 4240 La Jolla Village Drive, La Jolla, California 92037. Only holders of record of MICA Common Stock at the close of business on September 20, 1996, are entitled to notice of and to vote at the Special Meeting. On that date, there were 2,695,251 shares of MICA Common Stock outstanding, with each share entitled to cast one vote. The presence (in person or by proxy) of the holders of a majority of the outstanding shares of MICA Common Stock is necessary to constitute a quorum at the Special Meeting. Abstentions and broker nonvotes are counted for purposes of determining whether a quorum exists at the Special Meeting. However, abstentions, broker nonvotes and proxies that are not returned will have the same effect as a no vote with respect to the Merger because approval by the holders of a majority of the outstanding shares is required to approve the Merger Agreement. See "Meeting
Information -- Introduction" and "-- Voting Information."

MATTERS TO BE CONSIDERED AT THE MEETING; VOTING INFORMATION; VOTE REQUIRED

     At the Special Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated by reference herein. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of MICA Common Stock. The Steel Parties have agreed to vote in favor of the Merger and the Merger Agreement. See "Meeting
Information -- Matters To Be Considered At The Meeting" and "-- Voting Information."

STRUCTURE OF THE MERGER

     Pursuant to the Merger Agreement, Merger Sub will merge with and into MICA, with MICA being the surviving corporation after the Merger. Each outstanding share of MICA Common Stock (other than shares as to which dissenters' rights are perfected) will be converted into the right to receive the Merger Consideration, without interest. Each outstanding share of common stock of Merger Sub Stock will be exchanged for one share of MICA Common Stock. See "The Merger
Agreement -- General" and "-- Conversion of Shares; Surrender of Stock Certificates; Payment for Shares."

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF MICA

     The Board of Directors of MICA has unanimously determined, based upon the opinion of its financial advisor, Batchelder & Partners, Inc. ("Batchelder") and other factors, that the terms of the Merger Agreement are fair to, and in the best interests of, MICA and its shareholders, has unanimously approved and adopted the Merger Agreement and recommends that the MICA shareholders vote FOR the proposal to approve the Merger Agreement. See "The Merger -- Background of the Merger" and "-- MICA's Reasons For the Merger; Recommendation of the MICA Board."

     The Merger is the result of an auction process initiated by MICA to sell or merge MICA with the goal of obtaining maximum value for the MICA shareholders. The auction process to sell or merge MICA was initiated pursuant to the terms of an Agreement of Compromise and Settlement (the "Settlement Agreement") between MICA and its affiliates, on the one hand, and Steel Partners, II, L.P., a Delaware limited partnership ("Steel Partners"), Steel Partners Services, Ltd., a New York corporation ("Steel Services;" Steel Partners and Steel Services, collectively, "Steel") and Steel Partners, L.L.C., a Delaware limited liability company (collectively, the "Steel Parties"), on the other hand. Steel currently owns 19.6% of the MICA Common Stock. The Company will reimburse Steel for its legal fees and other expenses in the approximate amount of $50,000 upon consummation of the Merger. See "The Merger -- Background of the Merger."

     The Board of Directors of MICA unanimously recommends that the shareholders vote FOR approval of the Merger. The affirmative vote of a majority of the outstanding shares of MICA Common Stock is necessary to approve the Merger. If the Merger is not (i) approved by a majority of the outstanding shares of MICA Common Stock and (ii) consummated by November 19, 1996, the Settlement Agreement requires that the current members of MICA's Board of Directors resign from their positions and be replaced by designees of the Steel Parties. See "The
Merger -- Background of the Merger" and "-- Conduct of Business if the Merger is Not Consummated." See "Meeting Information -- Voting Information."

OPINION OF FINANCIAL ADVISOR

     Batchelder, an investment banking firm, has rendered a written opinion to the MICA Board of Directors to the effect that, subject to the assumptions set forth therein, the Merger Consideration is fair to the MICA shareholders from a financial point of view. The full text of the written opinion of Batchelder, which sets forth the assumptions made, procedures followed, matters considered and limits of review, is attached hereto as

Appendix C. SHAREHOLDERS ARE URGED TO AND SHOULD READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. See "The Merger -- Opinion of Financial Advisor."

REASONS OF USDL AND MERGER SUB FOR THE MERGER

     USDL has determined that the Merger is in its best interests because MICA will add several centers in California and Florida, where USDL has significant operations, and USDL will be able to consolidate overhead. In addition, USDL believes that it has the expertise to restructure and increase the profitability of certain of MICA's fixed site operations. See "The Merger -- Reasons of USDL and Merger Sub for the Merger."

CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, MICA will become a wholly owned subsidiary of USDL. Upon the effectiveness of the Merger, shareholders of MICA will no longer have any continuing interest in MICA. MICA Common Stock will no longer be traded on the OTC Bulletin Board, and the registration of MICA Common Stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") will be terminated.

     After the Merger, MICA's Board of Directors will be filled with individuals designated by USDL. The Merger Agreement provides that the officers of MICA at the effective time of the Merger (the "Effective Time") shall be the initial officers of MICA after the Merger until their respective successors are duly appointed or elected and qualified.

     Under the terms of MICA's Convertible Subordinated Debentures (in an approximate amount outstanding as of June 30, 1996 of $5,400,000) (the "Debentures"), MICA is obligated to offer to prepay the Debentures in the event of a "change in control" of MICA. "Change in control" is defined to include the consummation of the transaction contemplated by the Merger Agreement. See "The Merger -- Certain Effects of the Merger."

CONDUCT OF BUSINESS AFTER THE MERGER

     Following consummation of the Merger, it is expected that the business and operations of MICA will be continued by MICA substantially as they are currently being conducted. Except for the Merger, USDL has no current intention to sell or dispose of all or any material portion of the MICA Common Stock or the business or assets of MICA, and USDL has no present plans or proposals that would result in any other extraordinary corporate transaction such as a merger, reorganization, liquidation, relocation of operations, sale or transfer of assets involving MICA or any material change in MICA's corporate structure, business or composition of its management. USDL will continue to evaluate MICA's business and operations and will make such changes as are deemed appropriate. See "The Merger -- Conduct of Business After the Merger."

CONDUCT OF BUSINESS IF THE MERGER IS NOT CONSUMMATED

     Under the terms of MICA's Debentures, MICA is obligated to offer to prepay the Debentures in the event of a "change in control" of MICA. "Change in control" is defined to include the acquisition by any person or group of persons of the power to elect, appoint or cause the election of at least a majority of the members of the Board of Directors. Under the Settlement Agreement, if the Merger is not consummated by November 19, 1996, the current members of MICA's Board of Directors must resign from their positions and be replaced by designees of the Steel Parties. In the opinion of MICA's legal advisors, if the designees of the Steel Parties constitute the entire Board, it would trigger such a "change in control," which, in turn, would give rise to the prepayment obligation. Steel has advised MICA that it and its legal advisors disagree with this conclusion and have concluded that no "change in control" would occur for purposes of the Debentures if Steel assumes control of the Board and hence that no prepayment obligation would be triggered. See "The Merger -- Conduct of Business if the Merger is Not Consummated."

     If the Merger is not consummated, USDL may purchase MICA Common Stock from time to time, subject to availability at prices deemed acceptable to USDL, pursuant to a merger transaction, tender offer, open market or privately negotiated transactions or otherwise on terms more or less favorable to the MICA shareholders than the terms of the Merger. However, USDL has made no determination as to any future transactions if the Merger is not consummated. See "The Merger -- Conduct of Business if the Merger is Not Consummated."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     USDL has agreed to cause MICA to maintain for the benefit of current directors and officers of MICA, for six years after the Merger, the indemnification rights currently provided for in MICA's articles of incorporation and bylaws. USDL has also agreed to cause MICA to maintain for the benefit of current directors and officers of MICA, for three years after the Merger, director and officer liability insurance. USDL has also agreed to indemnify current directors and officers of MICA with respect to certain matters. In addition, certain executive officers of MICA are participants in a severance plan providing for the payment of severance benefits if their employment is involuntarily terminated, which includes a termination due to a change of control. See "The Merger -- Interests of Certain Persons in the Merger; Conflicts of Interest," "The Merger Agreement -- Indemnification of Officers and Directors" and "-- Employment and Severance Arrangements."

     Certain directors and officers of MICA own stock options or warrants to purchase MICA Common Stock which will be converted into the right to receive a portion of the Merger Consideration on the same terms as all other MICA stock options and warrants. See "The Merger Agreement -- Treatment of Stock Options and Warrants."

DISSENTERS' RIGHTS

     Holders of MICA Common Stock who comply with the requirements of Sections 1300 through 1312 of the CCC are entitled to assert dissenters' rights with respect to the proposed Merger and to obtain payment of the fair value of their shares if the proposed Merger is consummated. A copy of Sections 1300 through 1312 of the CCC is attached to the Proxy Statement as Appendix B. See "The Merger -- Rights of Dissenting Shareholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for MICA Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local, foreign and other tax laws. See "The Merger -- Certain Federal Income Tax Consequences of the Merger."

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of California. The filing will occur promptly after all conditions to the Merger contained in the Merger Agreement have been satisfied or waived. MICA and USDL anticipate that the Merger will be consummated immediately following the Special Meeting. See "The Merger
Agreement -- General" and "-- Effective Time."

PAYMENT AGENT; SURRENDER OF STOCK CERTIFICATES

     USDL has designated Harris Trust Company of New York, 77 Water Street, 4th Floor, New York, New York, 10005 (telephone (212) 701-7624) as the payment agent (the "Payment Agent") for the Merger. Promptly after the Effective Time, the Payment Agent will send to each MICA shareholder (other than those shareholders holding shares as to which dissenters' rights are perfected) a letter of transmittal advising as to the procedures for surrendering certificates representing shares of MICA Common Stock in exchange for the

Merger Consideration. Certificates should not be surrendered until the letter of transmittal is received. See "The Merger Agreement -- Conversion of Shares; Surrender of Stock Certificates; Payment for Shares."

CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of MICA, on one hand, and USDL and Merger Sub, on the other hand, to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of numerous conditions set forth in the Merger Agreement, such as: (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of MICA Common Stock; (ii) the absence of any statute, rule, injunction or order making illegal the consummation of the Merger; (iii) the receipt of all required authorizations, consents and approvals, subject to certain exceptions; (iv) the performance of and compliance with, in all material respects, all agreements and obligations contained in the Merger Agreement required to be performed or complied with at or prior to the Effective Time; (v) the absence of any governmental action or proceeding seeking to prohibit consummation of the Merger; (vi) the expiration of the applicable waiting period under federal antitrust laws; and (vii) the correctness in all material respects of all representations and warranties of the parties to the Merger Agreement. The obligations of USDL and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including the absence of any material adverse change with respect to MICA. See "The Merger Agreement--Conditions to the Merger" and "The
Merger -- Regulatory Approvals."

WAIVER, AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT

     Any provision of the Merger Agreement may be waived at any time by the party entitled to the benefits of that provision. The Merger Agreement may be amended at any time except that, after approval of the Merger Agreement by the shareholders of MICA, no amendment may be made that decreases the amount or changes the type of the consideration to be received in the Merger. See "The Merger Agreement -- Waiver, Amendment and Termination."

     The Merger Agreement may be terminated by MICA, USDL or Merger Sub upon the occurrence of certain specified events set forth in the Merger Agreement. In addition, MICA is obligated to pay Merger Sub a break-up fee equal to 3% of the total Merger Consideration (which, based on the total shares of MICA Common Stock outstanding as of August 15, 1996 of 2,695,251 shares, would be approximately $960,000) if the Merger Agreement is terminated for certain reasons set forth in the Merger Agreement, such as: (i) certain material breaches of the Merger Agreement by MICA, (ii) MICA's Board's withdrawal of its approval of the Merger or approval of a business combination other than the Merger as provided in the Merger Agreement, or (iii) the existence of a tender offer or exchange offer for at least a majority of the MICA Common Stock, or a proposed business combination with a third party, in either case at a price per share of MICA Common Stock higher than the Merger Consideration. The Merger Agreement also provides that MICA will reimburse Merger Sub for up to $200,000 of out-of-pocket expenses and fees incurred by Merger Sub if USDL terminates the Merger Agreement because of certain specified breaches by MICA. See "The Merger Agreement -- Waiver, Amendment and Termination."

     In addition, if the Merger Agreement is terminated, the Settlement Agreement requires that the current members of MICA's Board of Directors resign from their positions and be replaced by designees of the Steel Parties. See "The Merger -- Background of the Merger" and "-- Conduct of Business if the Merger is Not Consummated."

                             SUMMARY FINANCIAL DATA

     The following table sets forth summary selected historical consolidated financial information for MICA and its subsidiaries for the six-month periods ended June 30, 1996 and 1995, and each of the five years in the period ended December 31, 1995. The consolidated financial data for the six months ended June 30, 1996 and 1995 are derived from the unaudited consolidated financial information of MICA. In management's opinion, this unaudited information has been prepared on a basis consistent with the audited consolidated financial statements of MICA. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of results which may be expected for the entire year. The consolidated financial data of MICA for each of the five years in the period ended December 31, 1995 are derived from the audited consolidated financial statements of MICA.

                                    SIX MONTHS ENDED
                                        JUNE 30,                        YEAR ENDED DECEMBER 31,
                                   ------------------    ------------------------------------------------------
                                    1996       1995       1995       1994        1993        1992        1991
                                   -------    -------    -------    -------    --------    --------    --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED INCOME STATEMENT DATA:
Total revenues...................  $18,449    $26,045    $46,537    $57,306    $ 68,797    $ 84,558    $ 88,079
Medical services revenues........  $18,066    $23,773    $43,192    $55,440    $ 65,786    $ 74,258    $ 73,926
Income (loss) before
  extraordinary gain.............  $ 1,217    $ 1,475    $ 5,656    $(1,810)   $(29,613)   $(20,342)   $(10,449)
Extraordinary gain, net of tax...  $   382    $    --    $    --    $ 1,316    $     --    $     --    $     --
Net income (loss)................  $ 1,599    $ 1,475    $ 5,656    $  (494)   $(29,613)   $(20,342)   $(10,449)
DATA PER COMMON SHARE:
Net income (loss) per share(1)
  Primary
    Income (loss) before
      extraordinary gain.........  $  0.43    $  0.58    $  2.19    $ (0.75)   $ (12.54)   $  (8.62)   $  (4.51)
    Extraordinary gain...........  $  0.14    $  0.00    $  0.00    $  0.55    $   0.00    $   0.00    $   0.00
    Net income (loss)............  $  0.57    $  0.58    $  2.19    $ (0.20)   $ (12.54)   $  (8.62)   $  (4.51)
  Fully diluted earnings per
    share........................  $  0.56    $  0.55    $  1.96    $ (0.20)   $ (12.54)   $  (8.62)   $  (4.51)
Weighted average primary shares
  outstanding....................    2,818      2,545      2,585      2,426       2,361       2,360       2,316
Weighted average fully diluted
  shares outstanding.............    3,312      3,337      3,219      2,426       2,361       2,360       2,316
SELECTED BALANCE SHEET DATA:
Cash.............................  $ 4,696    $ 6,573    $10,732    $ 8,524    $  8,182    $  4,862    $  7,328
Working capital (deficit)........  $ 1,164    $(1,826)   $   337    $(1,728)   $  3,421    $   (673)   $  9,046
Total assets.....................  $30,097    $42,173    $39,648    $53,469    $ 65,697    $108,928    $125,567
Convertible debentures (including
  current portion)...............  $ 5,400    $ 8,200    $ 8,200    $11,000    $ 11,000    $ 11,000    $ 11,000
Long-term debt and capital lease
  obligations....................  $ 8,361    $18,469    $11,182    $25,206    $ 35,509    $ 45,120    $ 43,706
Shareholders' equity (net capital
  deficiency)....................  $ 5,783    $(1,323)   $ 3,013    $(2,861)   $ (2,370)   $ 27,243    $ 46,715

- ---------------
(1) The company effected a one-for-five reverse stock split for shareholders of record on October 16, 1995. All per share data has been restated for all periods presented to give effect to the reverse stock split.

MARKET PRICE AND DIVIDEND INFORMATION FOR MICA COMMON STOCK

     On July 17, 1996, the last full trading day prior to the public announcement of USDL's initial offer to purchase MICA Common Stock at $11.75 per share, the high and low sales prices reported for shares of MICA Common Stock on the OTC Bulletin Board were $11.25 and $9.12, respectively, and the closing price was $10.50. On July 31, 1996, the last full trading day prior to the public announcement of the Merger Agreement, the high and low sale prices reported for shares of MICA Common Stock on the OTC Bulletin Board were $10.69 and $10.69, respectively, and the closing price was $10.69. On September 20, 1996, the high and low sales prices for MICA Common Stock as reported on the OTC Bulletin Board were $11.12 and $11.12, respectively, and the closing price was $11.12. See "Market Price and Dividend Information for MICA Common Stock." SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THEIR SHARES.

                              MEETING INFORMATION

INTRODUCTION

     This Proxy Statement is being furnished to the shareholders of MICA in connection with the solicitation of proxies by the Board of Directors of MICA from the holders of outstanding shares of MICA Common Stock for use at the Special Meeting to be held on November 6, 1996, at 10 a.m. Pacific Time, at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Special Meeting, the shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement, as well as any other matters which may properly come before the Special Meeting and any postponements or adjournments thereof.

VOTING INFORMATION

     Holders of record of MICA Common Stock at the close of business on September 20, 1996, are entitled to vote at the Special Meeting. On that date, 2,695,251 shares of MICA Common Stock were outstanding and held by approximately 3,000 shareholders. Each outstanding share of MICA Common Stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of MICA Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at such meeting. Abstentions and broker nonvotes are counted for purposes of determining whether a quorum exists at the Special Meeting. However, proxies that reflect abstentions, broker nonvotes and proxies that are not returned will have the same effect as a no vote with respect to the Merger because approval by the holders of a majority of the outstanding shares of MICA Common Stock is required to approve the Merger Agreement.

     The Merger cannot be effected unless, among other conditions, the Merger Agreement is approved by the holders of a majority of the outstanding shares of MICA Common Stock. As of September 20, 1996, 2,695,251 shares of MICA Common Stock were outstanding. Accordingly, the affirmative vote of 1,347,627 shares of MICA Common Stock is a condition to the obligation of MICA to consummate the Merger. The Steel Parties have agreed to vote in favor of the Merger and the Merger Agreement. If the Merger is not (i) approved by a majority of the outstanding shares of MICA Common Stock and (ii) consummated by November 19, 1996, the Settlement Agreement requires that the current members of MICA's Board of Directors resign from their positions and be replaced by designees of the Steel Parties. See "The Merger -- Background of the Merger" and "-- Conduct of Business if the Merger is Not Consummated."

SOLICITATION, REVOCATION AND USE OF PROXIES

     MICA will pay the costs of soliciting proxies from its shareholders and the costs of preparing and mailing this Proxy Statement, proxy and any other material furnished to the shareholders by MICA in connection with the Special Meeting. In addition to the solicitation of proxies by mail, certain of MICA's directors, officers and employees may solicit proxies by telephone, telecopy and personal contact, without separate compensation for such activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of MICA Common Stock, and such persons will be reimbursed for their reasonable expenses incurred in connection therewith. In addition, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 (telephone (800) 326-3066), has been engaged to solicit proxies on behalf of MICA for a fee of $10,000 plus expenses.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of MICA an instrument of revocation or a duly executed proxy bearing a later date. Such filing shall be made to the attention of the Secretary of MICA by mailing or delivering such filing to MICA's principal executive offices located at 9444 Farnham Street, Suite 100, San Diego, California 92123. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so. All valid proxies will be voted at the meeting in accordance with the instructions given. If no instructions are given, the shares represented by the proxy will be voted at the Special Meeting FOR approval of the Merger Agreement and in accordance with this Proxy Statement on any other business that may properly come before the Special Meeting and any postponements or adjournments thereof.

                                   THE MERGER

     The description of the Merger contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by, and made subject to, the more complete information set forth in the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

IN GENERAL

     At a special meeting held on July 26, 1996, MICA's Board of Directors unanimously determined that the Merger is fair to, and in the best interests of, the shareholders of MICA, approved the Merger Agreement and the transactions contemplated thereby, and determined to recommend to the MICA shareholders that they vote for approval and adoption of the Merger Agreement. At a special meeting held on July 19, 1996, USDL's Board of Directors unanimously determined that the Merger is fair to, and in the best interests of, the shareholders of USDL. Accordingly, effective August 1, 1996, MICA, USDL and Merger Sub entered into the Merger Agreement. The following discussion sets forth certain information relating to the background of the discussions and meetings leading up to the Merger.

     Pursuant to the Merger Agreement, Merger Sub will merge with and into MICA with MICA being the surviving corporation after the Merger. At the Effective Time, each share of MICA Common Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights are perfected) will be converted into the right to receive $11.75 in cash. Each outstanding share of Merger Sub Stock will be converted into the right to receive one share of MICA Common Stock.

BACKGROUND OF THE MERGER

     On January 25, 1995, Steel Partners began accumulating MICA Common Stock, and by the time they filed their first Schedule 13D with the Securities and Exchange Commission (the "SEC") in March 1995, Steel Partners had acquired 5.6% of MICA's outstanding Common Stock. Such Schedule 13D disclosed, among other things, that Steel intended to ask for representation on the MICA board. It also disclosed that Steel might acquire additional MICA shares, seek to influence the future policies of the Company, seek control of MICA, and/or solicit proxies to elect Board nominees or take other corporate actions.

     On May 3, 1995, Mr. Muehlberg, MICA's President and Chief Executive Officer, met with Mr. Lichtenstein, Chairman and President of Steel Partners, to discuss both MICA and its industry. Mr. Muehlberg told Mr. Lichtenstein that MICA currently had one vacant seat on its Board and that another current director of MICA did not intend to stand for re-election at MICA's annual meeting of shareholders in August 1995. Mr. Muehlberg offered Mr. Lichtenstein and Steel Partners representation on MICA's Board. Mr. Lichtenstein told Mr. Muehlberg that: (1) Steel Partners supported MICA's current management; and (2) Steel Partners had purchased MICA Common Stock to hold as an investment. Mr. Lichtenstein stated that Steel Partners' investment in MICA was passive and that Steel Partners had no present intent to take an active role on MICA's Board. Steel Partners subsequently filed an amendment to its Schedule 13D, deleting the prior reference to an intention to seek Board representation. The Schedule 13D continued to reflect, however, the possibility that Steel might purchase additional stock or propose a slate of nominees for election to the MICA Board, at either a regular or specially called shareholder meeting. The same amendment reflected that Steel's beneficial ownership of MICA shares had grown to 14.4%.

     On August 23, 1995, following MICA's annual meeting, Mr. Warren Lichtenstein and Mr. Jack Howard of Steel Partners, which then owned 19.8% of the Company's outstanding stock, made a presentation to

MICA's newly elected Board. After voting in favor of all of MICA's nominees for directors and confirming "support" for MICA's management, Mr. Lichtenstein informed the Board that Steel Partners wanted to own more than 20% of MICA's Common Stock and urged the Board to remove the Shareholder Rights Plan (the "Rights Plan") adopted by the Board on October 2, 1991 so that Steel or any other interested party could purchase as many MICA shares as such party wished. The Rights Plan was adopted by the Board to deter coercive or unfair takeover tactics and to protect MICA's shareholders against unsolicited attempts to acquire control of MICA that do not offer shareholders the full value of their investment (i.e., attempts which fail to pay any "control premium" to MICA's shareholders). The Board took Steel's request under advisement.

     In September of 1995, Robert S. Muehlberg, Chairman of the Board and Chief Executive Officer of MICA and Denise L. Sunseri, Vice President, Chief Financial Officer and Secretary of MICA, met with MICA's Board to discuss potential business combinations and update the Board on recent mergers, acquisitions and strategic alliances in the diagnostic imaging services industry. Following these discussions, the Company entered into a confidentiality agreement with a Florida-based imaging company to explore potential business combinations. These discussions did not give rise to a transaction; however, the Board informally discussed the retention of a financial advisor to assist the Company in identifying potential merger candidates.

     In the weeks following his presentation, Mr. Lichtenstein repeatedly contacted Mr. Muehlberg regarding the removal of the Rights Plan and stated that he would take action if the Rights Plan was not removed or substantially altered.

     On November 8, 1995, in a meeting with Mr. Muehlberg and the other directors of MICA, Mr. Lichtenstein demanded that: (1) MICA immediately remove the Rights Plan; and (2) MICA provide Steel Partners with two seats on MICA's Board. The MICA Board continued to take Steel's position under advisement, but did not take any action to alter or rescind the Company's Rights Plan.

     In December, 1995, there were further contacts between Messrs. Muehlberg and Lichtenstein. However, these contacts failed to produce any agreements between the parties.

     On December 29, 1995, Steel Partners, through its agent, made a demand upon MICA that a special meeting of shareholders be called on February 26, 1996 to remove MICA's current Board and to elect Steel Partners' nominees in their place. Also, on January 2, 1996, Steel Partners, who at the time had acquired 19.9% of MICA's outstanding Common Stock, commenced a proxy solicitation against MICA by filing preliminary proxy materials with the SEC.

     On January 3, 1996, the Board approved the retention of a financial advisor to assist the Company in identifying merger candidates as well as to respond to Steel Partners' filing of proxy materials with the SEC.

     On January 10, 1996, MICA commenced litigation in the United States District Court for the Southern District of California against Steel and certain of its affiliates (the "Steel Defendants") alleging that the Steel Defendants violated certain federal securities laws and state tort laws in connection with their acquisition of MICA Common Stock and their proxy solicitation. MICA's complaint alleged, among other matters, that the Steel Defendants violated
Section 13(d) of the Exchange Act by, among other things, filing false and misleading Schedules 13D that failed to disclose the full extent of the Steel Defendants' ownership of MICA Common Stock and their actual intentions with respect to MICA. The complaint also alleged that the Steel Defendants tortiously interfered with MICA's economic relations with a lender of MICA by, among other things, claiming to have enough control of MICA to have instructed MICA to stop making payments to its lenders.

     The complaint sought, among other things, to have the Court preliminarily and permanently enjoin the Steel Defendants' proxy solicitation and their acquisition and voting of shares of MICA Common Stock, and damages for the Steel Defendants' tortious interference with MICA's economic relations. The complaint further sought to have the Court require the Steel Defendants to publicly disclose their beneficial ownership of 20% or more of the MICA Common Stock and declare that the Steel Defendants have thereby become an "Acquiring Person" for purposes of the Rights Plan, enabling all of MICA's shareholders other than the Steel Defendants to purchase shares of MICA Common Stock at bargain prices, under certain circumstances.

     On January 19, 1996, a federal magistrate denied MICA's application for expedited discovery and granted the Steel Defendants' application for a stay of discovery. On February 7, 1996, the Court upheld the federal magistrate's ruling, scheduled a hearing on the Steel Defendants' motion to dismiss MICA's complaint, which was filed on January 17, 1996, for February 14, 1996 and scheduled a hearing on MICA's motion for a preliminary injunction for February 23, 1996. On February 14, 1996, the Court denied the Steel Defendants' motion to dismiss, thereby lifting the stay on discovery. Also on February 14, 1996, the parties agreed to MICA's application for expedited discovery.

     On February 15, 1996, Steel Partners commenced litigation in the Court against MICA alleging that the Rights Plan violated California law because, among other things, it discriminated among MICA's shareholders under certain circumstances. Steel Partners' complaint sought, among other things, to have the Court enjoin MICA from permitting the separation or distribution of any rights pursuant to the Rights Plan and declare the Rights Plan invalid.

     On February 23, 1996, Judge Rudi Brewster of the Court issued a preliminary injunction based on his finding that MICA had demonstrated that there was sufficient evidence to show probable success on the merits of MICA's claim that Steel Partners had violated the requirements of Section 13(d) of the Exchange Act. In determining a remedy, the Court adopted the Company's position that the Special Meeting of Shareholders be held as noticed, and that the shares at issue in the Court's decision be voted at the meeting in proportion to the vote of the unaffected shares.

     On February 26, 1996, MICA held a Special Meeting of Shareholders as scheduled. The meeting was adjourned for two weeks to allow the Inspector of Elections to prepare a final tabulation of the voting. The meeting was further adjourned several times as the parties were engaged in settlement discussions.

     The Settlement Agreement. On March 19, 1996, MICA and certain of its affiliates, on the one hand, and the Steel Parties on the other hand, entered into the Settlement Agreement. The Settlement Agreement called for the dismissal of all pending litigation between Steel Partners and MICA and provided for mutual releases between MICA and its affiliates and Steel Partners and its affiliates. The Settlement Agreement also provided that the February 26, 1996 Special Meeting of Shareholders would be adjourned without any final report from the Inspector of Elections, leaving the current Board of Directors in place. In accordance with the terms of the Settlement Agreement, on March 19, 1996, all litigation with the Steel Defendants was dismissed.

     Pursuant to the Settlement Agreement, MICA was required to initiate an auction process to sell or merge MICA (an "Auction Transaction") with the goal of obtaining maximum value for the MICA shareholders, as determined in good faith by the MICA Board after receiving a fairness opinion from Batchelder. As required by the Settlement Agreement, Batchelder has advised MICA in connection with the auction process (see "-- Opinion of Financial Advisor"). The Settlement Agreement provides that if the process does not result in either (i) a public announcement stating that an agreement has been reached with respect to an Auction Transaction prior to June 19, 1996, (ii) a definitive agreement relating to an Auction Transaction prior to July 19, 1996, or (iii) the consummation of a sale or merger transaction by November 19, 1996, the current members of MICA's Board of Directors will resign from their positions and be replaced by designees of Steel Partners. As discussed below, on July 19, 1996, the Steel Parties extended the July 19, 1996 deadline set forth in the Settlement Agreement to August 2, 1996.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE MICA COMMON STOCK IS NECESSARY TO APPROVE THE MERGER. IF THE MERGER IS NOT (I) APPROVED BY A MAJORITY OF THE OUTSTANDING SHARES OF MICA COMMON STOCK AND (II) CONSUMMATED BY NOVEMBER 19, 1996, THE SETTLEMENT AGREEMENT REQUIRES THAT THE CURRENT MEMBERS OF MICA'S BOARD OF DIRECTORS RESIGN FROM THEIR POSITIONS AND BE REPLACED BY DESIGNEES OF THE STEEL PARTIES. UNDER THE TERMS OF MICA'S CONVERTIBLE SUBORDINATED DEBENTURES (IN AN APPROXIMATE AMOUNT OUTSTANDING AS OF JUNE 30, 1996 OF $5,400,000) (THE "DEBENTURES"), MICA IS OBLIGATED TO OFFER TO PREPAY THE DEBENTURES IN THE EVENT OF A "CHANGE IN CONTROL" OF MICA. "CHANGE IN CONTROL" IS DEFINED TO INCLUDE THE ACQUISITION BY ANY PERSON OR GROUP OF PERSONS OF THE POWER TO ELECT, APPOINT OR CAUSE THE ELECTION OF AT LEAST A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS. IN THE OPINION OF THE COMPANY'S LEGAL ADVISORS, IF THE DESIGNEES OF THE STEEL PARTIES CONSTITUTE THE ENTIRE BOARD, IT WOULD TRIGGER SUCH A "CHANGE IN

CONTROL," WHICH, IN TURN, WOULD GIVE RISE TO THE PREPAYMENT OBLIGATION. STEEL HAS ADVISED THE COMPANY THAT IT AND ITS LEGAL ADVISORS DISAGREE WITH THIS CONCLUSION, AND HAVE CONCLUDED THAT NO "CHANGE IN CONTROL" WOULD OCCUR FOR PURPOSES OF THE DEBENTURES IF STEEL ASSUMES CONTROL OF THE BOARD AND HENCE THAT NO PREPAYMENT OBLIGATION WOULD BE TRIGGERED. SEE "-- CONDUCT OF BUSINESS IF THE MERGER IS NOT CONSUMMATED."

     "CHANGE IN CONTROL" WITH RESPECT TO THE DEBENTURES IS ALSO DEFINED TO INCLUDE THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT. SEE "THE MERGER -- CERTAIN EFFECTS OF THE MERGER."

     The terms of the Settlement Agreement did not require the Steel Parties to vote in favor of the Merger and permitted Steel Partners to include in this Proxy Statement a statement specifying its opinion on the merits of the Merger and the Merger Agreement. Steel Partners waived its right to include such a statement in this Proxy Statement. In the Settlement Agreement, the Steel Parties acknowledged their respective intent to vote in favor of any Auction Transaction recommended by MICA's Board if such Auction Transaction, in the sole judgment of the Steel Parties, maximizes shareholder value.

     The Steel Parties have agreed to vote in favor of the Merger and the Merger Agreement. In addition, the Company will reimburse Steel for certain of its legal fees and other expenses in the approximate amount of $50,000 upon consummation of the Merger.

     The Settlement Agreement called for MICA to amend the severance agreements of MICA's chief executive officer and chief financial officer to provide that MICA's failure to meet the specified deadline shall constitute an "involuntary termination" for purposes of their respective severance packages. The severance agreements have been so amended. In the meantime, the Steel Parties have agreed that they will not, and will cause their respective affiliates not to, acquire or offer to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any of MICA's securities during the sale or merger process.

     The Settlement Agreement also required MICA to redeem all outstanding rights issued pursuant to MICA's Rights Plan and prohibited MICA from enacting a new shareholder rights plan without the prior written consent of Steel Partners. On April 8, 1996, MICA redeemed all outstanding rights under the Rights Plan for $0.05 per share of MICA Common Stock.

     Simultaneous with its entering into the Settlement Agreement, MICA entered into a Standstill Agreement with Arrowhead Holdings Corporation, a Delaware corporation ("Arrowhead"), containing substantially the same terms as the Settlement Agreement (the "Arrowhead Agreement"). The Arrowhead Agreement, like the Settlement Agreement, provided that MICA shall initiate a process to sell or merge MICA and shall redeem all outstanding rights granted pursuant to the Rights Plan. The Arrowhead Agreement also contained mutual release provisions and prohibited Arrowhead from acquiring beneficial ownership of MICA's securities. Arrowhead currently owns approximately 5% of the outstanding shares of MICA Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

     Pursuant to the Settlement Agreement, MICA agreed to reimburse Steel Partners for expenses up to $425,000 incurred by Steel Partners in connection with its solicitation of proxies for the February 26, 1996 Special Meeting of Shareholders. Total expenditures related to the Settlement Agreement and related proxy solicitation, including the fees and expenses of MICA's attorneys, financial advisors, public relations firm and proxy solicitors, excluding salaries and wages of its officers and employees and including the $425,000 reimbursed to Steel Partners, approximated $1,325,000 and were recorded as a special charge to operations in the first quarter of 1996.

     The Auction Process. On March 24, 1996, as required by the Settlement Agreement, MICA engaged Batchelder to assist MICA in conducting the auction process and to assist in the consideration and evaluation of possible transactions.

     In connection with the auction process, Batchelder contacted a total of 79 potentially interested parties representing both strategic and financial buyers for purposes of soliciting proposals for potential acquisitions, mergers, or other business combinations. In response to such solicitation, Batchelder received 41 requests for additional information. In connection with the request for additional information, MICA prepared a confidential information memorandum and distributed the memorandum to each of the 42 interested parties.

MICA established a data room at its corporate offices (i) to provide potential bidders access to certain financial and operating information of MICA and (ii) to allow the potential bidders to meet with, and ask questions of, MICA's management. Twelve of the 42 parties requesting additional information visited the data room and met with MICA's management. As a result of the auction process, MICA received a total of 6 proposals for the acquisition of MICA and 1 proposal for the acquisition of MICA's fee-for-service business. See "Business of MICA" for a description of MICA's fee-for-service business.

     From April 1996 to July 1996, MICA's Board, with the assistance of Batchelder, carefully considered each of the seven proposals. In July 1996, MICA's Board selected USDL's proposal as the proposal most favorable to MICA's shareholders and authorized Batchelder and MICA's officers to commence negotiations with respect to the USDL proposal. It was not until later, however, at a special meeting of MICA's Board held on July 26, 1996, that the USDL proposal was determined to be fair to, and in the best interests of, the shareholders of MICA.

     The material terms of the six proposals which the MICA Board considered and rejected, as well as the USDL proposal (Proposal #7), are set out below. All of the proposals were from public companies.

     Proposal #1: On April 22, 1996, MICA received a proposal from a public company indicating it was prepared to offer $10.00 for each share of MICA stock payable in shares of its outstanding common stock. This proposal was subject to due diligence and stated that the number of shares issued would be governed by an adjustment to accommodate an increase in the price of the Company's stock prior to the closing of the acquisition. The MICA Board rejected this proposal because it was determined that the proposal did not provide the greatest value to the MICA shareholders. See "-- Proposal #2"; "-- Proposal #7 (USDL's proposal)."

     Proposal #2: On May 23, 1996, MICA received a proposal from a public company indicating it was prepared to offer $12.00 for each share of outstanding MICA stock consisting of $6.00 per share in cash and $6.00 per share in its stock. A revised proposal was received on June 11, 1996, which consisted of two alternatives, $10.50 for each share of outstanding MICA stock in cash or $11.50 for each share of outstanding MICA stock, consisting of $8.00 cash and $3.50 in its common stock. After discussions with the company, MICA received a further proposal indicating a cash price of $11.50 for each share of outstanding MICA stock, and MICA entered into a non-binding letter of intent with this company on June 18, 1996, incorporating this offer. Such revised proposal was subject to financing contingencies and the agreement of MICA debentureholders not to convert or otherwise call the Debentures. This offer was withdrawn on July 18, 1996, when the offeror advised MICA that it could not obtain necessary financing on a timely basis.

     Proposal #3: On May 28, 1996, MICA received a proposal from a public company indicating a total purchase price of $30 million for all of the outstanding MICA stock, consisting of $10 million cash and $20 million of its common stock. This proposal was conditioned upon satisfactory completion of due diligence, the approval of both companies' Boards of Directors and negotiation and execution of a definitive agreement. The proposal was withdrawn by the public company on June 10, 1996, after it entered into an agreement to be acquired by another company in the diagnostic imaging services industry.

     Proposal #4: On June 5, 1996, MICA received a proposal from a public company indicating its desire to acquire certain of MICA's fee-for-service assets for $1.5 million in cash plus the assumption of certain obligations related to these assets. The MICA Board rejected this offer on the basis that the offer was inadequate.

     Proposal #5: On June 12, 1996, MICA received a proposal from a public company indicating it was prepared to offer up to 8.5644 shares of its common stock (closing price on June 12, 1996 of $1.12 per share) for each share of outstanding MICA stock. The proposal was conditioned upon satisfactory completion of due diligence, financing contingencies, the approval of both Boards of Directors and negotiation and execution of a definitive agreement. The MICA Board rejected this proposal when it entered into the non-binding letter of intent (described in Proposal #2) which provided greater value to the MICA shareholders.

     Proposal #6: On June 13, 1996, MICA received an indication of interest from a public company indicating it was prepared to offer $40 million in cash for all of the outstanding MICA stock. The proposal was conditioned upon satisfactory completion of due diligence, financing contingencies, the approval of both Boards of Directors and negotiation and execution of a definitive agreement. On June 15, 1996, the public company withdrew its indication of interest and advised MICA that it did not intend to make a formal proposal.

     Proposal #7 (USDL's proposal): On July 16, 1996, MICA received an unsolicited offer from USDL indicating its desire to offer $11.75 for each share of outstanding MICA stock in cash and/or its stock. The proposal was conditioned upon the execution of a definitive agreement.

     The Board of Directors of MICA met on July 17, 1996, to review and discuss the principal terms of USDL's proposal. At this meeting, the MICA Board of Directors reviewed and approved an Agreement in Principle which set forth the principal terms of USDL's proposal. In reaching its decision, the Board considered the fact that the offer was not contingent on financing and that the offer provided the best value to the MICA shareholders.

     On July 18, 1996, MICA and USDL entered into the Agreement in Principle.

     The Settlement Agreement provides that if the auction process does not result in a definitive agreement relating to the sale or merger transaction prior to July 19, 1996, the current members of MICA's Board of Directors will resign from their positions and be replaced by designees of Steel Partners. The Company requested an extension of the July 19, 1996 deadline set forth in the Settlement Agreement. On July 19, 1996, the Steel Parties extended the deadline to August 2, 1996.

     On July 23, 1996, Mr. Muehlberg, Ms. Sunseri, and a representative of Batchelder met with representatives of USDL at their corporate offices in Florida. USDL revised its proposal to provide for $11.75 in cash for each share of outstanding MICA stock. An Agreement and Plan of Merger was drafted reflecting these terms.

     MICA's Board of Directors met on July 26, 1996 to consider the terms of the final draft Agreement and Plan of Merger. That meeting also included a presentation from Batchelder and MICA's legal counsel. MICA's legal counsel reviewed the process of the negotiations that had led to the draft agreement, reviewed the terms and provisions of the draft agreement and answered questions of the Board. A representative of Batchelder made a presentation as to its evaluation of USDL's $11.75 per share cash offer. See "-- Opinion of Financial Advisor." Following the presentation, the Board received the oral opinion (subsequently confirmed in writing) of Batchelder to the effect that the Merger Consideration was fair, from a financial point of view, to the MICA shareholders.

     After further discussion, the Board concluded, based on the opinion of Batchelder and on other factors described below under "-- MICA's Reasons for the Merger; Recommendation of the MICA Board," that the terms of the Merger were fair to, and in the best interests of, the MICA shareholders and unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, authorized the execution thereof and recommended that the MICA shareholders approve the Merger Agreement and the Merger.

     The Merger Agreement was delivered by the respective parties on August 1, 1996, in the form attached hereto as Appendix "A."

MICA'S REASONS FOR THE MERGER; RECOMMENDATION OF THE MICA BOARD

     At a meeting of the Board of Directors, the Board of Directors unanimously
(i) determined that the Merger was fair to, and in the best interests of, the shareholders of MICA; (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby and authorized the execution, delivery and performance thereof by MICA; and (iii) resolved to recommend that the shareholders of MICA approve the Merger Agreement and the transactions contemplated thereby. ACCORDINGLY, THE BOARD OF DIRECTORS OF MICA RECOMMENDS THAT THE SHAREHOLDERS OF MICA APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     In reaching its determination that the Merger is fair to and in the best interests of MICA's shareholders, the Board of Directors of MICA consulted with MICA's management, financial advisors and legal counsel. Set forth below are the material factors that the Board considered in reaching this determination:

          (i) the Board's knowledge of the consolidation efforts currently taking place in the industry which could affect the Company's ability to effectively compete on a stand-alone basis with other companies with significantly greater resources and market share.

          (ii) the Board's publicly announced auction process which allowed for the broadest possible exposure of the Company to potential buyers.

          (iii) that MICA had contact with a large number of potential bidders over an extended period of time in a lengthy "auction" process which yielded the best indication of the Company's value. The Board believed that the most accurate indication of the Company's value was its value as a going concern and that a full and fair auction process yielded the best indication of the Company's value as a going concern.

          (iv) the Board's determination that the consideration to be received by MICA's shareholders reflected an appropriate valuation of MICA taking into consideration the Board's understanding of the Company's operations, financial condition and future prospects.

          (v) that the Merger Consideration represents a 168.6% premium to the share price of MICA Common Stock from the market price one day prior to the 13-D filing of Steel on March 18, 1995, a 56.7% premium to the market price one day prior to the Settlement Agreement date with the Steel Parties on March 19, 1996, and a 28.8% premium to the market price one day prior to the announcement of the Merger on July 17, 1996.

          (vi) the financial presentation of Batchelder, the conclusion of Batchelder that the "auction" process conducted by the Company was full and fair, and the opinion of Batchelder as of August 1, 1996 that the terms of the Merger are fair to the shareholders of MICA from a financial point of view (see "-- Opinion of Financial Advisor"). THE OPINION OF BATCHELDER IS ATTACHED HERETO AS APPENDIX C. THE SHAREHOLDERS OF MICA ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY.

          (vii) that Batchelder is not required to reaffirm its fairness opinion at any time after August 1, 1996.

          (viii) certain terms of the Merger Agreement, including the restrictions on the conduct of MICA's business pending closing, conditions to closing and the significant fees and expenses that would become payable in the event of a termination of the Merger Agreement under certain circumstances (see "The Merger Agreement -- Interim Operations" and
     "-- Waiver, Amendment and Termination"). In addition, the Merger Agreement restricts MICA from soliciting, encouraging or initiating any additional proposals from third parties. Such restrictions placed limits on MICA's management's ability to continue to seek out bidders that would make proposals to acquire or merge with MICA that were more favorable than the proposal made by USDL (see "The Merger Agreement -- No Solicitation").

          (ix) that the Merger Agreement permits MICA to consider unsolicited third party offers to acquire MICA and permits MICA to provide information to and negotiate with such parties and to terminate the Merger Agreement, subject to the payment of significant fees and expenses to USDL, if prior to the Effective Time the MICA Board withdraws or modifies its recommendation in order to permit MICA to execute a definitive agreement relating to a proposal for MICA that the MICA Board determines is more favorable to shareholders than the transactions contemplated by the Merger Agreement (see "The Merger Agreement -- No Solicitation" and "-- Waiver, Amendment and Termination"). Despite the substantial break-up fee MICA would have to pay to USDL if it terminated the Merger Agreement after receiving a proposal more favorable than the terms of the Merger, the MICA Board determined that the terms of the Merger Agreement relating to consideration of unsolicited third party proposals were favorable to MICA's shareholders. If MICA were to receive a proposal more favorable than USDL's, the MICA Board could terminate the Merger Agreement and recommend the new proposal to MICA's shareholders without the prospect of boundless breach of contract liability to USDL.

          (x) the availability of dissenters' rights to the MICA shareholders who vote against approval of the Merger Agreement and perfection of such rights under the applicable provisions of the CCC. (See "-- Rights of Dissenting Shareholders").

          (xi) that the MICA Board did not create a special committee to evaluate the Merger.

          (xii) the likelihood that the Merger would be consummated, including the likelihood of satisfying the conditions to the consummation of the Merger contained in the Merger Agreement and the financial condition of USDL.

     THE BOARD UNANIMOUSLY HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF MICA'S SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT MICA'S SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. SEE "-- CONDUCT OF BUSINESS IF MERGER IS NOT CONSUMMATED" FOR A DISCUSSION OF CERTAIN EFFECTS ON THE COMPANY IF THE MERGER IS NOT APPROVED BY A MAJORITY OF THE OUTSTANDING SHARES OF MICA COMMON STOCK.

     In view of the variety of factors considered by the MICA Board in connection with its evaluation of the proposed Merger, the MICA Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, the Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it. On balance, however, the Board viewed the factors set forth in items (i), (ii), (iii), (iv), (v), (vi), (ix), (x) and (xii) as favorable to its decision, the matters set forth in items (vii) and (viii) as unfavorable to its decision, and the matter set forth in item (xi) as neutral to its decision.

OPINION OF FINANCIAL ADVISOR

     In General. On January 5, 1996, MICA retained Batchelder to advise MICA with regard to certain shareholder matters, and on March 24, 1996 MICA engaged Batchelder to assist MICA in its consideration and evaluation of possible transactions. Batchelder assisted MICA's Board in its review of, and participated in the negotiation of, the Merger. In July 1996, MICA's Board asked Batchelder to render an opinion as to the fairness of the Merger to the holders of MICA Common Stock from a financial point of view. MICA's Board did not place limitations on the investigations to be made or the procedures to be followed by Batchelder in preparing and rendering its opinion. Batchelder did not recommend the form or amount of consideration to be paid in the Merger, which was determined through arm's length negotiations between MICA and USDL.

     On August 1, 1996 Batchelder delivered its written opinion to the Board of Directors of the Company that, as of the date of the opinion, the $11.75 per share of MICA Common Stock in cash to be received by the holders of shares of MICA Common Stock pursuant to the Merger Agreement is fair to such holders.

     The full text of the written opinion of Batchelder, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C hereto and is incorporated herein by reference. Shareholders are urged to, and should, read such opinion in its entirety and consider it carefully. The Batchelder opinion is directed to MICA's Board and does not constitute a recommendation to any individual shareholder as to how such shareholder should vote at the Special Meeting. The summary of Batchelder's opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     Batchelder relied upon and assumed without independent verification the accuracy and completeness of all publicly available financial information and all financial information furnished or otherwise communicated to it by MICA. Batchelder did not make any appraisal of the assets of MICA. Batchelder's opinion does not address the underlying business decision to enter into the Merger.

     In connection with its opinion, Batchelder reviewed, among other things,
(i) the Merger Agreement; (ii) the most recently available Annual Reports to Shareholders and Annual Reports on Forms 10-K of MICA; (iii) certain interim reports to shareholders and Quarterly Reports on Forms 10-Q of MICA; (iv) certain other communications from MICA to its shareholders; and (v) certain internal financial analyses and forecasts of MICA prepared by management. Batchelder also met with the management team of MICA to discuss its businesses and business prospects. Batchelder assumed that all financial projections provided by MICA were based upon assumptions reflecting the best, currently available estimates and good faith judgments of management as to the future performance of MICA and that the management of MICA did not have any information or beliefs that would make the projections materially misleading.

     The following is a summary of certain of the financial analyses used by Batchelder in connection with providing its written opinion to the Board of Directors of the Company on August 1, 1996.

     Common Stock Performance. Batchelder's analysis of MICA's common stock performance included a historical analysis of closing prices and trading volumes for the period beginning March 15, 1995, and ending July 24, 1996, which indicated a high of $11.75, a low of $4.06, and an average of $7.94 for the period, and the period beginning July 26, 1991 and ending July 19, 1996, which indicated a high of $68.75, a low of $2.19, and an average of $10.91 for the period. Batchelder's analysis of MICA's common stock performance also included a historical analysis of MICA's indexed performance relative to the S&P 500 and an index of the Selected Companies (hereinafter defined) (i) for the period beginning March 18, 1996 and ending July 24, 1996, (ii) for the period beginning January 25, 1996 and ending July 24, 1996, (iii) for the period beginning July 24, 1995 and ending July 24, 1996, and (iv) for the period beginning July 29, 1994 and ending July 19, 1996. In all periods (i) though (iv), MICA and the Selected Companies index outperformed the S&P 500, and MICA outperformed the Selected Companies index in every period analyzed except period (ii) above.

     Analysis of Purchase Price. Batchelder prepared a financial analysis of the Merger and calculated the aggregate consideration and various financial multiples based upon the cash consideration of $11.75 per share of MICA Common Stock. For purposes of the analysis, multiples of enterprise value to revenue, EBITDA and EBIT (with and without minority interest and equity in net income of unconsolidated entities), and aggregate value to pre-tax and net income were calculated for the fiscal year ended December 31, 1995, the latest twelve months ending March 31, 1996 ("LTM"), and the estimates of management of the Company's fiscal year ending December 31, 1996 ("Estimated 1996"). These multiples were calculated for the above periods using the consolidated financial statements of the Company and certain Company prepared consolidating statements which separated the Company's diagnostic medical centers and fee-for-service ("FFS") business segments. Batchelder analyzed MICA with and without FFS due to the substantial decline in the FFS business segment in the last three years, expiration of certain FFS contracts, financial capital required to renew such contracts, and the uncertainty associated with MICA's ability to maintain a historical level of cash flow associated with such FFS business. The multiples were as follows: (i) enterprise value as a multiple of consolidated revenue - 1.1x, 1.2x, 1.5x, for 1995, LTM and Estimated 1996, respectively, and enterprise value as a multiple of the Company's revenue excluding FFS - 1.6x, 1.6x, 1.6x, for 1995, LTM and Estimated 1996, respectively; (ii) enterprise value as a multiple of consolidated EBITDA - 3.6x, 3.8x, 4.4x, for 1995, LTM, and Estimated 1996, respectively, and enterprise value as a multiple of the Company's EBITDA excluding FFS - 7.0x, 6.8x, 6.1x, for 1995, LTM, and Estimated 1996, respectively; (iii) enterprise value as a multiple of consolidated EBIT excluding minority interest and equity in net income of unconsolidated entities
- -11.5x, 11.0x, 8.6x, for 1995, LTM, and Estimated 1996, respectively; (iv) enterprise value as a multiple of the Company's EBIT excluding FFS and without minority interest and equity in net income of unconsolidated entities - 30.1x, 25.5x, 14.7x, for 1996, LTM and Estimated 1996, respectively; (v) enterprise value to consolidated EBIT with minority interest and equity in net income of unconsolidated entities - 9.6x, 9.6x, 7.6x, for 1995, LTM and Estimated 1996 respectively; (vi) enterprise value as a multiple of the Company's EBIT excluding FFS with minority interest and equity in net income of unconsolidated entities - 18.5x, 18.1x, 11.6x, for 1995, LTM, and Estimated 1996, respectively;
(vii) aggregate value as a multiple of consolidated adjusted pre-tax income - 15.8x, 20.9x, 7.6x, for 1995, LTM, and Estimated 1996, respectively; (viii) aggregate value as a multiple of the Company's adjusted pre-tax income excluding FFS - 170.1x, 101.7x, 15.2x, for 1995, LTM, and Estimated 1996, respectively;
(ix) aggregate value as a multiple of consolidated pre-tax income - 6.4x, 7.1x, 7.6x, for 1995, LTM, and Estimated 1996, respectively; (x) aggregate value as a multiple of the Company's pre-tax income excluding FFS - 170.1x, 101.7x, 15.2x, for 1995, LTM and Estimated 1996, respectively; and (xi) the $11.75 price per share as a multiple of earnings per share - 6.4x, 7.5x, for LTM, and Estimated 1996, respectively.

     Selected Companies Analysis. Batchelder reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples of seven publicly traded corporations: Alliance Imaging, Health Images, Medical Resources, NMR of America, USDL, American Health Services and Advanced NMR (the "Selected Companies"). The selected companies were chosen because they are publicly traded companies (with the exception of American Health Services which was merged with Maxum on July 17, 1996 to form Insight) with operations that for purposes of analysis may be considered similar to the Company. Batchelder calculated and compared various financial multiples and ratios. The multiples for each of the Selected Companies were based on the most recent fiscal year and the most recent publicly available information. With respect to the Selected Companies, Batchelder considered enterprise value (i.e., market value of common equity plus preferred stock, plus debt, less cash) as a multiple of latest fiscal year and LTM revenues, as a multiple of latest fiscal year and LTM EBITDA, as a multiple of latest fiscal year and LTM EBIT without minority interest and equity in net income of unconsolidated entities, and latest fiscal year and LTM EBIT with minority interest and equity in net income of unconsolidated entities. Batchelder's analysis of the Selected Companies indicated enterprise value multiples of latest fiscal year revenues, which ranged from a low of 1.25x to a high of 2.35x, with a median of 1.49x; LTM revenues, which ranged from a low of 1.27x, to a high of 2.35x, with a median of 1.38x; latest fiscal year EBITDA, which ranged from a low of 4.84x, to a high of 6.48x, with a median of 5.62x; LTM EBITDA, which ranged from a low of 4.74x to a high of 6.99x, with a median of 5.76x; latest fiscal year EBIT without minority interest and equity in net income of unconsolidated entities, which ranged from a low of 6.78x, to a high of 20.86x, with a median of 10.58x; LTM EBIT without minority interest and equity in net income of unconsolidated entities, which ranged from a low of 6.78x, to a high of 15.44x, with a median of 11.70x; latest fiscal year EBIT with minority interest and equity in net income of unconsolidated entities, which ranged from a low of 7.32x, to a high of 20.86x with a median of 10.74x; and LTM EBIT with minority interest and equity in net income of unconsolidated entities, which ranged from a low of 7.32x, to a high of 16.41x, with a median of 11.91x. Batchelder considered market capitalization as a multiple of adjusted pre-tax, and pre-tax income for the latest fiscal year and LTM. Batchelder's analysis of the Selected Companies indicated market capitalization multiples of latest fiscal year adjusted pre-tax income, which ranged from a low of 8.54x, to a high of 10.68x, with a median of 9.76x; LTM adjusted pre-tax income, which ranged from a low of 8.53x, to a high of 18.78x, with a median of 9.54x; latest fiscal year pre-tax income, which ranged from a low of 8.24x to a high of 16.21x, with a median of 10.68x; and LTM pre-tax income, which ranged from a low of 8.24x, to a high of 18.78x, with a median of 9.91x. Batchelder also considered for the Selected Companies LTM price/earnings ratios, which ranged from a low of 13.41x to a high of 237.5x, with a median of 14.22x; estimated fiscal year 1996 price/earnings ratios (based on 1995 IBES median estimates), which ranged from a low of 9.82x, to a high of 22.5x, with a median of 12.84x.

     Selected Transactions Analysis. Batchelder analyzed certain information relating to four selected transactions in the imaging center industry for which financial data was available (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions (i) enterprise value as a multiple of revenue ranged from a low of 1.4x, to a high of 2.2x with a mean of 1.7x and a median of 1.7x, compared to enterprise value to be received in the Merger as a multiple of 1995 revenue of 1.1x, Estimated 1996 revenues of 1.5x, 1995 revenues without FFS of 1.6x, and Estimated 1996 revenues without FFS of 1.6x; (ii) enterprise value as a multiple of EBITDA ranged from a low of 4.3x, to a high of 7.6x, with a mean of 6.3x, and a median of 6.6x, compared to enterprise value to be received in the Merger as a multiple of 1995 EBITDA of 3.6x, Estimated 1996 EBITDA of 4.4x, 1995 EBITDA without FFS of 7.0x, and Estimated 1996 EBITDA without FFS of 6.1x; (iii) enterprise value as a multiple of EBIT ranged from a low of 9.4x, to a high of 16.9x, with a mean of 12.8x, and a median of 12.5x, compared to enterprise value to be received in the Merger as a multiple of 1995 EBIT of 11.4x, Estimated 1996 EBIT of 8.6x, 1995 EBIT without FFS of 30.1x, and Estimated 1996 EBIT without FFS of 14.7x; (iv) equity value as a multiple of pre-tax income ranged from a low of 8.4x, to a high of 20.4x, with a mean of 13.6x, and a median of 12.8x, compared to equity value to be received in the Merger as a multiple of 1995 pre-tax income of 5.8x, Estimated 1996 pre-tax income of 7.0x, 1995 pre-tax income without FFS of 156.7x, and Estimated 1996 pre-tax income without FFS of 14.0x; (v) equity value as a multiple of net income ranged from a low of 9.4x to a high of 24.1x, with a mean of 17.5x, and a median of 18.2x, compared to equity value to be received in the Merger as a multiple of net income for 1995 of 6.0x,

Estimated 1996 of 7.0x, with 1995 and Estimated 1996 without FFS net income multiples indicating not meaningful results; and (vi) equity value as a multiple of book value ranging from a low of 0.9x, to a high of 3.8x, compared to equity value to be received in the Merger as a multiple of 1995 book value of 11.3x.

     Premiums Analysis. Batchelder compared certain premiums represented by the Merger price to premiums offered in 38 completed acquisitions of $30 million to $80 million in size (the "Comparable Acquisitions") which were announced from the beginning of 1995 to date ended July 19, 1996. Such analysis indicated that for the Comparable Acquisitions, (i) premiums to market price one day prior to announcement ranged from a low of (29.0%), to a high of 127.2%, with a mean of 35.0% and a median of 33.2%, compared to the Merger price premium of 168.6% to market price one day prior to the 13-D filing of Steel of March 18, 1995 (the "13-D Date"), 56.7% to market price one day prior to the settlement agreement date with the Steel Parties of March 19, 1996, (the "Settlement Date"), and 28.8% to market price one day prior to the announcement of the Merger price of July 17, 1996 (the "Announcement Date"); (ii) premiums to market price one week prior to announcement ranged from a low of (24.9%), to a high of 147.1%, with a mean of 39.6% and a median of 33.9%, compared to the Merger price premium of 168.6% to market price one week prior to the 13-D Date, 67.9% one week prior to the Settlement Date, and 17.5% one week prior to the Announcement Date; (iii) premiums to market price one month prior to announcement ranged from a low of (14.4%), to a high of 189.5%, with a mean of 50.1%, and a median of 44.9%, compared to the Merger price premium of 189.2% one month prior the 13-D Date, 37.0% one month prior to the Settlement Date, and 16.0% one month prior to the Announcement Date.

     The summary of Batchelder's analysis set forth above does not purport to be a complete description of the analysis performed by Batchelder. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and therefore, such analyses are not readily susceptible to summary description. Batchelder notes its belief that its analyses must be considered as a whole and that selecting portions of its analyses and of the other factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying its opinion. In its analyses, Batchelder made certain assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MICA. Batchelder's opinion and its financial analyses were among several factors considered by the Board of Directors of MICA in its evaluation of Merger.

     Batchelder is an investment banking firm engaged in, among other things, the valuation of businesses in connection with mergers and acquisitions. MICA's Board selected Batchelder as its financial advisor based on the recommendation of MICA's outside legal counsel and because the principals of Batchelder have substantial experience in transactions similar to the Merger and are familiar with MICA and its business. Batchelder had not previously rendered services or engaged in any transaction with MICA or its affiliates prior to January 5, 1996.

     Pursuant to the terms of an engagement letter dated January 5, 1996, MICA agreed to pay Batchelder $200,000 for advising MICA with regard to certain shareholder matters, and also agreed to reimburse Batchelder for its reasonable out-of-pocket expenses, including all reasonable fees and disbursements of counsel up to $10,000, and to indemnify Batchelder and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under federal securities law. In addition, pursuant to the terms of a subsequent engagement letter dated March 24, 1996, MICA also agreed to pay Batchelder an additional fee upon consummation of a Sale Transaction, which includes the transaction contemplated by the Merger Agreement, in the approximate amount of $620,000. No additional fees will be paid to Batchelder in connection with the Merger. Because the engagement letter dated March 24, 1996 between MICA and Batchelder provides for separate consideration (which is creditable against the Sale Transaction fee) to Batchelder for rendering its fairness opinion, and given the fact that a portion of Batchelder's fee is contingent upon completion of the Merger, Batchelder arguably has a conflict of interest in rendering a fairness opinion on the terms of the Merger.

REASONS OF USDL AND MERGER SUB FOR THE MERGER

     USDL has been actively seeking to acquire additional Imaging Centers. USDL has determined that the Merger is in its best interests because MICA will add several centers in California and Florida, where USDL has significant operations and desires to increase its network in order to negotiate statewide agreements with managed care providers. After the acquisition, USDL intends to consolidate operations to reduce overhead and increase MICA's cash flow, which is currently in excess of its net income. In addition, USDL believes that it has the expertise to restructure and increase the profitability of certain of MICA's fixed site operations that are currently operating on a breakeven or marginally profitable basis.

CERTAIN EFFECTS OF THE MERGER

     In General. If the Merger is approved by the MICA shareholders, at the Effective Time, the MICA shareholders will cease to be shareholders of MICA and will not share in the future earnings or growth of MICA. Instead, each shareholder (other than those shareholders holding shares as to which dissenters' rights are perfected) will be entitled to receive the Merger Consideration in exchange for his or her shares of MICA Common Stock upon surrender of his or her stock certificates.

     After the Merger, MICA's Board of Directors will be filled by individuals designated by USDL. The Merger Agreement provides that the officers of MICA at the Effective Time will remain the officers of the surviving corporation after the Merger, in each case until their respective successors are duly appointed or elected and qualified.

     As a result of the Merger, MICA will become a wholly owned subsidiary of USDL, the registration of MICA's Common Stock under the Exchange Act will be terminated and MICA Common Stock will cease to be reported on the OTC Bulletin Board.

     Acceleration of Due Date for Certain Debentures. As of August 1, 1996, MICA has approximately $5,400,000 in debentures outstanding (the "Debentures"). The Debentures were issued pursuant to (i) that certain Convertible Subordinated Debentures Purchase Agreement dated May 10, 1989 between MICA and various debenture holders, and (ii) that certain Indenture Agreement dated May 10, 1989 between MICA and American National Bank and Trust Company of Chicago (collectively, the "Debenture Agreements"). The Debenture Agreements require MICA to offer to prepay the Debentures in the event of a "change in control" of MICA, which is defined to include the consummation of the transaction contemplated by the Merger Agreement. USDL understands the prepayment obligation under the Debenture Agreements.

CONDUCT OF BUSINESS AFTER THE MERGER

     USDL has no specific plans or proposals for MICA following the Merger. It is currently expected that, following the Merger, the business and operations of MICA will be continued by MICA substantially as they are currently being conducted. USDL will continue to evaluate MICA's business and operations following the Merger and will make such changes as are deemed appropriate.

     After the Merger, USDL intends to consolidate MICA's Long Beach and Orlando Imaging Centers with USDL's Imaging Centers located nearby. In addition, USDL intends to restructure certain provider agreements to modify the economic terms and extend their duration, with the intent of increasing profitability and sharing economic risk.

CONDUCT OF BUSINESS IF THE MERGER IS NOT CONSUMMATED

     Pursuant to the Settlement Agreement, if the Merger is not consummated by November 19, 1996, the current members of MICA's Board of Directors must resign from their positions and be replaced by designees of the Steel Parties. See "The Merger -- Background of the Merger." Under the terms of MICA's Debentures, MICA is obligated to offer to prepay the Debentures in the event of a "change in control" of MICA. "Change in control" is defined to include the acquisition by any person or group of persons of the power to elect, appoint or cause the election of at least a majority of the members of the Board of Directors. In the opinion of MICA's legal advisors, if the designees of the Steel Parties constitute the entire Board, it would trigger such a "change in control," which, in turn, would give rise to the prepayment obligation. Steel has advised MICA that it and its legal advisors disagree with this conclusion and have concluded that no "change in control" would occur for purposes of the Debentures if Steel assumes control of the Board and hence that no prepayment obligation would be triggered.

     In light of the favorable interest rate MICA is currently paying on the Debentures and the fact that the conversion price is significantly above the current market price of the MICA Common Stock, if a "change in control" under the Debentures is triggered, the Board believes that most, if not all, of the holders of the Debentures would elect prepayment of their Debentures. If MICA were required to prepay all of the Debentures, MICA would be forced to use substantially all of its current cash balances, and its ability to effect certain business combinations and to pursue attractive transactions would be limited. Any failure to meet the prepayment obligation in the Debentures would result in an event of default under the Debentures.

     In addition, if the Merger is not consummated, USDL may purchase MICA Common Stock from time to time, subject to availability at prices deemed acceptable to USDL, pursuant to a merger transaction, tender offer, open market or privately negotiated transactions or otherwise on terms more or less favorable to the MICA shareholders than the terms of the Merger. However, USDL has made no determination as to any future transactions if the Merger is not consummated.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Improvements Act of 1976, as amended (the "Hart-Scott Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and specified waiting period requirements have been satisfied. USDL and MICA filed premerger notification and report forms with the FTC and Antitrust Division on September 13, 1996.

     Generally, the waiting period under the Hart-Scott Act would expire on October 13, 1996 (thirty days after the date of filing), unless the period is terminated sooner pursuant to USDL's and MICA's request for early termination of the waiting period. On September 24, 1996, the FTC granted early termination of the waiting period.

     At any time before or after consummation of the Merger, and notwithstanding the satisfaction of the Hart-Scott Act requirements, the FTC or the Antitrust Division or any state could take action under the federal or state antitrust laws to seek to enjoin consummation of the Merger. Private parties may also seek to take legal action under the antitrust laws.

     Based on the information available to them, USDL and MICA believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or that, if such a challenge were made, USDL and MICA would prevail.

     MICA and USDL do not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than the filing of a Certificate of Merger with the Secretary of State of the State of California. Other than as described above, MICA and USDL are not aware of any license or regulatory permit which is material to the business of MICA and which is likely to be adversely affected by consummation of the Merger or of any approval or other action by any state, federal or foreign government or governmental agency (other than routine re-licensing procedures) that would be required prior to the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

     In considering the recommendation of the Board of Directors of MICA with respect to approval of the Merger Agreement, the shareholders of MICA should be aware that certain members of MICA's management and Board of Directors have interests in the Merger which are different from, or in addition to, the interests of MICA's shareholders generally. The Board of Directors of MICA was aware of these interests and considered them in approving the Merger, the Merger Agreement, and the transactions contemplated thereby.

     MICA and certain of its current executive officers have entered into severance agreements pursuant to which those who are involuntarily terminated other than for cause are eligible to receive a severance payment equal to (i) the payment of the equivalent of one year's salary, car allowance, and prior year's bonus and (ii) the provision of employment benefits for the 12-month period following the last day of employment with MICA. In addition, the Merger Agreement provides that USDL will continue to recognize certain employment agreements entered into by MICA or adopted by MICA's Board. See "The Merger Agreement -- Employment and Severance Arrangements."

     The Merger Agreement provides that the officers of MICA at the Effective Time of the Merger shall be the officers of MICA after the Merger, until their respective successors are duly elected or appointed and qualified. See
"-- Certain Effects of the Merger."

     MICA's existing directors and officers will receive the benefit of continued indemnification by USDL and the surviving corporation. For a discussion of the indemnification of, and insurance for, directors and officers of MICA, see "The Merger Agreement -- Indemnification of Officers and Directors."

     For a discussion of the financial advisory fees payable to Batchelder, and information regarding its relationship with MICA, see "-- Opinion of Financial Advisor."

     In connection with the Merger, (i) MICA stock options will be converted into the right to receive a portion of the Merger Consideration in cancellation and settlement of such MICA stock options, and (ii) USDL has agreed to assume the duties and obligations of MICA with respect to MICA warrants which remain outstanding as of the Effective Time, provided that the MICA warrants will only be exercisable for the Merger Consideration after such date. Certain directors and officers of MICA own MICA stock options or MICA warrants which will be converted into the right to receive a portion of the Merger Consideration on the same terms as all other MICA stock options and MICA warrants. See "The Merger Agreement -- Treatment of Stock Options and Warrants."

RIGHTS OF DISSENTING SHAREHOLDERS

  In General

     The rights of shareholders who dissent in connection with the Merger are governed by specific legal provisions contained in Chapter 13 (Sections 1300-1312) of the CCC, the text of which is attached as Appendix B hereto. The description of dissenters' rights contained in this Proxy Statement is qualified in its entirety by reference to those sections of the CCC.

     If the Merger is completed, certain of the shareholders who object to the Merger and who have fully complied with all applicable provisions of Chapter 13 of the CCC may have the right to require MICA to purchase the shares of MICA Common Stock held by them for cash at the fair market value of those shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the Merger. Persons who are beneficial owners of shares of MICA Common Stock but whose shares are held by another person, such as a broker or nominee, should instruct the record holder to follow the procedures outlined below if such persons wish to dissent with respect to any or all of their shares. Under the CCC, no shareholder who is entitled to exercise dissenters' rights has any right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had been legally voted in favor of the Merger.

     Shares of MICA Common Stock must be purchased by MICA upon demand from a dissenting shareholder if all applicable requirements are complied with, but only if (a) demands for payment are filed with respect to 5% or more of the outstanding shares of such MICA Common Stock, or (b) the shares are subject to a restriction on transfer imposed by MICA or by any law or regulation.

     MICA is not aware of any restriction on transfer of any of the shares of MICA Common Stock except restrictions that may be imposed upon shareholders who are deemed to be "affiliates" of MICA as that term is defined in Rule 144 under the Securities Act. Those shareholders who believe there is some such restriction affecting their shares should consult with their own legal counsel as to the nature and extent of any dissenters' rights they may have.

     For a MICA shareholder to exercise the right to have MICA purchase his or her shares of MICA Common Stock, the procedures to be followed under Chapter 13 of the CCC include the following requirements:

          (i) The shareholder of record must have voted the shares against the Merger. It is not sufficient to abstain from voting. However, the shareholder may abstain as to part of his or her shares or vote part of those shares for the Merger without losing the right to have purchased those shares which were voted against the Merger.

          (ii) Any such shareholder who voted against the Merger, and who wishes to have purchased his or her shares that were voted against the Merger, must make a written demand to have MICA purchase those shares for cash at their fair market value. The demand must include the information specified below and must be received by MICA or its transfer agent not later than the date of the Special Meeting.

     Within ten days after the approval of the Merger by MICA shareholders, the respective holders of shares of MICA Common Stock who voted against the Merger and made a timely demand for purchase (and who are entitled to require MICA to purchase their shares because either (i) holders of 5% or more of the outstanding shares filed demands by the date of the Special Meeting or (ii) the shares are restricted as to transfer) must be notified by MICA of the approval and MICA must offer all of these shareholders a cash price for their shares MICA considers to be the fair market value of the shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. The notice also must contain a brief description of the procedures to be followed under Chapter 13 of the CCC in order for a shareholder to exercise the right to have MICA purchase his or her shares and attach a copy of the relevant provisions of the CCC.

  Demand for Purchase

     Merely voting or delivering a proxy directing a vote against the approval of the Merger does not constitute a demand for purchase. A written demand is essential.

     In all cases, the written demand that the dissenting shareholder must deliver to MICA must:

          (i) be made by the person who was the shareholder of record on the record date set for voting on the Merger (or his or her duly authorized representative) and not by someone who is merely a beneficial owner of the shares and not by a shareholder who acquired the shares subsequent to the record date;

          (ii) state the number and class of dissenting shares; and

          (iii) include a demand that MICA purchase the shares at what the shareholder claims to be the fair market value of such shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. It is MICA's position that this day is July 31, 1996. A shareholder may take the position in the written demand that a different date is applicable. The shareholder's statement of fair market value constitutes an offer by such dissenting shareholder to sell the shares to MICA at such price.

     In addition, it is recommended that the following conditions be complied with to ensure that the demand is properly executed and delivered:

          (i) The demand should be sent by registered or certified mail, return receipt requested.

          (ii) The demand should be signed by the shareholder of record (or his or her duly authorized representative) exactly as his or her name appears on the stock certificates evidencing the shares.

          (iii) A demand for the purchase of shares owned jointly by more than one person should identify and be signed by all such holders.

          (iv) Any person signing a demand for purchase in any representative capacity (such as attorney-in-fact, executor, administrator, trustee or guardian) should indicate his or her title and, if MICA so requests, furnish written proof of his or her capacity and authority to sign the demand.

     A shareholder may not withdraw a demand for payment without the consent of MICA. Under the terms of the CCC, a demand by a shareholder is not effective for any purchase unless it is received by MICA (or any transfer agent thereof).

  Other Requirements

     Within 30 days after the date on which the notice of the approval of the Merger is mailed by MICA to its shareholders, the shareholder's certificates representing any shares which the shareholder demands be purchased must be submitted to MICA at its principal office, or at the office of any transfer agent thereof, to be stamped with a statement that the shares are dissenting shares. Upon subsequent transfer of these shares, the new certificates will be similarly stamped, together with the name of the original dissenting shareholder.

     If MICA and a dissenting shareholder agree that the shares held by such shareholder are eligible for dissenters' rights and agree upon the price of such shares, the dissenting shareholder is entitled to receive from MICA the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Note that the Merger Agreement requires MICA to obtain the prior written consent of USDL before MICA agrees to settle or compromise any claim for dissenters' rights. See "The Merger Agreement -- Covenants; Confidentiality." Any agreement fixing the fair market value of dissenting shares as between MICA and the holders thereof must be filed with the Secretary of MICA at the address set forth below. Subject to certain provisions of Section 1306 and Chapter 5 of the CCC, payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or within 30 days after the statutory or contractual conditions to the Merger are satisfied, whichever is later. Cash dividends declared and paid by MICA upon the dissenting shares after the date of approval of the Merger by its shareholders and prior to payment for the shares shall be credited against the total amount to be paid by MICA.

     If MICA and a dissenting shareholder fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then either the shareholder or MICA may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six months after the date on which the respective notice of approval is mailed to the shareholders. If a complaint is not filed within six months, the shares will lose their status as dissenting shares. Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court will first decide this issue. If the fair market value of the shares is in dispute, the court will determine, or shall appoint one or more impartial appraisers to assist in its determination of, the fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed 125% of the price offered to the shareholder, MICA will be required to pay such costs.

     Any demands, notices, certificates or other documents required to be delivered to MICA may be sent to the Secretary, Medical Imaging Centers of America, Inc., 9444 Farnham Street, Suite 100, San Diego, California 92123.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a summary of certain federal income tax consequences of the Merger to MICA shareholders. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations (including Proposed Regulations and Temporary Regulations) promulgated thereunder, official pronouncements and judicial decisions, all as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not purport to discuss all tax consequences of the Merger to all MICA shareholders. In particular, the summary does not discuss the tax consequences of the Merger to any MICA shareholder that is an insurance company, tax-exempt organization, financial institution, foreign person or broker dealer or who acquired his or her shares upon the exercise of options or otherwise as compensation.

     The receipt of cash by a shareholder of MICA in exchange for MICA Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. In general, a shareholder will recognize a gain or loss equal to the difference, if any, between the amount of cash received for his or her stock in the Merger (i.e., $11.75 per share) and the shareholder's adjusted tax basis in such stock. A shareholder will recognize such gain or loss as of the Effective Time. In general, such gain or loss will be a capital gain or loss, provided the stock is a capital asset in the hands of the holder at the Effective Time, and will be a long-term capital gain or loss if the stock has been held for more than one year at such time.

     USDL or the Payment Agent will be required to withhold 31 percent of the gross proceeds payable to a shareholder or other payee in the Merger unless the shareholder or payee provides in a properly completed substitute Form W-9 his or her taxpayer identification number and certifies under penalties of perjury that such number is correct and that the shareholder is not subject to backup withholding, unless an exemption applies under applicable law and regulations. Therefore, unless such an exemption exists and is demonstrated in a manner satisfactory to USDL or its Payment Agent in accordance with the instructions that will accompany the substitute Form W-9, each shareholder should complete and sign the substitute Form W-9 that will be made available to the shareholder with the letter of transmittal, so as to provide the information and certification necessary to avoid backup withholding. See "The Merger
Agreement -- Conversion of Shares; Surrender of Stock Certificates; Payment for Shares."

     EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN HIS OR HER INDIVIDUAL CIRCUMSTANCES AND WITH RESPECT TO THE STATE, LOCAL OR OTHER INCOME TAX CONSEQUENCES OF THE MERGER. FURTHER, ANY SHAREHOLDER WHO IS A CITIZEN OF A COUNTRY OTHER THAN THE UNITED STATES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX TREATMENT IN SUCH COUNTRY OF THE MERGER AND WITH RESPECT TO THE QUESTION OF WHETHER THE TAX CONSEQUENCES DESCRIBED ABOVE MAY BE ALTERED BY REASON OF THE PROVISIONS OF THE INTERNAL REVENUE CODE APPLICABLE TO FOREIGN PERSONS OR THE PROVISIONS OF ANY TAX TREATY APPLICABLE TO SUCH SHAREHOLDER.

FINANCING THE MERGER

     If the Merger is consummated, the total amount of the Merger Consideration to be paid to the MICA shareholders and estimated fees and expenses payable by USDL will be approximately $38 million. Merger Sub will obtain the necessary funds to consummate the Merger and pay related fees and expenses from the general corporate funds of USDL. USDL has represented to MICA that it has sufficient funds to pay the Merger Consideration. USDL will provide such funds to Merger Sub prior to the Effective Time.

EXPENSES OF THE TRANSACTION

     The following is an estimate of the costs and expenses incurred or expected to be incurred in connection with the Merger. The costs and expenses set forth below do not include costs represented by salaries and wages of regular employees and officers of MICA.

    Commission Filing Fees...................................................  $    7,462
    Legal Fees and Expenses(1)...............................................     150,000
    General Investment Banking Fees and Expenses(2)..........................     200,000
    Other Investment Banking Fees and Expenses(3)............................     630,000
    Solicitation Fees........................................................      10,000
    Printing and Mailing.....................................................      20,000
    Accounting Fees and Expenses.............................................      10,000
    Miscellaneous............................................................      15,000
                                                                                 --------
              Total..........................................................  $1,042,462
                                                                                 ========

- ---------------
(1) Includes fees of counsel for MICA and USDL.

(2) Includes fees to be paid to Batchelder for advising MICA with regard to certain shareholder matters, pursuant to an engagement letter dated January 5, 1995. See "-- Opinion of Financial Advisor."

(3) Includes approximate fees to be paid to Batchelder pursuant to the terms of a subsequent engagement letter dated March 24, 1995. See "-- Opinion of Financial Advisor."

     Under the Merger Agreement, generally all costs and expenses incurred by MICA, USDL, and Merger Sub will be paid by the party that has incurred such costs and expenses. However, if the Merger Agreement is terminated for certain reasons specified in the Merger Agreement, MICA is required to reimburse Merger Sub for all out-of-pocket expenses and fees up to $200,000 incurred by Merger Sub in connection with the Merger. See "The Merger Agreement -- Fees and Expenses."

                            SELECTED FINANCIAL DATA

     The following table sets forth summary selected historical consolidated financial information for MICA and its subsidiaries for the six-month periods ended June 30, 1996 and 1995, and each of the five years in the period ended December 31, 1995. The consolidated financial data for the six months ended June 30, 1996 and 1995 are derived from the unaudited consolidated financial information of MICA. In management's opinion, this unaudited information has been prepared on a basis consistent with the audited consolidated financial statements of MICA. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of results which may be expected for the entire year. The consolidated financial data of MICA for each of the five years in the period ended December 31, 1995 are derived from the audited consolidated financial statements of MICA.

                                    SIX MONTHS ENDED
                                        JUNE 30,                        YEAR ENDED DECEMBER 31,
                                   ------------------    ------------------------------------------------------
                                    1996       1995       1995       1994        1993        1992        1991
                                   -------    -------    -------    -------    --------    --------    --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED INCOME STATEMENT DATA:
Total revenues...................  $18,449    $26,045    $46,537    $57,306    $ 68,797    $ 84,558    $ 88,079
Medical services revenues........  $18,066    $23,773    $43,192    $55,440    $ 65,786    $ 74,258    $ 73,926
Income (loss) before
  extraordinary gain.............  $ 1,217    $ 1,475    $ 5,656    $(1,810)   $(29,613)   $(20,342)   $(10,449)
Extraordinary gain, net of tax...  $   382    $    --    $    --    $ 1,316    $     --    $     --    $     --
Net income (loss)................  $ 1,599    $ 1,475    $ 5,656    $  (494)   $(29,613)   $(20,342)   $(10,449)
DATA PER COMMON SHARE:
Net income (loss) per share (1)
  Primary
    Income (loss) before
      extraordinary gain.........  $  0.43    $  0.58    $  2.19    $ (0.75)   $ (12.54)   $  (8.62)   $  (4.51)
    Extraordinary gain...........  $  0.14    $  0.00    $  0.00    $  0.55    $   0.00    $   0.00    $   0.00
    Net income (loss)............  $  0.57    $  0.58    $  2.19    $ (0.20)   $ (12.54)   $  (8.62)   $  (4.51)
  Fully diluted earnings per
    share........................  $  0.56    $  0.55    $  1.96    $ (0.20)   $ (12.54)   $  (8.62)   $  (4.51)
Weighted average primary shares
  outstanding....................    2,818      2,545      2,585      2,426       2,361       2,360       2,316
Weighted average fully diluted
  shares outstanding.............    3,312      3,337      3,219      2,426       2,361       2,360       2,316
SELECTED BALANCE SHEET DATA:
Cash.............................  $ 4,696    $ 6,573    $10,732    $ 8,524    $  8,182    $  4,862    $  7,328
Working capital (deficit)........  $ 1,164    $(1,826)   $   337    $(1,728)   $  3,421    $   (673)   $  9,046
Total assets.....................  $30,097    $42,173    $39,648    $53,469    $ 65,697    $108,928    $125,567
Convertible debentures (including
  current portion)...............  $ 5,400    $ 8,200    $ 8,200    $11,000    $ 11,000    $ 11,000    $ 11,000
Long-term debt and capital lease
  obligations....................  $ 8,361    $18,469    $11,182    $25,206    $ 35,509    $ 45,120    $ 43,706
Shareholders' equity (net capital
  deficiency)....................  $ 5,783    $(1,323)   $ 3,013    $(2,861)   $ (2,370)   $ 27,243    $ 46,715

- ---------------
(1) The company effected a one-for-five reverse stock split for shareholders of record on October 16, 1995. All per share data has been restated for all periods presented to give effect to the reverse stock split.

                              THE MERGER AGREEMENT

GENERAL

     MICA has entered into the Merger Agreement attached to this Proxy Statement as Appendix A with USDL and Merger Sub, pursuant to which Merger Sub will be merged with and into MICA with MICA as the corporation surviving the Merger. Merger Sub is a California corporation with its principal executive offices located at 777 South Flagler Drive, Suite 1006, West Tower, West Palm Beach, Florida 33401. Merger Sub was incorporated by USDL as a wholly owned subsidiary to effect the Merger; and it is not anticipated that Merger Sub will conduct any business prior to the Merger. See "Business of USDL and Merger Sub" for information about USDL and Merger Sub.

     THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE MERGER AGREEMENT.

EFFECTIVE TIME

     At the Effective Time, which will occur as soon as practicable following the satisfaction or waiver of certain conditions, as described below, Merger Sub will merge with and into MICA with MICA being the surviving corporation after the Merger, each outstanding share of MICA Common Stock held by USDL will be cancelled, each outstanding share of MICA Common Stock held by the MICA shareholders will be converted into the right to receive the Merger Consideration and each outstanding share of Merger Sub Stock will be converted into one share of MICA Common Stock. Thus, after the Merger, MICA will be a wholly owned subsidiary of USDL and the MICA shareholders will have no continuing interest in MICA.

     After the Merger, MICA's Board of Directors will be filled by individuals designated by USDL. The officers of MICA before the Merger will remain the officers of the surviving corporation after the Merger, in each case until their respective successors are duly elected or appointed and qualified.

CONVERSION OF SHARES; SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES

     As a result of the Merger, each share of MICA Common Stock held by a MICA shareholder at the Effective Time (other than shares as to which dissenters' rights are perfected) will be converted into the right to receive $11.75 in cash.

     Promptly after the Effective Time, there will be sent to each MICA shareholder of record (other than those shareholders holding shares as to which dissenters' rights are perfected) a letter of transmittal advising such shareholder of the procedures for surrendering the certificates representing shares of MICA Common Stock to the payment agent designated by USDL. USDL has designated Harris Trust Company of California, 601 S. Figueroa Street, 49th Floor, Los Angeles, California 90017 (telephone (212) 701-7624) as the payment agent (the "Payment Agent") for the Merger. At or prior to the Effective Time, USDL shall cause the Payment Agent to receive the funds necessary to make the payments of the Merger Consideration to the MICA shareholders, which funds may not be used for any other purpose.

     To receive the Merger Consideration, each MICA shareholder will be required to surrender to the Payment Agent the shareholder's stock certificate or certificates, together with a duly executed letter of transmittal and related documentation. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

     If payment is to be made to a person other than the one in whose name the certificate surrendered is registered, it will be a condition of such payment that the stock certificate surrendered is properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Payment Agent that such taxes have been paid or are not applicable. Other than as described above, no service charges, brokerage commissions or transfer taxes will be payable by the MICA shareholders in connection with the surrender of their shares of MICA Common Stock. No interest will be paid or accrued on the cash payable upon surrender of the certificate or certificates, and after the Effective Time no dividends will be paid to, or accrued for the benefit of, former holders of MICA Common Stock.

     From and after the Effective Time, holders of certificates formerly representing MICA Common Stock will cease to have any rights with respect to such shares, except the right to receive the amount of cash into which such shares were converted in the Merger and any rights provided by law.

     Upon the surrender and exchange of a certificate to the Payment Agent, the holder will be paid the amount of cash to which such holder is entitled under the Merger Agreement, less any amount required to be withheld under applicable federal income tax withholding regulations. A shareholder who is a U.S. citizen and resident (other than a corporation) may be able to avoid such withholding with respect to payment for his or her shares by providing the Payment Agent with a correct taxpayer identification number in accordance with the instructions in the letter of transmittal. See "The Merger -- Certain Federal Income Tax Consequences of the Merger."

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties by each of MICA, USDL and Merger Sub with respect to, among other things, (i) corporate organization and good standing, (ii) corporate authority to enter into the Merger Agreement, (iii) authorized capital stock, (iv) the filing of certain documents with the SEC and the accuracy of such documents, (v) compliance with certain necessary permits, licenses and orders, (vi) the accuracy of certain information, (vii) the absence of certain litigation, (viii) the absence of certain material changes or events, (ix) the absence of certain material defaults or violations, (x) the accuracy of certain financial statements, (xi) the absence of certain material liabilities, (xii) the absence of material labor disputes, (xiii) compliance with certain applicable environmental laws, (xiv) the absence of material liabilities related to employee benefit plans, (xv) tax matters, (xvi) insurance, (xvii) transactions with affiliates, (xviii) tangible property and (xix) certain material contracts and agreements; provided, however, that USDL and/or Merger Sub only made such customary representations and warranties as were noted in (i) through (ix) above. The Merger Agreement also contains a representation by USDL that it has available to it the funds necessary to consummate the Merger.

COVENANTS; CONFIDENTIALITY

     The Merger Agreement contains mutual covenants pursuant to which USDL, MICA and Merger Sub have agreed to use their respective best efforts to make all required regulatory filings and to obtain any necessary consents, permits, authorizations and approvals to permit consummation of the Merger. USDL and MICA have also agreed to give prompt notice to the other of (i) the occurrence or failure to occur of any event that would be likely to cause any representation or warranty of the notifying party contained in the Merger Agreement to be inaccurate in any material respect and (ii) any material failure of the notifying party to comply with or satisfy any covenant or condition under the Merger Agreement. MICA has also agreed not to settle or compromise any claim for dissenters' rights without the prior written consent of USDL.

     The Merger Agreement further provides that each of MICA and its subsidiaries (i) will provide reasonable access during normal business hours to USDL to all of its senior officers, agents, properties, offices and other facilities and to all books and records, (ii) will furnish USDL with all information reasonably requested and (iii) will make available its senior officers to confer on a regular basis with USDL's officers regarding ongoing operations of MICA and its subsidiaries. The Merger Agreement requires USDL and Merger Sub (i) to hold any such information which it receives which is nonpublic confidential and (ii) to not disclose such information to any third party without the written consent of MICA.

NO SOLICITATION

     The Merger Agreement provides that neither MICA nor any affiliate of MICA, nor any of their respective officers, directors or agents shall, directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, MICA (or any subsidiary or division thereof) or any business combination or other similar transaction with MICA (or any subsidiary or division thereof) (a "Third Party Transaction"). Pursuant to the Merger Agreement, neither MICA nor any affiliate of MICA, nor any of their respective officers, directors or agents shall, directly or indirectly, solicit, participate in or initiate any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt to effect a Third Party Transaction unless (i) MICA shall have received after the date of the Merger Agreement an unsolicited written offer from a third party to effect a Third Party Transaction, (ii) the Board of Directors is advised by its legal counsel that in the exercise of the fiduciary obligations of the Board of Directors under applicable law such information is required to be provided to or such discussions or negotiations are required to be undertaken with the person submitting such unsolicited written offer and (iii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, MICA gives USDL prompt prior written notice (including a summary of terms and the identity of parties except to the extent such would cause MICA's Board of Directors to determine that such disclosure would be a breach of its fiduciary duties to shareholders imposed by law, as advised by counsel to MICA) of MICA's intention to furnish such information or begin such discussions.

INTERIM OPERATIONS

     The Merger Agreement provides that, prior to the Effective Time, except as otherwise agreed to in writing by USDL or except as otherwise required by the Merger Agreement to consummate the Merger, MICA and its respective subsidiaries
(i) shall conduct their respective businesses in the ordinary course and consistent with past practice, and (ii) shall use all reasonable efforts to preserve intact their respective business organizations, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers, suppliers and other persons with whom they have a significant business relationship.

     Additionally, the Merger Agreement provides that neither MICA nor the subsidiaries of MICA will do or agree to do certain acts, including, but not limited to, the following:

          (i) (a) amend its articles of incorporation or bylaws, (b) declare, set aside or pay any dividend or other distribution in respect of any of its capital stock, (c) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities, (d) split, combine or reclassify its outstanding shares of capital stock, (e) issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock or (f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of MICA or any of MICA's subsidiaries;

          (ii) authorize for issuance, issue, sell or agree or commit to issue (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or any other securities or equity equivalents (including without limitation stock appreciation rights, warrants or options), other than (a) sales of capital stock of any wholly owned subsidiary of MICA to MICA or another wholly owned subsidiary of MICA and (b) the issuance of shares of MICA Common Stock upon exercise of any stock options that were issued and outstanding on the date of the Merger Agreement;

          (iii) except to the extent required under existing plans of MICA or its subsidiaries as in effect on the date of the Merger Agreement, (a) increase the compensation or fringe benefits of any of its directors, officers or employees (except for increases in compensation of employees and officers of MICA or its subsidiaries in the ordinary course of business in accordance with past practice), (b) grant any severance or termination pay not currently required to be paid under existing plans of MICA or its subsidiaries, except on an individual basis in the ordinary course of business and consistent with past practice or (c) establish, adopt, amend or terminate any MICA plan, agreement, policy, fund, trust or arrangement for the benefit of any directors, officers or employees except as required by law or as required in the Merger Agreement; provided, however, that MICA and its subsidiaries are not prohibited from hiring personnel from time to time in the ordinary course of their business and consistent with past practice;

          (iv) acquire or agree to acquire (a) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any entity or (b) any assets (other than those described in subclause (v)(d) below) other than in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $500,000 prior to the Effective Time;

          (v) (a) sell, lease, license, mortgage or otherwise encumber or dispose of any of its properties or assets other than in the ordinary course of its business consistent with past practice and in amounts that are not, individually or in the aggregate, material to MICA and its subsidiaries taken as a whole, (b) borrow funds or guarantee any debt of another person (other than guaranties by MICA in favor of any of MICA's wholly owned subsidiaries or by any of MICA's subsidiaries in favor of MICA or guaranties in the ordinary course of business consistent with past practice), (c) make any loans, advances or capital contributions to, or investments in, any other person or entity (other than to any direct or indirect wholly owned subsidiary of MICA, or loans to employees of MICA and its subsidiaries not to exceed $100,000 in the aggregate from the date of the Merger Agreement through November 19, 1996), (d) except as disclosed by MICA to USDL, expend or commit to expend funds for capital expenditures other than in accordance with MICA's current capital expenditure plans or
     (e) adopt a plan of complete or partial liquidation;

          (vi) recognize any labor union (unless legally required to do so) or enter into any collective bargaining agreement;

          (vii) change any of the accounting methods, practices or principles used by MICA or any of its subsidiaries (except as required as a result of a change in generally accepted accounting principles or as recommended by MICA's independent accountants and consented to in writing by USDL prior to such change);

          (viii) enter into any new line of business or open any new imaging facilities except substantially in accordance with MICA's current business plan as disclosed to USDL; or

          (ix) authorize any of, or commit to agree to take any of, the foregoing actions or any action which would make any of MICA's representations or warranties set forth in the Merger Agreement untrue as of the date when made as if such action had been taken. See
     "-- Representations and Warranties."

EMPLOYEE BENEFITS AND EMPLOYEE MATTERS

     Pursuant to the Merger Agreement, USDL has agreed that, effective as of the Effective Time, USDL will provide to employees of MICA and its subsidiaries certain payments and benefits, as described below.

     The Merger Agreement provides that, during the period beginning at the Effective Time and ending on the second anniversary of the Effective Time, employees of MICA and its subsidiaries will continue to be provided with employee benefit plans (other than stock option or other plans involving the potential issuance of securities of MICA or of USDL and incentive compensation or similar programs) which in the aggregate are not materially less favorable than those currently provided by MICA and its subsidiaries to such employees, to the extent permitted by law; provided, however, that (i) employees covered by collective bargaining agreements need not be provided such benefits and (ii) USDL has the right to review all employee benefits after the Effective Time and to make such changes as it deems appropriate.

     The Merger Agreement also provides that, after the Merger, USDL and Merger Sub will cause MICA to honor (i) all employee benefit obligations to current and former employees and directors under MICA's employee benefit plans in existence on the date of the Merger Agreement and (ii) all employment or severance agreements entered into by MICA or adopted by the Board of Directors of MICA prior to the date of the Merger Agreement; provided, however, that nothing prevents Merger Sub or MICA (and, after the Merger, the surviving corporation) from taking any action with respect to such plans, obligations or agreements or refraining from taking any such action which is permitted or provided for under the terms thereof. For a discussion of certain employment and severance agreements which will be honored by USDL after the Effective Time, see "-- Employment and Severance Arrangements."

     The Merger Agreement also provides that, after the Merger, employees of MICA will be given credit for all actual service with MICA and its subsidiaries under all employee benefit plans, programs and policies of the surviving corporation in which they become participants for all purposes thereunder (except to the extent that such crediting would produce duplication of benefits).

TREATMENT OF STOCK OPTIONS AND WARRANTS

     Under the Merger Agreement, effective at the Effective Time, all outstanding stock options and stock appreciation rights (the "MICA Stock Options") granted prior to August 1, 1996 under any stock option or similar plan of MICA (the "Stock Plans") will be cancelled. Immediately prior to the Effective Time, each holder of a MICA Stock Option will be entitled to receive a payment in cash (after any required withholding of taxes) equal to the product of (i) the total number of shares of MICA Common Stock subject to the MICA Stock Option (whether or not then vested or exercisable) and (ii) the excess of $11.75 over the exercise price per share of MICA Common Stock subject to such MICA Stock Option (the "Option Cancellation Consideration").

     As of August 15, 1996, MICA had outstanding MICA Stock Options to purchase an aggregate of 264,393 shares of MICA Common Stock. Based on the MICA Stock Options outstanding at August 15, 1996 with an exercise price per share below $11.75, it is anticipated that outstanding MICA Stock Options exercisable for approximately 243,993 shares of MICA Common Stock will be cancelled in exchange for aggregate Option Cancellation Consideration consisting of approximately $1,284,000 in cash. The exact number of outstanding MICA Stock Options which will be cancelled at the Effective Time will depend on the number of such options which are exercised prior to the Effective Time. As of August 15, 1996, Robert S. Muehlberg and Denise L. Sunseri, executive officers and directors of MICA, held MICA Stock Options exercisable for 92,833 and 76,000 shares of MICA Common Stock, respectively, at exercise prices ranging from $2.35 to $21.90 per share.

     The Merger Agreement provides that all Stock Plans will terminate as of the Effective Time, and that MICA will ensure that, following the Effective Time, no holder of a MICA Stock Option or any participant in any Stock Plans will have the right to acquire thereunder any capital stock of MICA, USDL or the surviving corporation.

     As of August 15, 1996, MICA had outstanding warrants to purchase an aggregate of 215,500 shares of MICA Common Stock at exercise prices ranging from $2.50 per share to $18.75 per share (the "MICA Warrants"). In connection with the Merger, each of the MICA Warrants that remains outstanding as of the Effective Time with an exercise price below $11.75 per share (in an aggregate amount of 201,500 shares of MICA Common Stock) will become exercisable for the Merger Consideration. In connection with the Merger, USDL has agreed to assume the duties and obligations of MICA with respect to the MICA Warrants which remain outstanding as of the Effective Time, provided that such warrants will only be exercisable for the Merger Consideration after such date. As of August 15, 1996, (i) Dr. Keith R. Burnett, a director of MICA, beneficially owned an aggregate of 37,000 MICA Warrants at exercise prices ranging from $4.05-$7.81 per share; (ii) Robert Ricci, a director of MICA, beneficially owned an aggregate of 32,000 MICA Warrants at exercise prices ranging from $7.50-$7.81 per share; and (iii) Mr. E. Keene Wolcott, a former director of MICA, beneficially owned an aggregate of 37,000 MICA Warrants at exercise prices ranging from $4.05 to $18.75 per share.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     USDL has agreed to honor, in accordance with their respective terms as in effect on the date of the Merger Agreement, (i) certain severance agreements between MICA and certain current employees of

MICA, and (ii) certain employment agreements between MICA and certain current employees of MICA. Among the employment agreements which USDL has agreed to honor are (i) an employment contract with Mr. Muehlberg, currently the Chief Executive Officer and Chairman of the Board of Directors, and (ii) an employment contract with Ms. Sunseri, currently Vice President, Chief Financial Officer and Secretary and a member of the Board of Directors. Each of the employment contracts of Mr. Muehlberg and Ms. Sunseri provide for (i) the payment of the equivalent of one year's salary, car allowance, and prior year's bonus and (ii) the provision of employment benefits for the 12-month period following the last day of employment with MICA in the event that his or her employment is involuntarily terminated, which includes a termination due to a change in control of MICA. Under such employment contracts, if the Merger is approved and consummated, such approval will trigger the change in control provisions, thereby allowing Mr. Muehlberg and Ms. Sunseri to receive compensation upon termination of their employment.

     Under the employment contracts, an involuntary termination includes MICA's termination of the employee's employment for any reason other than for cause, or the employee's termination of his or her employment due to any of the following reasons: (i) a reduction in salary or benefits, (ii) a reduction in eligibility for any MICA bonus, incentive compensation, stock option plans or other benefit programs, (iii) a substantial change in title, authority or position with MICA,
(iv) a change in principal place of employment from San Diego, California, (v) MICA's failure to consummate a sale or merger transaction by November 19, 1996 or (vi) a change in control of MICA. A change in control, as defined in such employment contracts, means (i) the entering into by MICA or its shareholders of an agreement to dispose of, by sale, exchange, merger, reorganization, dissolution or liquidation, either 80% or more of the assets of MICA or a portion of the outstanding MICA Common Stock such that one person or group beneficially owns 25% or more of the outstanding MICA Common Stock, (ii) the issuance by MICA to one person or group sufficient shares of MICA Common Stock to increase such person's or group's ownership to 25% or more of the outstanding MICA Common Stock or (iii) a change in the composition of the Board of Directors such that the individuals who constituted the Board as of the date of the employment contracts (the "Incumbent Board") or individuals who become members of the Board of Directors subsequent to the date of the employment contracts and whose nominations to the Board are approved by a vote of at least a majority of those members of the Board of Directors who were members of the Incumbent Board (or whose nominations were approved by the Incumbent Board) cease to constitute at least a majority of the Board.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Merger Agreement provides that MICA will maintain, and that USDL agrees to cause MICA to maintain (i) for the benefit of current directors and officers of MICA for three years after the Effective Time, either (a) director and officer liability insurance providing at least the same amounts and coverage as the policies currently in effect; provided, however, that if the cost of maintaining such insurance exceeds the current cost related to providing such insurance by more than 125% of the current cost of such insurance, MICA will maintain such insurance with the maximum amount of coverage obtainable at 125% of such current cost, or (b) coverage for the benefit of MICA's current officers and directors by causing USDL's directors' and officers' liability insurance then in effect to cover those persons who are covered on the date of the Merger Agreement by MICA's directors' and officers' liability insurance policy with respect to those matters covered by MICA's directors' and officers' liability policy, and (ii) for the benefit of current directors and officers of MICA, for six years after the Effective Time, all rights to indemnification as provided in MICA's articles of incorporation and bylaws in effect on the date of the Merger Agreement.

     Pursuant to the Merger Agreement, USDL and Merger Sub have agreed to indemnify the current officers and directors of MICA with respect to certain acts or omissions occurring before the Effective Time to the full extent a corporation is permitted under applicable law to indemnify its own directors and officers.

CONDITIONS TO THE MERGER

     The respective obligations of USDL and Merger Sub, on the one hand, and MICA, on the other hand, to consummate the Merger are subject to certain conditions set forth in the Merger Agreement, including, but not limited to, the following: (i) approval of the Merger Agreement and the Merger by the affirmative vote of a majority of the outstanding shares of MICA Common Stock, (ii) other than the filing of a Certificate of Merger with the California Secretary of State, all material notices, consents, approvals, authorizations and filings with respect to any governmental authority shall have been filed, occurred or been obtained,
(iii) any waiting period applicable to the Merger under the Hart-Scott Act shall have expired, (iv) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any governmental entity seeking any of the foregoing be pending, (v) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal and
(vi) there shall not be any pending litigation regarding the Merger which, if adversely determined, would have a material adverse effect on MICA.

     The obligation of MICA to consummate the Merger is subject to the satisfaction or waiver of certain additional conditions, including, but not limited to, the following: (i) the representations and warranties of USDL and Merger Sub set forth in the Merger Agreement shall be correct in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger, and MICA shall have received a certificate signed on behalf of USDL by the Chief Executive Officer of USDL to such effect and (ii) USDL and Merger Sub have performed in all material respects their respective obligations required to be performed under the Merger Agreement at or prior to the closing date of the Merger and MICA shall have received a certificate to that effect executed on behalf of USDL by the Chief Financial Officer of USDL.

     The obligations of USDL and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions set forth in the Merger Agreement, such as: (i) the representations and warranties of MICA shall be correct in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger, and USDL shall have received a certificate signed on behalf of MICA by the Chairman of the Board and the Chief Executive Officer of MICA and by the Chief Financial Officer of MICA to such effect, (ii) MICA shall have performed in all material respects its obligations required to be performed under the Merger Agreement at or prior to the closing date of the Merger, and USDL shall have received a certificate to that effect executed on behalf of MICA by the Chairman of the Board and the Chief Executive Officer of MICA and by the Chief Financial Officer of MICA and (iii) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any federal or state governmental entity which, in connection with the grant of any requisite regulatory approval, would be reasonably likely to result in a material adverse effect with respect to the surviving corporation.

     It will not be known until immediately prior to the Effective Time whether all of the above conditions, and any other conditions to the Merger set forth in the Merger Agreement, will have been satisfied. As described below, each of the parties to the Merger Agreement may, at its option, waive compliance with any condition to its obligation to consummate the Merger.

WAIVER, AMENDMENT AND TERMINATION

     Any provision of the Merger Agreement may be waived at any time prior to the Effective Time by the party that is, or whose shareholders are, entitled to the benefits of that provision. The Merger Agreement may be amended at any time prior to the Effective Time, except that, after approval by the shareholders of MICA, no amendment may be made which would reduce the amount or change the type of consideration into which each share of MICA Common Stock shall be converted upon consummation of the Merger. Any amendment must be in writing and signed by MICA, USDL and Merger Sub.

     The Merger Agreement may be terminated at any time prior to the Effective Time, before or after approval of the Merger Agreement by the shareholders of MICA, upon the occurrence of certain events specified in the Merger Agreement, such as: (i) by mutual consent of MICA and USDL; (ii) by USDL (a) if MICA materially breaches any of its representations or obligations under the Merger Agreement and such breach either cannot be cured prior to the closing date of the Merger or has not been cured within thirty days after USDL's written notice of such breach or (b) if MICA materially breaches the Merger Agreement and does not cure such breach within ten days after USDL's notice of such breach;
(iii) by MICA (a) if any of the representations of USDL or Merger Sub under the Merger Agreement are untrue in any material respect or (b) if USDL or Merger Sub breaches its obligations under the Merger Agreement in any material respect, with such breach not cured within ten days following MICA's notice of such breach; (iv) by MICA or USDL if consummation of the Merger is prohibited by any nonappealable order, decree or injunction; (v) by MICA or USDL if the Effective Time has not occurred on or before November 19, 1996 (provided that the failure to consummate the Merger by such time is not due to the intentional failure of the terminating party to perform its obligations under the Merger Agreement);
(vi) by MICA or USDL if the MICA shareholders fail to approve the Merger; (vii) by USDL (a) if MICA's Board of Directors has withdrawn or modified, in any manner adverse to USDL or Merger Sub, its recommendation or approval of the Merger or the Merger Agreement, (b) if MICA's Board of Directors has approved or recommended to the MICA shareholders a business combination other than the Merger or (c) if a tender offer or exchange offer for at least 25% of MICA Common Stock is commenced by a third party and MICA's Board of Directors recommends that the MICA shareholders tender their shares in such tender or exchange offer or otherwise fails to recommend that the MICA shareholders reject such tender offer or exchange offer; or (viii) by MICA prior to the Special Meeting if MICA's Board of Directors (a) fails to make or withdraws or modifies its recommendation of the Merger Agreement or the Merger or there exists at such time a tender offer or exchange offer for at least a majority of MICA Common Stock or a written offer by a third party to acquire at least a majority of MICA Common Stock pursuant to a business combination at a price per share (whether payable in cash or stock) of MICA Common Stock that is higher than the Merger Consideration or (b) recommends to the MICA shareholders approval of such transaction (in each case only to the extent that MICA's Board of Directors, as advised by legal counsel, determines that failure to take such action could be deemed to constitute a breach of the Board's fiduciary duties).

     If the Merger Agreement is terminated for any of the reasons described in clauses (ii)(b), (vii) or (viii) of the preceding paragraph, the Merger Agreement requires MICA to pay to Merger Sub a break-up fee equal to 3% of the total Merger Consideration (which, based on the total shares of MICA Common Stock outstanding as of August 15, 1996 of 2,695,251 shares, would be approximately $960,000). Pursuant to the Merger Agreement, if USDL terminates the Agreement for the reason set forth in clause (ii)(a) of the preceding paragraph, MICA must reimburse Merger Sub for all out-of-pocket expenses and fees up to $200,000 incurred by Merger Sub in connection with the Merger.

     Additionally, if the Merger Agreement is terminated, the Settlement Agreement requires that the current members of MICA's Board of Directors resign from their positions and be replaced by designees of the Steel Parties. See "The Merger -- Background of the Merger" and "-- Conduct of Business if the Merger is Not Consummated."

FEES AND EXPENSES

     The Merger Agreement generally provides that all costs and expenses incurred in connection with the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated. Notwithstanding the preceding sentence, however, the Merger Agreement requires MICA to pay to Merger Sub certain fees in the event the Merger Agreement is terminated for certain specified reasons. See "-- Waiver, Amendment and Termination."

                     MARKET PRICE AND DIVIDEND INFORMATION
                             FOR MICA COMMON STOCK

     MICA Common Stock is traded on the OTC Bulletin Board under the Symbol "MIGA." As of August 15, 1996, there were approximately 3,000 shareholders. MICA has not paid any dividends on the MICA Common Stock.

     The following table shows the high and low sale prices for MICA Common Stock as reported by the OTC Bulletin Board for each period indicated. On July 18, 1996, MICA and USDL announced the Agreement in Principle. The high and low sale prices on July 17, 1996, were $11.25 and $9.12, respectively, and the last reported sale price was $10.50. On August 1, 1996, MICA announced the signing of the Merger Agreement. On July 31, 1996, the high and low sale prices were $10.69 and $10.69, respectively, and the last reported sale price was $10.69. Shareholders are urged to consult publicly available sources for current market quotations for their shares. On September 20, 1996, the high and low sales prices for MICA Common Stock as reported on the OTC Bulletin Board were $11.12 and $11.12, respectively, and the last reported sale price was $11.12. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THEIR SHARES.

                       QUARTERLY HIGH AND LOW SALE PRICES

                                                                           HIGH       LOW
                                                                          ------     -----
    1994
    First Quarter.......................................................  $ 4.38     $2.19
    Second Quarter......................................................    3.75      1.88
    Third Quarter.......................................................    5.00      1.85
    Fourth Quarter......................................................    5.00      3.44
    1995
    First Quarter.......................................................  $ 5.00     $3.13
    Second Quarter......................................................    8.13      4.22
    Third Quarter.......................................................    9.06      6.25
    Fourth Quarter......................................................    8.25      5.94
    1996
    First Quarter.......................................................  $10.25     $7.00
    Second Quarter......................................................   11.00      8.75

                        BUSINESS OF USDL AND MERGER SUB

     USDL is a physician practice management ("PPM") provider specializing in the acquisition, operation and management of multi-modality diagnostic imaging centers ("Imaging Centers") and related medical facilities. USDL currently owns 63 Imaging Centers and manages 17 other facilities and is actively seeking additional Imaging Centers.

     USDL's objective is to become the leading network provider of outpatient imaging services in the United States. USDL believes that the highly fragmented nature of the diagnostic imaging industry provides a significant opportunity to build rapidly through acquisitions a multi-regional PPM company focused primarily on this industry. USDL believes that managed care and other third-party payors will increasingly prefer to contract for service on a national or regional basis, and that USDL's development of a multi-regional network of centers will permit it to obtain such contracts on favorable terms. Industry sources estimate that there are over 2,200 Imaging Centers currently operating in the U.S., the substantial majority of which are owned and operated on an independent basis. USDL believes that there are and will continue to be many attractive acquisition opportunities because Imaging Center operators are finding it more difficult to compete independently as managed care becomes more prevalent.

     Merger Sub is a wholly owned subsidiary of USDL and has not conducted any business other than in connection with entering into the Merger Agreement.

     USDL was incorporated in 1993 as a Delaware corporation. Merger Sub was incorporated in 1996 as a California corporation. Both USDL and Merger Sub's principal executive offices are located at 777 South Flagler Drive, Suite 1006, West Tower, West Palm Beach, Florida 33401, and their telephone number at that location is (561) 832-0006.

     Merger Sub will obtain the necessary funds to consummate the Merger and pay related fees and expenses from the general corporate funds of USDL. USDL has represented to MICA that it has sufficient funds to pay the Merger Consideration. USDL will provide such funds to Merger Sub prior to the Effective Time.

                                BUSINESS OF MICA

     MICA is a California corporation organized in July 1981 which provides outpatient services and medical equipment rentals to physicians, managed care providers and hospitals. These services include magnetic resonance imaging ("MRI"), computed tomography ("CT"), nuclear medicine and ultrasound. MICA's operations include diagnostic medical centers ("DMCs"), diagnostic equipment rentals, fee-for-service agreements (fixed and mobile), and management, marketing and related support services.

     MICA's strategy is to expand the range and extent of the diagnostic imaging services provided to its customers.

MEDICAL DIAGNOSTIC IMAGING INDUSTRY

     Medical diagnostic imaging systems facilitate the diagnosis of disease and disorders at an early stage, often minimizing the amount and cost of care needed to stabilize or cure the patient and frequently obviating the need for invasive diagnostic procedures, such as exploratory surgery. Diagnostic imaging systems are based on the ability of energy waves to penetrate human tissue and generate images of the body which can be displayed either on film or on a video monitor. Imaging systems have evolved from conventional X-ray to the advanced technologies of MRI, CT, nuclear medicine and ultrasound. The use of these technologies has grown significantly in the United States during the last several years due to increasing acceptance by physicians of the value of diagnostic imaging technologies in the early diagnosis of disease, the expanding applications of MRI and ultrasound (partially because they do not involve X-ray radiation) and the growing patient base attributable to an aging population.

     Due to capital restrictions, and to remain viable in a highly competitive industry, hospitals seek to offer diagnostic imaging equipment and services to retain and expand their referring physician base.

RANGE OF SERVICES

     The needs of a particular hospital or physician group ("Customer") determine the extent of the following services, which MICA can deliver either through a full service DMC or on a fee-for-service basis.

     Management. Each DMC is staffed by administrative and technical personnel who provide day-to-day management of operations including staffing, billing and collection, purchasing of medical supplies and film and supervision of maintenance and quality control.

     Equipment and Related Services. Drawing upon its operating experience and relationships with leading equipment manufacturers, MICA consults with each Customer to identify the equipment best suited to meet the Customer's needs on a cost-effective basis. The appropriate equipment is acquired through purchase or lease by MICA. In addition, MICA assists the Customer in complying with licensing and other regulatory requirements related to the siting of the equipment. In conjunction with the installation of the equipment, MICA typically enters into maintenance agreements with equipment manufacturers or other third parties to service the newly installed equipment.

     Technical and Support Staffing. MICA provides training and educational programs for its own technologists as well as the Customer's technologists. At a DMC, support personnel (receptionist, transcriptionists, couriers and technical aids) are also provided by MICA.

     Marketing. MICA provides its Customers with marketing services, including the design of a marketing program to educate the referral base as to the diagnostic imaging services available at the facility. MICA provides expanded marketing services to patient referral sources, including HMOs and other health plans.

     Diagnostic Medical Centers. DMCs provide diagnostic imaging services in an outpatient environment. In addition to the equipment, MICA also provides the management of all technical and support staff; marketing services; patient scheduling, billing and collection services; and management information systems. Staffing for a DMC typically requires six to twenty non-physician personnel.

     The typical arrangement for a DMC is a limited partnership (with MICA as the managing general partner) which provides for a sharing of earnings between MICA and its partners. In addition, MICA receives management fees of 4-10% of collected revenues. The Company carefully selects its DMC partners and generally requires exclusive contracts. MICA funds net operating losses of the DMCs.

     Set forth below is a table of MICA's DMCs with a listing of respective opening dates and services provided at each location. In 1992, the Company also established a free-standing radiation therapy center as a joint venture with a Florida Columbia/HCA hospital.

                                                               SERVICES BY TECHNOLOGY
                                                ----------------------------------------------------
                                    OPENING                                    NUCLEAR
             DMC LOCATION            DATE       MRI     CT      ULTRASOUND     MEDICINE     OTHER(1)
    ------------------------------  -------     ---     ---     ----------     --------     --------
    Long Beach, CA................   12/84       x       x           x            --            x
    Bakersfield, CA...............    5/85       x       x           x            --            x
    Kansas City, MO...............    5/85       x      --          --            --           --
    Portland, OR..................   12/85       x       x           x            --            x
    Huntington Beach, CA..........   12/85       x       x           x             x            x
    Orlando, FL...................    6/87       x       x           x             x            x
    Newport Beach, CA.............    9/87       x       x           x             x            x
    Gainesville, FL...............    3/90       x       x          --            --           --
    Renton, WA....................    3/90       x      --          --            --           --
    Bradenton, FL.................    5/90       x       x          --            --           --
    Phoenix, AZ(2)................    8/91       x       x           x            --           --
    Westlake Village, CA..........   10/91       x      --          --            --           --
    Port Charlotte, FL............    9/96       x      --          --            --           --
    Laguna Niguel, CA.............    6/92       x      --          --            --           --
    Chalmette, LA.................    6/92       x      --          --            --           --
    Santa Maria, CA...............    8/92       x      --          --            --           --
    Downey, CA....................    7/94       x      --          --            --           --

- ---------------
(1) Other services consist principally of mammography and X-ray.

(2) MICA provides only management services to this DMC.

     Fee-for-Service. Under a typical fee-for-service arrangement, MICA furnishes the Customer with appropriate equipment and bills the Customer for the number of patient procedures performed each month. Under certain fee-for-service arrangements, the Customer agrees to a monthly guaranteed minimum payment. The Company contracts to provide services for a term ranging from one month to three years. Based upon the Customer's service requirements, MICA installs or makes equipment available. A mobile unit is totally self-contained and typically provides services to a number of Customers. During 1995, the Company provided diagnostic imaging services to approximately 120 Customers in 20 states under fee-for-service arrangements. In July 1995, the Company sold its ultrasound/nuclear medicine business which accounted for 72 Customers in 11 states under fee-for-service arrangements. Of the 120 customers serviced in 1995, 51 Customers received service on site and the remaining Customers received service by one of the Company's mobile units. During the six months ended June 30, 1996, the Company provided diagnostic imaging services to approximately 24 customers in 12 states under fee-for-service arrangements. Of the 24 Customers serviced in 1996, 14 Customers received service on site and the remaining Customers received service by one of the Company's mobile units.

MEDICAL SERVICES REVENUE MIX

     The following table summarizes the Company's medical services revenues on a percentage basis by type of arrangement for each of the five years in the period ended December 31, 1995 and the 6 months ended June 30, 1996.

                                                                       YEARS ENDED DECEMBER 31,
                                               6 MONTHS        ----------------------------------------
                                             JUNE 30, 1996     1995     1994     1993     1992     1991
                                             -------------     ----     ----     ----     ----     ----
    DMC....................................        71%          61%      51%      45%      36%      32%
    Fee-for-Service
      Fixed................................        22%          27%      34%      31%      42%      42%
      Mobile...............................         7%          12%      15%      24%      22%      26%

TECHNOLOGY SOURCES

     MICA obtains its diagnostic imaging equipment from various manufacturers including The General Electric Company and Hitachi Medical Systems America, Inc. Costs to acquire various new equipment are as follows:

                              EQUIPMENT                                    PRICE RANGE
    --------------------------------------------------------------  -------------------------
    MRI...........................................................  $700,000   to  $1,500,000
    CT............................................................  $150,000   to  $  650,000
    Nuclear Medicine..............................................  $125,000   to  $  350,000
    Ultrasound....................................................  $ 80,000   to  $  250,000

     Installation and maintenance costs on the equipment can be substantial, particularly with respect to MRI units. Installation costs can range from $75,000 to $200,000 for an MRI unit depending on the particular installation. Maintenance costs for an MRI unit can be as high as $150,000 per year. MICA typically enters into agreements with equipment manufacturers or other third party service organizations for equipment maintenance.

     Equipment is financed by MICA (with terms ranging from five to seven years) with lenders and lessors, with the equipment pledged as security for the debt.

RISK FACTORS AND CERTAIN CAUTIONARY STATEMENTS

     The Company's business is subject to a number of risks, some of which are beyond the Company's control. Such risks in some cases have affected the Company's results, and in the future could cause the Company's actual results for the third quarter of 1996, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. The following discussion highlights some of these risks:

     Obsolescence. MICA attempts to select equipment that will remain commercially viable for the duration of its financing term. Technology, however, as it relates to MRI and CT has advanced rapidly over the past several years and all of the Company's equipment is subject to the risk of obsolescence and deterioration of fair market value. The Company routinely reviews its equipment portfolio to determine that its carrying value is the lower of cost or net realizable value.

     Credit Risk. MICA typically bills the patient for both the charges of the radiologist and the charges for the technical services of the DMC. By undertaking the responsibility for patient billing and collection activities, MICA assumes the credit risk presented by the patient base, as well as the risk of payment delays attendant to reimbursement through governmental programs or third party payors. The Company estimates that 63% of the DMCs payors are insurance companies, HMO/PPOs or self-paying patients.

     Equipment Utilization. Under fee-for-service contracts that do not require minimum payments, MICA assumes the risk that revenues generated through utilization of its equipment will be sufficient to meet MICA's financial obligations to lenders and lessors. The Company attempts to finance its acquisition of equipment and match the amortization period of such financial obligation to the term of the Customer's contract. However, the amortization period for specific equipment may extend beyond the term of the related contract, requiring MICA to fund any resulting negative cash flow in the event that it cannot redeploy the equipment.

     Government Regulation. The Omnibus Budget Reconciliation Act of 1993 ("OBRA '93"), sometimes referred to as "Stark II", includes federal legislation on physician self-referrals regarding Medicare/Medicaid patients. The new legislation, which became effective January 1, 1995, prohibits physician referrals to non-hospital health facilities in which the referring physician has a "financial interest."

     On January 1, 1995, the Physician Ownership and Referral Act of 1993 ("PORA") became effective in the state of California. PORA prohibits a physician from referring patients for covered services including diagnostic imaging if the physician (or his or her immediate family) has a "financial interest" in an entity that receives the referral in the state of California. MICA currently is in the process of acquiring the partnership units owned by a limited number of physicians who refer patients to MICA's DMCs. It is not anticipated that such acquisitions will require significant capital. MICA is unable to predict at this time what impact PORA will have upon the demand for its equipment and services.

     Florida's Patient Self-Referral Act of 1992 might also affect MICA's business. Part of the Act imposes a fee schedule on all providers of diagnostic imaging services and radiation therapy services which limits fees to no more than 115% of the Medicare limiting charge for non-participating physicians for such services (the "Fee Cap"), including technical and professional components. The statute specifically excludes hospitals and physician group practices from the Fee Cap. The Company's four imaging centers in Florida, as currently operated, would be subject to the Fee Cap and would be severely impacted if the Fee Cap ever became effective. In July 1992, however, the United States District Court for the Northern District of Florida granted a permanent injunction, finding the statute violative of the equal protection clause of the United States Constitution and the Florida Constitution. The state filed a notice of appeal from this judgment. On February 15, 1994, the United States Court of Appeals for the Eleventh Circuit reversed the decision of the lower court. The Company has filed a petition for rehearing with the Eleventh Circuit. In a later proceeding, the Company joined with other plaintiffs and plaintiff-intervenors in a separate effort to defeat the Fee Cap provision. In February 1995, a Florida court issued an order granting final summary judgment that the Fee Caps were unconstitutional for providers of diagnostic imaging services. The state court's ruling was upheld on appeal. As a result of the state court's decision, MICA is not subject to the Fee Caps. Although MICA and two Florida courts have held that the Fee Caps violate the Florida Constitution, there can be no assurances that their decisions will not be reversed, that the Fee Caps will ultimately be found to be unconstitutional or that the Fee Caps will not be reinstated retroactively to the initial effective date.

     MICA's business also is affected by Certificate-of-Need ("CON") programs implemented in a number of states and by existing governmental regulations regarding expenditures for medical technology by hospitals. CON programs vary considerably from state to state. CON agencies primarily control the distribution and physical allocation of technological equipment among healthcare institutions, frequently determining which institutions may acquire new technologies. Such determinations are based on broad concepts of "need," using various criteria and weighing the relative need demonstrated by competing CON applicants to ensure the equitable allocation of new technology among hospitals. To date, the CON laws and regulations and state rate commissions have not had a material effect on MICA's business, although there is no assurance that the laws and regulations will not change or that rate commissions will not take actions that may adversely affect MICA's business.

     MICA's operations are subject to a variety of governmental and regulatory requirements. For example, the storage, use and disposal of radioactive materials in nuclear medicine is subject to regulation by Federal and State governmental authorities, including the United States Food and Drug Administration, the Department of Health and Human Services, the Health Care Finance Administration ("HCFA"), and the Nuclear Regulatory Commission ("NRC"). Additionally, MICA personnel must be licensed to operate certain equipment, and the physicians practicing at its DMCs must have a Medicare/Medicaid provider number to receive government reimbursement. MICA believes it is in compliance with applicable laws and regulations.

     Medical Reimbursement Program. A substantial portion of the Company's revenue is attributable to payments made by government-sponsored healthcare programs and other third party payors. From time to time the Federal government has proposed limiting reimbursement for imaging services. Any change in reimbursement regulations, or the enactment of legislation that would have the effect of placing material limitations on the amount of reimbursement for imaging services, could adversely affect the operations of MICA.

     In November 1991, HCFA issued regulations which implemented a resource-based relative value scale ("RBRVS") payment system effective for services furnished by physicians or incident to physician services on or after January 1, 1992. The RBRVS fee schedule was fully effective in January 1995. For radiology, the change in fee schedules has resulted in substantially lower reimbursement for services provided to Medicare-eligible patients. Because MICA's fees for services to Medicare-eligible patients are subject to the fee schedule for radiology procedures, this change has resulted in lower reimbursement for services provided by MICA to Medicare-eligible patients. MICA is unable to predict at this time what impact these regulations will have upon demand for its equipment and services.

     The Medicare/Medicaid Anti-Fraud and Abuse Statute (the "Anti-Kickback Statute") prohibits certain actions or practices deemed by Congress to be fraudulent or abusive in nature. Provisions of the Anti-Kickback Statute, known generally as the "Safe Harbor Regulations," provide that compliance with an applicable Safe Harbor would immunize that arrangement from criminal prosecution or exclusion from the Medicare and Medicaid programs. To the extent that a particular MICA arrangement complies with an applicable Safe Harbor, MICA is guaranteed immunity from criminal prosecution or exclusion from the Medicare and Medicaid programs based upon its participation in the arrangement. Although some of MICA's arrangements may not comply with all criteria contained in an applicable Safe Harbor, and therefore such arrangements would not be entitled to Safe Harbor immunity, MICA believes that its business structure and practices do not violate the Anti-Kickback Statute.

     Healthcare reimbursement programs are not uniformly prompt in making required payments. Extensive payment delays are not uncommon, and MICA's future cash flows could be adversely impacted while awaiting payment. MICA has limited ability to cause more timely reimbursement practices by governmental agencies and programs. Additionally, there can be no assurance that subsequent laws, subsequent changes in present laws or interpretations of laws will not adversely affect the Company's operations.

     Healthcare Reform. The public has recently focused significant attention on reforming the healthcare system in the United States. A broad range of healthcare reform measures have been introduced in Congress and in certain state legislatures, including the Healthcare Reform Act signed by President Clinton on August 21, 1996. Legislative interest recently has also focused on the role of HMOs in the provision of healthcare and the effect of managed care reimbursement mechanisms on healthcare service utilization and quality of service. It is not clear at this time what proposals, if any, will be adopted or, if adopted what effect, if any, such proposals would have on the Company's business. There can be no assurance that any proposals adopted would be coordinated at the federal or state level, and therefore the Company, as a national participant in the healthcare industry, is subject to varying state regulatory environments. Certain proposals, such as cutbacks in the Medicare and Medicaid programs, containment of healthcare costs that could include a freeze on prices charged by physicians, hospitals or other healthcare providers, and greater state flexibility in the administration of Medicaid, could adversely affect the Company. There can be no assurance that currently proposed or future healthcare programs, laws, regulations or policies will not have a material adverse effect on the Company's operating results.

     Competition. The healthcare industry in general, and the market for medical diagnostic imaging services in particular, are highly competitive. MICA's DMCs and its fee-for-service operations compete for patients with hospitals, managed care groups and other DMCs. The Company also competes with equipment manufacturers, leasing companies, physician groups and other providers of medical diagnostic imaging services. Many of these competitors have substantially greater resources than MICA. MICA competes based on its reputation for the dependability and quality of its services.

     Insurance. MICA carries workers' compensation insurance, comprehensive and general liability coverage, fire and allied perils coverage. MICA maintains professional liability and general liability insurance for all owned facilities in the single limit amount of $10 million. There can be no assurance that potential claims will not exceed this amount. MICA also requires that physicians practicing at the DMCs carry medical malpractice insurance to cover their individual practices. The physicians are personally responsible for the costs of the insurance.

EMPLOYEES

     At June 30, 1996, MICA had 247 full-time employees including 223 employees at DMC and fee-for-service locations and 24 employees at the corporate office. Under Section 401(k) of the Internal Revenue Code the Company instituted a tax deferred retirement plan, whereby the Company will match 50% of an employee's deferred salary up to a maximum of 6% of gross pay, for a maximum matching distribution of 3%. MICA has stock option plans for officers, directors, key employees and consultants of the Company. Grants of options under such plans are subject to approval of the Compensation/Stock Option Committee of the Board of Directors.

PROPERTIES

     The Company's executive offices are located at 9444 Farnham Street, Suite 100, San Diego, California 92123. The Company occupies approximately 11,900 square feet of space pursuant to a one-year lease extension which expires May 31, 1997.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

BUSINESS

     The Company is a California corporation organized in July 1981 which provides outpatient services and medical equipment rentals to physicians, managed care providers and hospitals. These services include MRI, CT, nuclear medicine and ultrasound. The Company's operations include DMCs, diagnostic equipment rentals, fee-for-service agreements (fixed and mobile), and management, marketing and related support services. See "Business of MICA."

OPERATING TRENDS

     Medical services revenues declined during the six months ended June 30, 1996 primarily due to the Company's termination of unprofitable fee-for-service contracts and sales of assets used in the fee-for-service business. As such, the Company believes that revenues from its fee-for-service business, which accounted for 39% of medical services revenues reported in 1995 and 29% of medical services revenues reported in the six months ended June 30, 1996, will continue to decline. In view of the historical unprofitability and uncertainty regarding its fee-for-service business, the Company's strategy is to sell equipment used in its fee-for-service business as related hospital contracts expire.

     Revenues earned by the Company's DMCs in the six months ended June 30, 1996 were negatively affected by declining reimbursement which is the direct result of cost containment efforts at the state and federal level as well as efforts by insurer and payor groups to reduce healthcare costs. MICA expects the decline in reimbursement trends to continue in the future. The Company's strategy is to offset the decline in reimbursement by securing managed care contracts and developing strategic alliances with hospitals and other healthcare providers to increase the utilization of its diagnostic imaging services. By positioning itself to take greater advantage of managed care contracts, thereby increasing the utilization of its services, management believes that it can maintain its DMC revenues. Although there can be no assurances, the Company believes that declining reimbursement trends can be offset with increased utilization so that such trends will not have a significant negative impact on the Company's operating results or its liquidity in the future. Management believes that its cash on hand and cashflow from future operations will be sufficient to meet the Company's obligations as they come due.

     Although the Company cannot accurately anticipate the effect of inflation on its operations, it does not believe that inflation has had, or is likely in the foreseeable future to have, a material impact on its net sales or results of operations.

RESULTS OF OPERATIONS

     Revenues From Medical Services. Revenues from its DMCs for the second quarter declined $100,000 from $6.5 million in 1995 to $6.4 million in 1996. Revenues for the six months ended June 30 declined $500,000 from $13.3 million in 1995 to $12.8 million in 1996. The decline was primarily due to declining trends in reimbursement. Revenues from its fee-for-service business for the second quarter declined $2.5 million from $5.1 million in 1995 to $2.6 million in 1996. Revenues for the six months ended June 30 declined $5.3 million from $10.5 million in 1995 to $5.2 million in 1996. The decline was primarily due to the Company's sale of underperforming assets and termination of certain unprofitable leases and contracts used in its fee-for-service business. The Company's sale of its Chicago-based Ultrasound and Nuclear Medicine Division (the "Division") in July of 1995 accounted for $1.3 million of the decline for the second quarter and $2.7 million for the six months ended June 30. As noted above, a number of factors exist that could have an impact on the Company's future revenues, including declining prices, an oversupply in the diagnostic equipment market, declining trends in reimbursement and competition in the healthcare industry.

     Revenues From Equipment And Medical Suite Sales. Revenues from equipment and medical suite sales for the second quarter decreased from $236,000 in 1995 to $35,000 in 1996. Revenues from equipment and medical suite sales for the six months ended June 30 decreased from $2.3 million in 1995 to $383,000 in 1996. The decrease in sales is due to the quantity and type of equipment and medical suites sold and will vary accordingly. The Company intends to sell equipment and its remaining inventory of medical suites in the future, but such sales are subject to market conditions and there can be no assurances that such sales will or will not occur.

     Costs of Medical Services. Costs of medical services from its DMCs for the second quarter decreased from $4.3 million (37% of medical services revenues) in 1995 to $4 million (45% of medical services revenues) in 1996. Costs of medical services for the six months ended June 30 decreased from $8.6 million (36% of medical services revenues) in 1995 to $7.9 million (44% of medical services revenues) in 1996. The decrease was primarily due to the renegotiation of certain DMC lease obligations. Costs of medical services from its fee-for-service business for the second quarter decreased from $2.8 million (24% of medical services revenues) in 1995 to $1.3 million (15% of medical services revenues) in 1996. Costs of medical services for the six months ended June 30 decreased from $5.9 million (25% of medical services revenues) in 1995 to $2.6 million (14% of medical services revenues) in 1996. The decrease was primarily due to the Company's sale of Division assets in July 1995 which accounted for $864,000 of the decrease in costs for the second quarter and $1.8 million for the six months ended June 30, termination of unprofitable leases, sales of fee-for-service equipment, and various actions taken by the Company to reduce spending.

     Costs of Equipment and Medical Suite Sales. Costs of equipment and medical suite sales for the second quarter decreased from $231,000 in 1995 to $33,000 in 1996. Costs of equipment and medical suite sales for the six months ended June 30 decreased from $1.8 million in 1995 to $99,000 in 1996. The difference in costs is directly related to the quantity and type of equipment and medical suites sold and will vary accordingly.

     Marketing, General and Administrative Expenses. Marketing, general and administrative expenses for the second quarter increased from $687,000 (6% of medical services revenues) in 1995 to $776,000 (9% of medical services revenues) in 1996. The increase primarily relates to fees and expenses of the Company's attorneys and financial advisors related to the sale or merger transaction.

     Provision For Doubtful Accounts. Provision for doubtful accounts for the second quarter decreased from $220,000 (2% of medical services revenues) in 1995 to $149,000 (2% of medical services revenues) in 1996. Provision for doubtful accounts for the six months ended June 30 decreased from $488,000 (2% of medical services revenues) in 1995 to $272,000 (2% of medical services revenues) in 1996. The provision for doubtful accounts is based upon management's evaluation of the collectability of accounts receivable and varies accordingly.

     Depreciation and Amortization. Depreciation and amortization of equipment and leasehold improvements for the second quarter decreased from $2.6 million in 1995 to $1.7 million in 1996. Depreciation and amortization for the six months ended June 30 decreased from $5.4 million in 1995 to $3.4 million in 1996. This decrease is primarily due to the sale of underperforming assets and termination of certain unprofitable leases used in the fee-for-service business and the Company's sale of Division assets in July 1995 which accounted for $219,000 of the decline for the second quarter and $455,000 for the six months ended June 30.

     Gain On Disposal Of Equipment. During the second quarter of 1996, the Company assigned its obligation under certain capital equipment lease debt to its hospital customer. A gain from the disposal of equipment of $382,000 was recorded during the second quarter related to this transaction.

     Interest Expense. Interest expense for the second quarter decreased from $839,000 in 1995 to $458,000 in 1996. Interest expense for the six months ended June 30 decreased from $1.8 million in 1995 to $1 million in 1996. This decrease primarily resulted from the sale of underperforming assets and termination of certain unprofitable leases used in the fee-for-service business. In addition, interest expense decreased $84,000 in the six months ended June 30, 1996 as compared to the same period in 1995 due to the declining balance outstanding of its convertible subordinated debt.

     Special Charge. Total expenditures of $1,325,000 related to the Settlement Agreement and related proxy solicitation, including the fees and expenses of the Company's attorneys, financial advisors, public relations firm and proxy solicitors, excluding salaries and wages of its officers and employees and including the $425,000 reimbursed to Steel Partners, were recorded as a Special Charge to operations in the first quarter of 1996.

     Minority Interest In Net Income/Loss Of Consolidated Partnerships. The minority interest in the consolidated partnerships increased from a net loss of $87,000 in the second quarter of 1995 to a net loss of $45,000 in the second quarter of 1996. The minority interest in consolidated partnerships for the six months ended June 30 increased from a net loss of $207,000 in 1995 to net income of $36,000 in 1996. This increase is due to improved performance of certain of its DMCs with minority ownership.

     Extraordinary Gain. On January 16, 1996 the Company entered into an agreement with a creditor to pay off a promissory note. The Company paid $1,425,000 in cash and applied $912,000 in proceeds received from the exercise of a warrant to purchase 160,000 shares of MICA Common Stock as payment in full to retire the note. In connection with this transaction the Company issued an additional warrant to purchase 60,000 shares of MICA Common Stock at an exercise price of $8.50 per share which expires on December 31, 1998. At the date of grant, the Company allocated $200,000 to the cost of the warrant which was determined to be its fair value. The Company recorded an extraordinary gain of $382,000, net of tax, from the settlement of this obligation in the first quarter of 1996.

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1996, the Company's cash and cash equivalents totaled $4.7 million which is a decrease of $6 million since December 31, 1995. This decrease primarily reflects principal payments of $9.1 million offset by net cash provided by operations of $3.2 million. Included in the Company's principal payments for the six months ended June 30, 1996 is a $2.8 million mandatory redemption payment on its subordinated convertible debentures, $1.4 million paid to retire a promissory note (see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Extraordinary Gain") and $1.1 million in payments towards a negotiated settlement of equipment lease debt. The Company had working capital of $1.2 million at June 30, 1996.

     The Company's ability to meet its current obligations is dependent on its ability to maintain revenues from existing contracts while reducing related costs. In addition, a number of factors exist that could have an impact on the Company's future revenues. Such factors in some cases have affected the Company's results, and in the future could cause the Company's actual results for the third quarter of 1996, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. These factors are discussed under the caption "Risk Factors and Certain Cautionary Statements" in the

Company's Annual Report on Form 10-K for the year ended December 31, 1995 and include, among others, the following: (i) declining prices and an oversupply in the diagnostic equipment market; (ii) changes in healthcare legislation which has limited reimbursement and prohibited referrals from physician investors;
(iii) healthcare initiatives which could reduce reimbursement to the Company; and (iv) competition in the healthcare industry.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of August 15, 1996, the following shareholders are the only shareholders who are known by the Company to be beneficial owners of more than five percent (5%) of the Company's voting securities.

                                                                AMOUNT AND
                                                                NATURE OF        PERCENTAGE
                        NAME AND ADDRESS                        BENEFICIAL           OF
                       OF BENEFICIAL OWNER                     OWNERSHIP(1)     COMMON STOCK
    ---------------------------------------------------------  ------------     ------------
    Steel....................................................     527,682(2)        19.6%(2)
      750 Lexington Avenue, 27th Floor
      New York, NY 10022
    Metropolitan Life Insurance Co...........................     245,455(3)         8.3%(3)
      One Madison Avenue
      New York, NY 10010
    General Electric Company.................................     220,000(4)         8.0%(4)
      20825 Swenson, Suite 100
      Waukesha, WI 53186
    Arrowhead Holdings Corporation...........................     130,680            5.0%
      8221 Brecksville Road
      Brecksville, OH 44141

- ---------------
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after August 15, 1996.

(2) The information in the table is taken from a joint filing with the SEC on
    Schedule 13D (Amendment No. 15) made by Steel Partners, Steel Services, Warren G. Lichtenstein and Lawrence Butler as of March 19, 1996 reporting beneficial ownership. The amount includes 422,658 shares of Common Stock beneficially owned by Steel Partners and 105,024 shares of Common Stock beneficially owned by Steel Services. Steel Services acquired the 105,024 shares beneficially owned by it for the account of Quota Fund N.V., a Netherlands Antilles investment corporation ("Quota"). Quota granted investment discretion to Soros Fund Management ("SFM"), which in turn granted investment discretion to Steel Services. SFM is a sole proprietorship of which George Soros is the sole proprietor. In Amendment No. 15, both Mr. Lichtenstein and Mr. Butler state that they beneficially own 527,682 shares of the Company's Common Stock, the total number of shares held by Steel Partners and Steel Services combined. See "The Merger -- Steel Partners' Position on the Merger."

(3) Metropolitan Life Insurance Company holds $3.7 million in principal amount of the Company's Convertible Debentures due April 1999. Such Debentures bear interest at the rate of 6% per annum and are convertible at any time into one share of Common Stock for each $15.00 of principal amount of Debenture. The amount and percentage of Common Stock in the table represents beneficial ownership as if the Debentures had been converted to Common Stock.

(4) On January 16, 1996, General Electric Company exercised previously outstanding warrants to purchase 160,000 shares of Common Stock at $5.70 per share in connection with the repayment by the Company of certain outstanding loans. The amount and percentage in the table includes presently exercisable warrants to purchase 60,000 shares of Common Stock at $8.50 per share.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of August 15, 1996, by each director and executive officer of the Company, and all directors and executive officers as a group. Under the SEC rules, a person is deemed to be a "beneficial owner" of a security if he has, or shares, the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the address for each of the persons listed below is 9444 Farnham Street, Suite 100, San Diego, CA 92123.

                                                               AMOUNT AND NATURE     PERCENT OF
                                                                 OF BENEFICIAL         COMMON
                              NAME                               OWNERSHIP(1)          STOCK
    ---------------------------------------------------------  -----------------     ----------
    Robert S. Muehlberg......................................       117,333(2)            4%
    Denise L. Sunseri........................................       101,333(3)            4%
    Keith R. Burnett, M.D....................................        37,654(4)            1%
    Robert G. Ricci, D.O.....................................        32,000(5)            1%
    All Executive Officers and Directors as a Group
      (4 persons)............................................       288,320(6)           10%

- ---------------
(1) Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power.

(2) Includes presently exercisable options to purchase 97,833 shares of Common Stock at $2.35 to $21.90 per share, issued for service as an officer and employee.

(3) Includes presently exercisable options to purchase 76,000 shares of Common Stock at $3.44 to $21.90 per share, issued for service as an officer and employee.

(4) Includes presently exercisable warrants to purchase 37,000 shares of Common Stock at $4.05 to $7.81 per share, issued for service as a director.

(5) Includes presently exercisable warrants to purchase 32,000 shares of Common Stock at $7.50 to $7.81 per share, issued for service as a director.

(6) Includes presently exercisable options and warrants to purchase 242,833 shares of Common Stock at various prices, as described in the footnotes above.

CHANGE IN CONTROL

     Under the terms of MICA's Debentures, MICA is obligated to offer to prepay the Debentures in the event of a "change in control" of MICA. "Change in control" is defined to include the acquisition by any person or group of persons of the power to elect, appoint or cause the election of at least a majority of the members of the Board of Directors. "Change in control" is also defined to include the type of transaction contemplated by the Merger Agreement. If the Merger is consummated, a "change in control" would be triggered which would, in turn, give rise to the prepayment obligation. See "The Merger -- Certain Effects of the Merger."

     If the Merger is not consummated by November 19, 1996, the Settlement Agreement requires that the current members of MICA's Board of Directors resign from their positions and be replaced by designees of the Steel Parties. In the opinion of MICA's legal advisors, if the designees of the Steel Parties constitute the entire Board, it would trigger a "change in control," which, in turn, would give rise to the prepayment obligation. Steel has advised MICA that it and its legal advisors disagree with this conclusion and have concluded that no "change in control" would occur for purposes of the Debentures if Steel assumes control of the Board and hence that no prepayment obligation would be triggered. See "The Merger -- Background of the Merger" and " -- Conduct of Business if the Merger is Not Consummated."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dr. Keith R. Burnett, a director of the Company, is a principal and officer of Magnetic Imaging Medical Group ("MIMG"), which provides radiology and other medical services for the Company's Diagnostic Medical Centers located in Long Beach, Huntington Beach, Laguna Niguel and Downey, California. MIMG is a Co-General Partner of the center in Long Beach. Dr. Burnett serves as the Medical Director for the facilities in Huntington Beach and Laguna Niguel. The Management, Licensing and Facilities Agreements between the respective Centers and MIMG ("Agreements") provide that MICA will receive for services rendered:
80% of the revenues collected at Long Beach Medical Imaging Clinic, Medical Imaging Center of Huntington Beach and Laguna Niguel MRI Center, and 82% at Downey MRI Center. Pursuant to the Agreements, the balance of the amounts collected is retained by MIMG as their fee. For the six months ended June 30, 1996, the Company's share of revenues collected from the four centers was $668,000, $905,000, $381,000 and $392,000, respectively; MIMG's share of the revenues collected was $179,000, $210,000, $79,000 and $75,000, respectively.

     On March 19, 1996, (i) MICA and certain of its affiliates entered into the Settlement Agreement with the Steel Parties and (ii) MICA entered into a Standstill Agreement with Arrowhead. See "The Merger -- Background of the Merger."

                               CERTAIN LITIGATION

     On September 18, 1996, Raytel Imaging Mid-Atlantic, Inc. ("Raytel") commenced litigation in the California Superior Court for the County of San Diego against MICA, MICA FLO I, INC., a wholly owned subsidiary of MICA ("MICA FLO"), and USDL. Raytel's complaint alleges, among other matters, that MICA and MICA FLO breached a joint venture agreement dated December 31, 1986 among (i) Raytel's predecessor, Medical Imaging Partners, L.P., a Delaware limited partnership ("MIP"), (ii) MICA and (ii) Orlando Diagnostic Center, Inc., a Florida corporation, an unrelated third party (the "Joint Venture Agreement"). The Joint Venture Agreement was entered into for purposes of owning and operating a diagnostic medical imaging center in Orlando, Florida. Pursuant to the Joint Venture Agreement, the parties formed a California limited partnership called Orlando Diagnostic Center, L.P. ("ODC"). The complaint also asserts claims against MICA, MICA FLO and USDL for intentional interference with economic relations and conspiracy to interfere with economic relations.

     The complaint alleges, among other things, that (i) if any proposal exists under which MICA is to be merged or consolidated with any entity unaffiliated with MICA, the Joint Venture Agreement gives Raytel (as MIP's successor) the right either to purchase MICA's interest in ODC or to require MICA to purchase Raytel's interest in ODC (the "Buyout Rights"), and (ii) the Merger triggers the Buyout Rights. The complaint claims that MICA and MICA FLO have breached the Joint Venture Agreement by refusing to honor Raytel's claimed Buyout Rights under the Joint Venture Agreement, and that USDL has caused MICA and MICA FLO to breach the Joint Venture Agreement by entering into the Merger Agreement. The complaint seeks unspecified compensatory damages, punitive damages in an amount of at least $5,000,000, declaratory relief, and injunctive relief enjoining MICA and USDL from consummating the Merger and requiring MICA either to sell its interest in ODC to Raytel for its fair market value or to purchase Raytel's interest in ODC, at Raytel's election. MICA believes it has meritorious defenses and intends to defend the case vigorously.

     MICA is also a party to other litigation arising in the normal course of its business. Except as otherwise provided, MICA does not believe that the results of such other litigation, even if determined adversely to MICA, would have a material effect on its financial position.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP are MICA's independent public accountants. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting to respond to appropriate questions of shareholders and make a statement if they so desire. The consolidated financial statements and schedules of MICA for the five years ended December 31, 1995, 1994, 1993, 1992 and 1991 have been audited by Ernst & Young LLP. Such financial statements and schedules have been incorporated herein by reference in reliance on the reports of Ernst & Young LLP given on the authority of such firm as experts in auditing and accounting.

                                 OTHER MATTERS

     The Board of Directors does not presently know of any matters to be presented for consideration at the Special Meeting other than matters described in the Notice of Special Meeting mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The proxy confers discretionary authority to vote only with respect to matters that the Board of Directors did not know within a reasonable time before the mailing of these materials were to be presented at the Special Meeting.

                             SHAREHOLDER PROPOSALS

     If the Merger is consummated, no public annual meetings of shareholders of MICA will be held in the future. If the Merger is not consummated, because the date of any such annual meeting cannot currently be determined, shareholders will be informed (by press release or other means determined reasonable by MICA) of the date of such meeting and the date that shareholder proposals for inclusion in the proxy material must be received by MICA, which proposals must comply with the rules and regulations of the Securities and Exchange Commission (the "Commission") then in effect.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish the Company with copies of all reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, and subject to the allegations made by the Company in connection with their January 10, 1996 litigation against the Steel Defendants, the Company believes that during its 1995 fiscal year all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with. See "The Merger -- Background of the Merger."

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report..........................................................    F-2
Consolidated Financial Statements (unaudited):
  Consolidated Balance Sheets at December 31, 1995 and
     June 30, 1996 (unaudited)........................................................    F-3
  Consolidated Statements of Income for the Six Months
     Ended June 30, 1995 and 1996 (unaudited).........................................    F-4
  Consolidated Statements of Cash Flows for the Six Months
     Ended June 30, 1995 and 1996 (unaudited).........................................    F-5
  Consolidated Statements of Shareholders' Equity
     (Net Capital Deficiency) at December 31, 1995
     and June 30, 1996 (unaudited)....................................................    F-6
  Notes to Consolidated Financial Statements..........................................    F-7
Consolidated Financial Statements (audited):
  Consolidated Balance Sheets at December 31, 1994 and 1995...........................    F-9
  Consolidated Statements of Operations at
     December 31, 1993, 1994 and 1995.................................................   F-10
  Consolidated Statements of Shareholders' Equity
     (Net Capital Deficiency) at December 31, 1993, 1994 and 1995.....................   F-11
  Consolidated Statements of Cash Flows at
     December 31, 1993, 1994 and 1995.................................................   F-12
  Notes to Consolidated Financial Statements..........................................   F-13

              REPORT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Medical Imaging Centers of America, Inc.

     We have audited the accompanying consolidated balance sheets of Medical Imaging Centers of America, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (net capital deficiency) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medical Imaging Centers of America, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Diego, California
February 2, 1996, except for Note 2
as to which the date is March 19, 1996

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                               JUNE 30, 1996       DECEMBER 31, 1995
                                                               -------------       -----------------
                                                                    (IN THOUSANDS EXCEPT SHARE
                                                                           INFORMATION)
                                              ASSETS:
Current assets:
  Cash and cash equivalents (includes restricted cash of $230
     in 1996 and $422 in 1995)...............................    $   4,696             $  10,732
  Trade and notes receivable, net of allowance for doubtful
     accounts of $4,334 in 1996 and $4,503 in 1995...........        7,930                 7,711
  Prepaid expenses and other current assets..................          638                   725
                                                                  --------              --------
          Total current assets...............................       13,264                19,168
Equipment and leasehold improvements, net of accumulated
  depreciation and amortization of $17,822 in 1996 and
  $25,168 in 1995............................................       13,439                16,274
Equipment held for sale, net of accumulated depreciation of
  $1,474 in 1996 and $4,863 in 1995..........................          300                   800
Investment in and advances to unconsolidated entities, net of
  reserves of $1,845 in 1996 and $1,788 in 1995..............        1,468                 1,489
Intangible assets, net of accumulated amortization of $1,725
  in 1996 and $1,645 in 1995.................................          830                 1,087
Other assets.................................................          796                   830
                                                                  --------              --------
                                                                 $  30,097             $  39,648
                                                                  ========              ========
                               LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Current portion long-term debt and capital lease
     obligations.............................................    $   5,427             $  11,161
  Current portion convertible subordinated debt..............        2,600                 2,800
  Accounts payable...........................................        1,268                 1,107
  Accrued compensation.......................................          686                   697
  Other accrued liabilities..................................        2,119                 3,066
                                                                  --------              --------
          Total current liabilities..........................       12,100                18,831
Long-term debt and capital lease obligations.................        8,361                11,182
Minority interest in consolidated partnerships...............        1,053                 1,222
Convertible subordinated debt................................        2,800                 5,400
Commitments
Shareholders' Equity:
  Preferred stock, no par value, 5,000,000 shares authorized;
     Series B preferred shares, no par value, 300,000 shares
     authorized, no shares issued or outstanding.............           --                    --
  Common stock, no par value, 30,000,000 shares authorized;
     2,695,226 and 2,479,460 shares issued and outstanding at
     June 30, 1996 and December 31, 1995, respectively.......       55,995                54,691
Accumulated deficit..........................................      (50,212)              (51,678)
                                                                  --------              --------
          Total shareholders' equity.........................        5,783                 3,013
                                                                  --------              --------
                                                                 $  30,097             $  39,648
                                                                  ========              ========

                            See accompanying notes.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                       THREE MONTHS ENDED      SIX MONTHS ENDED
                                                            JUNE 30,               JUNE 30,
                                                       ------------------     -------------------
                                                        1996       1995        1996        1995
                                                       ------     -------     -------     -------
                                                             (IN THOUSANDS EXCEPT PER SHARE
                                                                      INFORMATION)
REVENUES:
  Medical services...................................  $8,961     $11,634     $18,066     $23,773
  Equipment and medical suite sales..................      35         236         383       2,272
                                                       ------     -------     -------     -------
          Total revenues.............................   8,996      11,870      18,449      26,045
COSTS AND EXPENSES:
  Costs of medical services..........................   5,341       7,086      10,543      14,492
  Costs of equipment and medical suite sales.........      33         231          99       1,773
  Marketing, general and administrative..............     776         687       1,473       1,469
  Provision for doubtful accounts....................     149         220         272         488
  Depreciation and amortization of equipment and
     leasehold improvements..........................   1,554       2,498       3,230       5,131
  Amortization of intangibles........................     102         123         203         245
  Equity in net income of unconsolidated entities....    (240)       (172)       (420)       (355)
  Gain on disposal of equipment......................    (382)         --        (382)         --
  Interest expense...................................     458         839       1,018       1,794
  Interest income....................................     (82)       (106)       (210)       (260)
  Special charge.....................................      --          --       1,325          --
                                                       ------     -------     -------     -------
          Total costs and expenses...................   7,709      11,406      17,151      24,777
                                                       ------     -------     -------     -------
Income before minority interest and extraordinary
  gain...............................................   1,287         464       1,298       1,268
Minority interest in net (income) loss of
  consolidated partnerships..........................      45          87         (36)        207
                                                       ------     -------     -------     -------
Income before income taxes and extraordinary gain....   1,332         551       1,262       1,475
Income tax provision.................................      45          --          45          --
                                                       ------     -------     -------     -------
Income before extraordinary gain.....................   1,287         551       1,217       1,475
Extraordinary gain, net of tax.......................      --          --         382          --
                                                       ------     -------     -------     -------
Net income...........................................  $1,287     $   551     $ 1,599     $ 1,475
                                                       ======     =======     =======     =======
PRIMARY EARNINGS PER SHARE:
  Income before extraordinary gain...................  $ 0.45     $  0.22     $  0.43     $  0.58
                                                       ======     =======     =======     =======
  Extraordinary gain.................................  $ 0.00     $  0.00     $  0.14     $  0.00
                                                       ======     =======     =======     =======
  Net income.........................................  $ 0.45     $  0.22     $  0.57     $  0.58
                                                       ======     =======     =======     =======
FULLY DILUTED EARNINGS PER SHARE:
  Net income.........................................  $ 0.43     $  0.22     $  0.56     $  0.55
                                                       ======     =======     =======     =======
SHARES USED IN PER SHARE AMOUNTS:
  Primary............................................   2,844       2,549       2,818       2,545
                                                       ======     =======     =======     =======
  Fully diluted......................................   3,276       2,549       3,312       3,337
                                                       ======     =======     =======     =======

                            See accompanying notes.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        SIX MONTHS ENDED JUNE
                                                                                 30,
                                                                        ----------------------
                                                                         1996           1995
                                                                        -------       --------
                                                                            (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income..........................................................  $ 1,599       $  1,475
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization....................................    3,433          5,376
     Amortization of deferred financing costs.........................       36             62
     Provision for doubtful accounts..................................      272            488
     Equity in net income of unconsolidated partnerships..............     (192)            --
     Minority interest in net income (loss) of consolidated
      partnerships....................................................       36           (207)
     Net value of equipment sold......................................      150          1,881
     Extraordinary gain from debt forgiveness.........................     (517)            --
     Gain on disposal of equipment....................................     (382)            --
  Change in assets and liabilities:
     Increase in trade receivables....................................     (491)            (1)
     Decrease in prepaid expenses and other current assets............       87            646
     Decrease in accounts payable and other accrued liabilities.......     (786)          (738)
     Decrease in accrued compensation.................................      (11)          (520)
                                                                        -------       --------
          Net cash provided by operating activities...................    3,234          8,462
INVESTING ACTIVITIES:
  Capital expenditures................................................     (234)          (449)
  Decrease in investment in and advances to unconsolidated entities,
     net..............................................................      213            294
  Cost of acquisitions................................................     (205)           (60)
  Other, net..........................................................       34            (11)
                                                                        -------       --------
          Net cash used in investing activities.......................     (192)          (226)
FINANCING ACTIVITIES:
  Principal payments on long-term debt and capital lease
     obligations......................................................   (9,137)       (10,097)
  Distribution to minority interests..................................       --           (151)
  Redemption of Shareholder Rights....................................     (133)            --
  Other, net..........................................................      192             61
                                                                        -------       --------
          Net cash used in financing activities.......................   (9,078)       (10,187)
                                                                        -------       --------
  Net decrease in cash and cash equivalents...........................   (6,036)        (1,951)
  Cash and cash equivalents at beginning of period....................   10,732          8,524
                                                                        -------       --------
  Cash and cash equivalents at end of period..........................  $ 4,696       $  6,573
                                                                        =======       ========
  SUPPLEMENTAL CASH FLOW DATA:
  Interest paid.......................................................  $ 1,010       $  1,760
                                                                        =======       ========
  Income taxes paid...................................................  $   153       $     98
                                                                        =======       ========
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Additions to capital lease and long-term debt obligations...........  $   131       $    671
                                                                        =======       ========
  Retirement of debt and termination of capital lease obligations.....  $ 2,349       $    639
                                                                        =======       ========
  Net value of equipment and intangible assets disposed...............  $   338       $     --
                                                                        =======       ========

                            See accompanying notes.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                COMMON SHARES
                                                                 ISSUED AND
                                                                 OUTSTANDING
                                                            ---------------------     ACCUMULATED
                                                             SHARES       AMOUNT        DEFICIT
                                                            ---------     -------     -----------
                                                               (IN THOUSANDS EXCEPT PER SHARE
                                                                        INFORMATION)
Balance at December 31, 1995..............................  2,479,460     $54,691      $ (51,678)
Proceeds from issuance of common stock purchase
  warrants................................................    160,000         912             --
Fair value assigned to warrants issued in connection with
  debt forgiveness........................................         --         200             --
Stock options exercised...................................     55,766         192             --
Redemption of Shareholder Rights..........................         --          --           (133)
Net income................................................         --          --          1,599
                                                            ---------     -------       --------
Balance at June 30, 1996..................................  2,695,226     $55,995      $ (50,212)
                                                            =========     =======       ========

                            See accompanying notes.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     1. The financial statements included herein have been prepared by Medical Imaging Centers of America, Inc. ("MICA" or the "Company"), without audit, according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes the disclosures that are made are adequate to make the information presented not misleading. Further, in the opinion of the Company, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position and results of operations of the Company as of and for the periods indicated, have been included.

     It is suggested that these financial statements be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 1995, which are included in the Company's Form 10-K. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 1996.

     2. On January 2, 1996, Steel Partners II, L.P. ("Steel"), which as of March 19, 1996 owned 19.8% of the Company's outstanding common stock, filed proxy materials with the Securities and Exchange Commission to replace the current Board of Directors with its own representatives. As requested by Steel, the Company held a special meeting of shareholders on February 26, 1996. On March 19, 1996, the Company and Steel entered into an Agreement of Compromise and Settlement (the "Settlement Agreement"). The Settlement Agreement called for the dismissal of all pending litigation and provided for mutual releases. The Settlement Agreement also provided that the February 26, 1996 Special Meeting of Shareholders would be adjourned without any final report from the Inspector of Elections, leaving the current Board of Directors in place.

     Pursuant to the Settlement Agreement, the Company initiated a process to sell or merge the Company (the "Auction Process"). The current members of the Company's Board of Directors agreed that if the process did not result in an announcement of a sale or merger transaction by June 19, 1996, a definitive agreement for a sale or merger transaction by July 19, 1996, and the consummation of a sale or merger transaction by November 19, 1996, they would resign from their positions and be replaced by designees of Steel. In addition, the Settlement Agreement also required the Company to redeem all outstanding Rights issued pursuant to the Company's shareholder rights plan and prohibited the Company from enacting a new shareholder rights plan without the prior written consent of Steel. During the Auction Process, Steel agreed that it would not acquire beneficial ownership of any of the Company's securities. Total expenditures for the proxy solicitation, including the fees and expenses of the Company's attorneys, financial advisors, public relations firm and proxy solicitors, excluding salaries and wages of its officers and employees and including the amounts reimbursed to Steel, totaled $1,325,000, and a charge was recorded to operations in the first quarter of 1996.

     On July 17, 1996, Steel agreed to an amendment of the Settlement Agreement extending the date a definitive agreement for a sale or merger transaction was required to be entered into from prior to July 19, 1996 to prior to August 2, 1996.

     On August 1, 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with U.S. Diagnostic Labs, Inc., a Delaware corporation ("USDL"), and its wholly owned subsidiary MICA Acquiring Corporation, a California corporation ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into MICA whereupon the separate existence of Merger Sub will cease and MICA will become a wholly owned subsidiary of USDL (the "Merger"). Pursuant to the Merger, each outstanding share of MICA's common stock, no par value ("MICA Common Stock"), would be converted into a right to receive $11.75 in cash (the "Merger Consideration"). Each option to purchase MICA Common Stock (each a "MICA Option") would be canceled and each holder of a MICA Option would be entitled to a cash payment equal to the product of the total number of shares subject to the MICA Option and the excess of $11.75 over the exercise price per share of the MICA Common Stock subject to the

MICA Option. USDL currently does not beneficially own, directly or indirectly, any of MICA's voting securities apart from any beneficial ownership interest it may have as a result of entering into the Merger Agreement. Following the Merger, MICA's Board of Directors will be filled with USDL's designees. The Board of Directors has received a written opinion dated as of August 1, 1996 from Batchelder & Partners, Inc. ("Batchelder"), its financial advisor, stating that the Merger Consideration is fair to the MICA shareholders from a financial point of view. The amount paid to Batchelder for its written opinion was $200,000 and such a charge will be recorded in the third quarter of 1996.

     The Merger is subject to the approval of the shareholders of MICA, certain regulatory approvals and filings, including expiration of the waiting period under the Hart-Scott-Rodino Improvements Act of 1976, as amended, and other customary conditions. If the Merger is not consummated either because (i) USDL terminates the Merger Agreement by reason of the Company's material breach of the Merger Agreement and failure to cure such breach within ten (10) days' notice from USDL, or (ii) the Board of Directors of MICA withdraws, modifies or changes its approval of the Merger Agreement or the Merger in any manner adverse to USDL or Merger Sub, or determines in good faith with the advice of outside legal counsel that, in the exercise of its fiduciary obligations, termination of the Merger Agreement is required by reason of an agreement with a third party with respect to a business combination or similar transaction, MICA is obligated to pay USDL a fee of 3% of the total Merger Consideration. If the Merger is not consummated because USDL terminates the Merger Agreement because of MICA's material breach of any representations or warranties in the Merger Agreement (with such breach not cured either prior to the closing of the Merger or within thirty (30) days after written notice from USDL), MICA is obligated to pay USDL reasonable out-of-pocket expenses and fees up to $200,000. The Merger Agreement can be terminated by either party if the Merger is not consummated by November 19, 1996. A copy of the Merger Agreement has been filed on Form 8-K by the Company on August 9, 1996.

     3. During the second quarter of 1996, the Company assigned its obligation under certain capital equipment lease debt to its hospital customer. A gain from the disposal of equipment of $382,000 was recorded during the second quarter related to this transaction.

     4. Primary and fully diluted net income per share is computed on the basis of weighted average number of common shares outstanding and includes common stock equivalents when their effect is dilutive. For the quarter ended June 30, 1995, common stock equivalents and additional shares from the conversion of debentures were excluded from the fully diluted net income computation as their effect was antidilutive. All per share data has been restated for all periods presented to give effect to a one-for-five reverse stock split for shareholders of record on October 16, 1995.

     5. An income tax provision of $45,000 was recorded for the three months ended June 30, 1996, primarily reflecting alternative minimum and state taxes due. No income tax provision was recorded for the three months ending March 31, 1996 or three and six month periods ending June 30, 1995 due to net operating loss carryforwards available for income tax purposes.

     6. Certain 1995 amounts have been reclassified to conform with the June 30, 1996 presentation.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
                                                                         (IN THOUSANDS EXCEPT
                                                                          SHARE INFORMATION)
                                           ASSETS:
Current assets:
  Cash and cash equivalents (includes restricted cash of $422 in 1995
     and $655 in 1994).................................................  $ 10,732     $  8,524
  Trade and notes receivable, net......................................     7,711        9,524
  Prepaid expenses and other current assets............................       725        1,550
                                                                         --------     --------
          Total current assets.........................................    19,168       19,598
Equipment and leasehold improvements, net..............................    16,274       29,216
Equipment held for sale, net...........................................       800          400
Investment in and advances to unconsolidated entities, net.............     1,489        2,069
Intangible assets, net.................................................     1,087        1,269
Other assets...........................................................       830          917
                                                                         --------     --------
                                                                         $ 39,648     $ 53,469
                                                                         ========     ========
                LIABILITIES AND SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY):
Current liabilities:
  Current portion long-term debt and capital lease obligations.........  $ 11,161     $ 11,541
  Current portion convertible subordinated debt........................     2,800        2,800
  Accounts payable.....................................................     1,107        2,062
  Accrued compensation.................................................       697        1,493
  Other accrued liabilities............................................     3,066        3,430
                                                                         --------     --------
          Total current liabilities....................................    18,831       21,326
                                                                         --------     --------
Long-term debt and capital lease obligations...........................    11,182       25,206
Minority interest in consolidated partnerships.........................     1,222        1,598
Convertible subordinated debt..........................................     5,400        8,200
Commitments
Shareholders' equity (net capital deficiency):
  Preferred stock, no par value, 5,000,000 shares authorized; Series B preferred shares, no par value, 300,000 shares authorized, no
     shares issued or outstanding......................................        --           --
  Common stock, no par value, 30,000,000 shares authorized; 2,479,460 and 2,426,645 shares issued and outstanding at December 31, 1995
     and 1994, respectively............................................    54,691       54,473
Accumulated deficit....................................................   (51,678)     (57,334)
                                                                         --------     --------
          Total Shareholders' equity (net capital deficiency)..........     3,013       (2,861)
                                                                         --------     --------
                                                                         $ 39,648     $ 53,469
                                                                         ========     ========

                            See accompanying notes.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                1995        1994         1993
                                                               -------     -------     --------
                                                                (IN THOUSANDS EXCEPT PER SHARE
                                                                         INFORMATION)
REVENUES:
  Medical services...........................................  $43,192     $55,440     $ 65,786
  Equipment and medical suite sales..........................    3,345       1,866        3,011
                                                               -------     -------     --------
          Total revenues.....................................   46,537      57,306       68,797
COSTS AND EXPENSES:
  Costs of medical services..................................   25,387      33,693       42,786
  Costs of equipment and medical suite sales.................    2,846       1,749        2,664
  Marketing, general and administrative......................    2,773       5,550        7,872
  Provision for doubtful accounts............................    1,059       1,343        2,643
  Depreciation and amortization of equipment and leasehold
     improvements............................................    9,471      12,221       12,672
  Amortization of intangibles and deferred costs.............      490         366        1,190
  Equity in net income of unconsolidated entities............     (674)       (708)        (531)
  Interest expense...........................................    3,557       5,258        6,459
  Interest income............................................     (534)       (454)        (657)
  Special charge.............................................       --          --       23,490
  Gain on sale of assets.....................................   (3,460)         --           --
                                                               -------     -------     --------
          Total costs and expenses...........................   40,915      59,018       98,588
                                                               -------     -------     --------
Income (loss) before minority interest, income taxes and
  extraordinary gain.........................................    5,622      (1,712)     (29,791)
Minority interest in net (income) loss of consolidated
  partnerships...............................................      214         (98)         178
                                                               -------     -------     --------
Income (loss) before income taxes and extraordinary gain.....    5,836      (1,810)     (29,613)
Income tax provision.........................................      180          --           --
                                                               -------     -------     --------
Income (loss) before extraordinary gain......................    5,656      (1,810)     (29,613)
Extraordinary gain...........................................       --       1,316           --
                                                               -------     -------     --------
Net income (loss)............................................  $ 5,656     $  (494)    $(29,613)
                                                               =======     =======     ========
PRIMARY EARNINGS PER SHARE:
  Income (loss) before extraordinary gain....................  $  2.19     $  (.75)    $ (12.54)
  Extraordinary gain.........................................  $    --     $   .55     $     --
                                                               -------     -------     --------
  Net income (loss)..........................................  $  2.19     $  (.20)    $ (12.54)
                                                               =======     =======     ========
FULLY DILUTED EARNINGS PER SHARE:
  Net income (loss)..........................................  $  1.96     $  (.20)    $ (12.54)
                                                               =======     =======     ========
SHARES USED IN PER SHARE AMOUNTS:
  Primary....................................................    2,585       2,426        2,361
                                                               =======     =======     ========
  Fully Diluted..............................................    3,219       2,426        2,361
                                                               =======     =======     ========

                            See accompanying notes.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                            (NET CAPITAL DEFICIENCY)

                                                       COMMON SHARES
                                        --------------------------------------------
                                             ISSUED AND
                                             OUTSTANDING               ISSUABLE
                                        ---------------------     ------------------     ACCUMULATED
                                         SHARES       AMOUNT      SHARES      AMOUNT       DEFICIT
                                        ---------     -------     -------     ------     -----------
                                                (IN THOUSANDS EXCEPT PER SHARE INFORMATION)
Balance at December 31, 1992..........  2,361,085     $53,670      64,894     $ 800       $ (27,227)
Net loss..............................         --          --          --        --         (29,613)
                                        ---------     -------     -------     -----        --------
Balance at December 31, 1993..........  2,361,085      53,670      64,894       800         (56,840)
Stock options exercised...............        666           3          --        --              --
Litigation settlement -- common shares
  issued..............................     64,894         800     (64,894)     (800 )            --
Net loss..............................         --          --          --        --            (494)
                                        ---------     -------     -------     -----        --------
Balance at December 31, 1994..........  2,426,645      54,473          --        --       $ (57,334)
Stock options exercised...............     53,000         219          --        --              --
Cash paid for fractional shares
  resulting from one-for-five reverse
  stock split.........................       (185)         (1)         --        --              --
Net income............................         --          --          --        --           5,656
                                        ---------     -------     -------     -----        --------
Balance at December 31, 1995..........  2,479,460     $54,691          --     $  --       $ (51,678)
                                        =========     =======     =======     =====        ========

                            See accompanying notes.

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            YEAR ENDED DECEMBER 31,
                                                                       ----------------------------------
                                                                         1995         1994         1993
                                                                       --------     --------     --------
                                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)..................................................  $  5,656     $   (494)    $(29,613)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization....................................     9,961       12,587       13,862
    Amortization of deferred financing costs.........................        97          135          135
    Provision for doubtful accounts..................................     1,059        1,343        2,643
    Equity in net income of unconsolidated entities, net of
      distributions..................................................        --         (430)        (260)
    Minority interest in net income (loss) of consolidated
      partnerships...................................................      (214)          98         (178)
    Net value of equipment sold......................................     2,826        1,404        4,700
    Gain on sale of Division assets..................................    (3,460)          --           --
    Extraordinary gain...............................................        --       (1,316)          --
    Special charge...................................................        --           --       23,490
  Change in assets and liabilities:
    Decrease (increase) in trade receivables.........................     1,081        1,937       (1,210)
    Decrease in prepaid expenses and other current assets............       823          346        1,125
    Decrease in accounts payable and other accrued liabilities.......    (1,623)        (634)      (2,180)
    Decrease in accrued compensation.................................      (796)         (61)        (913)
    Decrease in other................................................        --           --          494
                                                                       --------     --------     --------
         Net cash provided by operating activities...................    15,410       14,915       12,095
INVESTING ACTIVITIES:
  Proceeds from sale of Division assets..............................     3,746           --           --
  Capital expenditures...............................................    (1,282)      (3,065)      (3,286)
  Decrease in notes receivable.......................................        --          200          114
  Decrease in investment in and advances to unconsolidated entities,
    net..............................................................       475          368          197
  Acquisitions, net of cash..........................................      (312)        (657)          --
  Proceeds from the sale of long-term investments....................        --           --        2,750
  Other, net.........................................................        (1)          80          387
                                                                       --------     --------     --------
         Net cash provided by (used in) investing activities.........     2,626       (3,074)         162
FINANCING ACTIVITIES:
  Principal payments on long-term debt and capital lease
    obligations......................................................   (15,901)     (11,904)     (15,510)
  Proceeds from the issuance of long-term debt.......................        --        1,123        7,089
  Distribution to minority interests.................................      (151)        (590)        (459)
  Other, net.........................................................       224         (128)         (57)
                                                                       --------     --------     --------
         Net cash used in financing activities.......................   (15,828)     (11,499)      (8,937)
                                                                       --------     --------     --------
Net increase in cash and cash equivalents............................     2,208          342        3,320
Cash and cash equivalents at beginning of year.......................     8,524        8,182        4,862
                                                                       --------     --------     --------
Cash and cash equivalents at end of year.............................  $ 10,732     $  8,524     $  8,182
                                                                       ========     ========     ========
SUPPLEMENTAL CASH FLOW DATA:
  Interest paid......................................................  $  3,488     $  5,123     $  5,918
                                                                       ========     ========     ========
  Income taxes paid..................................................  $    180     $     67     $     88
                                                                       ========     ========     ========
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Additions to capital lease obligations.............................  $  1,274     $  8,545     $  7,481
                                                                       ========     ========     ========
  Retirement of debt and termination of capital lease obligations in
    exchange for equipment...........................................  $  1,570     $  7,075     $  7,655
                                                                       ========     ========     ========
  Assignment of debt related to sale of Division assets..............  $  1,047     $     --     $     --
                                                                       ========     ========     ========
  Acquisitions:
  Fair value of assets acquired, other than cash.....................  $     11     $    266     $     --
  Excess of purchase price over fair value...........................       301          875           --
  Notes assumed......................................................        --         (484)          --
                                                                       --------     --------     --------
         Acquisitions, net of cash...................................  $    312     $    657     $     --
                                                                       ========     ========     ========

                            See accompanying notes.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations -- Medical Imaging Centers of America, Inc. ("MICA" or the "Company") is a California corporation which provides medical diagnostic imaging services to physicians, managed care providers and hospitals nationwide. These services are provided to patients under DMC arrangements and to hospitals primarily under fee-for-service arrangements which account for approximately 61% and 39%, respectively, of medical services revenues.

     Principles of Consolidation -- The accompanying financial statements consolidate the accounts of the Company, its wholly-owned subsidiaries, and certain majority controlled Diagnostic Medical Centers ("DMCs"). Investments in DMCs for which the Company does not have a controlling majority ownership are accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Revenues -- Revenue is recognized when services are provided through DMCs, fee-for-service arrangements with hospitals and management agreements with unconsolidated and managed DMCs.

     Cash and Cash Equivalents -- The Company considers cash equivalents to be those instruments with original maturities of three months or less. At December 31, 1995 and 1994, cash restricted for use in DMC operations was $422,000 and $655,000, respectively.

     Net Income (Loss) Per Share -- Net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding and common share equivalents and convertible debentures if dilutive. The Company effected a one-for-five reverse stock split for shareholders of record on October 16, 1995. All per share data has been restated for all periods presented to give effect to the reverse stock split. The Company's Common Stock trades on the OTC Bulletin Board under the new symbol "MIGA".

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications -- Certain amounts in the 1994 and 1993 financial statements have been reclassified to conform with the 1995 presentation.

     Other -- See Notes 6, 7 and 11 for accounting policies related to depreciation, amortization and income taxes.

2. SETTLEMENT AGREEMENT

     On January 2, 1996, Steel Partners II, L.P. ("Steel"), which as of March 19, 1996 owned 19.8% of the Company's outstanding common stock, filed proxy materials with the Securities and Exchange Commission to replace the current Board of Directors with its own representatives. The Company held a special meeting of shareholders on February 26, 1996. On March 19, 1996, the Company and Steel entered into an Agreement of Compromise and Settlement (the "Settlement Agreement"). The Settlement Agreement calls for the dismissal of all pending litigation and provides for mutual releases. The Settlement Agreement also provides that the February 26, 1996 Special Meeting of Shareholders will be adjourned without any final report from the Inspector of Elections, leaving the current Board of Directors in place.

     Pursuant to the Settlement Agreement, the Company is required to initiate a process to sell or merge the Company ("Auction Process"). If the process does not result in an announcement of a sale or merger transaction by June 19, 1996, a definitive agreement for a sale or merger transaction by July 19, 1996, or the consummation of a sale or merger transaction by November 19, 1996, the current members of the Company's Board of Directors will resign from their positions and be replaced by designees of Steel.

     The Settlement Agreement calls for the company to amend the severance agreements of the Company's chief executive officer and chief financial officer to provide that the Company's failure to meet such deadlines shall constitute an "involuntary termination" for purposes of their respective severance packages.

     Steel has agreed that it will not acquire beneficial ownership of any of the Company's securities during the Auction Process.

     The Settlement Agreement also requires the Company to redeem all outstanding Rights issued pursuant to the Company's shareholder rights plan and prohibits the Company from enacting a new shareholder rights plan without the prior written consent of Steel (see Note 12).

     Simultaneous with its entering into the settlement, the Company entered into a Standstill Agreement with Arrowhead Holdings Corporation, a Delaware corporation ("Arrowhead"), containing substantially the same terms as the Settlement Agreement with Steel.

     The Company estimates that the total expenditures for such solicitation, including the fees and expenses of the Company's attorneys, financial advisors, public relations firm and proxy solicitors, excluding salaries and wages of its officers and employees and including the amounts reimbursed to Steel, will be approximately $1,325,000, and will be recorded as a charge to operations in the first quarter of 1996. No amounts have been reflected in the financial statements as of December 31, 1995 with regard to the Company's Settlement Agreement and proxy solicitation.

3. OPERATIONS

     The Company had cash and cash equivalents of $10.7 million and working capital of $337,000 as of December 31, 1995. Although there can be no assurances, management believes that its cash on hand at year end and cashflow from future operations will be sufficient to meet its obligations as they come due.

     The successful operation of the Company is dependent on the effects of certain trends and legislation affecting the healthcare industry. The Omnibus Budget Reconciliation Act of 1993 ("Stark II") limits referrals by physicians of Medicare/Medicaid patients to other providers in which the physician has an ownership interest. The Company has a limited number of limited partnership units of consolidated partnerships owned by referring physicians. The Company is in the process of acquiring these units and does not anticipate such acquisitions will require a material amount of the Company's capital. Certain states have also enacted legislation which similarly limits patient referrals, limits the fees which a patient can be charged or requires state approval for the expansion of healthcare facilities. The Company believes that the effects on its operations as a result of these legislative actions will not be material. In addition to state and federal governments, the public has recently focused significant attention on reforming the healthcare system in the United States. Within the past two years, a broad range of healthcare reform measures have been introduced in Congress and in certain state legislatures. Certain proposals, such as cutbacks in the Medicare and Medicaid programs, containment of healthcare costs that could include a freeze on prices charged by physicians, hospitals or other healthcare providers, and greater state flexibility in the administration of Medicaid, could adversely affect the Company. There can be no assurance that currently proposed or future healthcare programs, regulations or policies will not have a material adverse effect on the Company's operating results.

     On January 16, 1996 the Company entered into an agreement with a creditor to pay off a promissory note. The Company paid $1,425,000 cash and applied $912,000 in proceeds due from the exercise of a warrant to purchase 160,000 shares of MICA's Common Stock as payment in full to retire the note. In connection with this transaction the Company issued an additional warrant to purchase 60,000 shares of the Company's Common Stock at an exercise price of $8.50 per share which expires on December 31, 1998. At the date of grant, the Company allocated $200,000 to the cost of the warrant which was determined to be its fair value. The Company recorded a gain of $517,000 from the settlement of this obligation in January 1996.

4. RECEIVABLES

     Long-term receivables, which include DMC trade receivables which are not expected to be collected within one year, are included in Other assets on the accompanying consolidated balance sheets. The Company's trade receivables are primarily from hospitals and third party payor groups operating throughout the United States.

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Trade accounts receivable less allowance of $4,503 in 1995 and
      $6,046 in 1994.................................................  $ 8,431     $10,284
         Less current trade and receivables..........................   (7,711)     (9,524)
                                                                       -------     -------
              Long-term receivables..................................  $   720     $   760
                                                                       =======     =======

5. INVESTMENT IN AND ADVANCES TO UNCONSOLIDATED ENTITIES

     The Company has investments in certain DMCs which are accounted for using the equity method. Unaudited summarized combined financial information for the unconsolidated DMCs is as follows:

BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                        ------------------
                                                                         1995       1994
                                                                        ------     -------
                                                                          (IN THOUSANDS)
    Current assets....................................................  $4,387     $ 5,288
    Equipment and leasehold improvements, net.........................   3,909       5,432
    Other assets......................................................     118         126
                                                                        ------     -------
                                                                        $8,414     $10,846
                                                                        ======     =======
    Current liabilities...............................................  $2,879     $ 2,388
    Advances from MICA................................................   2,008       2,285
    Long-term debt and capital lease obligations......................   2,198       4,020
    Partners' equity..................................................   1,329       2,153
                                                                        ------     -------
                                                                        $8,414     $10,846
                                                                        ======     =======

     The Company's share of partners equity in unconsolidated DMCs is $903,000 and $1,393,000 at December 31, 1995 and 1994, respectively. The Company has recorded valuation allowances at December 31, 1995 and 1994 of $1,788,000 against its advances to unconsolidated entities of $2,375,000 and $2,464,000, respectively.

STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Revenues..............................................  $10,431     $11,279     $10,986
    Costs and expenses....................................    7,550       8,587       8,657
                                                            -------     -------     -------
    Net income............................................  $ 2,881     $ 2,692     $ 2,329
                                                            =======     =======     =======

     The Company's revenues include $629,000, $744,000 and $737,000 for the years ended 1995, 1994 and 1993 respectively from management fees from the unconsolidated DMCs.

     The Company has guaranteed $3,899,000 in capital lease and debt obligations of its unconsolidated DMCs with terms through 2000.

6. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements are carried at the lower of cost or net realizable value and are summarized as follows:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Equipment and furniture, net of valuation reserve of $5,206 in
      1995 and $6,684 in 1994......................................  $ 38,865     $ 59,683
    Leasehold improvements.........................................     2,577        3,207
                                                                     --------     --------
                                                                     $ 41,442     $ 62,890
    Accumulated depreciation and amortization......................   (25,168)     (33,674)
                                                                     --------     --------
                                                                     $ 16,274     $ 29,216
                                                                     ========     ========

     Depreciation and amortization are calculated on a straight-line basis over the estimated useful life of the asset or over the lease term, if shorter. Lease terms are generally five to seven years for equipment and furniture and fifteen years for leasehold improvements. Equipment includes assets financed through capital leases of $19,040,000 and $27,965,000 with accumulated amortization of $7,949,000 and $10,825,000 at December 31, 1995 and 1994, respectively. The
Company periodically reviews its equipment portfolio to determine that its carrying value is the lower of cost or net realizable value.

     Management intends to sell certain equipment used during the year in the Company's on-going business operations. Accordingly, this equipment has been classified as equipment held for sale at its estimated realizable value at December 31, 1995 and 1994.

7. INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995       1994
                                                                         ------     ------
                                                                          (IN THOUSANDS)
    Excess of purchase price over net assets acquired, less accumulated
      amortization of $466 in 1995 and $142 in 1994....................  $  824     $  742
    Deferred costs, less accumulated amortization of $1,179 in 1995 and
      $1,464 in 1994...................................................     263        527
                                                                         ------     ------
                                                                         $1,087     $1,269
                                                                         ======     ======

     During 1995, the Company acquired certain assets of one imaging center and additional limited partner units in certain of its DMCs for $312,000 in cash. Of the total purchase price, $301,000 was allocated to goodwill and is being amortized using the straight-line method over the estimated useful life of the assets which is five years. The Company's results of operations were not materially affected as a result of these acquisitions.

     During 1994, the Company acquired certain assets of two imaging centers and additional limited partner units in certain of its DMCs for $657,000 in cash and $484,000 in promissory notes. Of the total purchase price, $875,000 was allocated to goodwill and is being amortized using the straight-line method over the estimated useful life of the assets which is three years. The Company's results of operations were not materially affected as a result of these acquisitions.

     The Company periodically reviews goodwill to assess recoverability based upon projected undiscounted cash flows to be received from operating income. If such cash flows are less than the carrying value of goodwill the difference is charged to expense.

     Deferred costs primarily include debt financing costs incurred in connection with the issuance of debentures which have been deferred and are being amortized on a weighted average basis over the term of the indebtedness.

8. DEBT

     Long-term debt for equipment financing consists of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Capital lease obligations -- weighted average interest rate
      of approximately 9%; due at various dates through 2000.....    $ 11,937     $ 18,580
    Equipment installment loans payable -- weighted average
      interest rate of approximately 7%; due at various dates
      through 2000...............................................      10,406       17,567
    Note payable to a bank -- effective interest rate of 10.5%;
      final payment made on October 23, 1995.....................          --          600
                                                                     --------     --------
                                                                       22,343       36,747
    Less current maturities......................................     (11,161)     (11,541)
                                                                     --------     --------
                                                                     $ 11,182     $ 25,206
                                                                     ========     ========

     Maturities on notes payable and long-term debt over the next five years are as follows:

                                                                             (IN THOUSANDS)
                                                                             --------------
    Years Ending December 31,
    1996.................................................................       $  7,210
    1997.................................................................          1,774
    1998.................................................................            886
    1999.................................................................            481
    2000.................................................................             55
                                                                             --------------
                                                                                $ 10,406
                                                                             ===========

     The Company finances certain equipment under capital leases. These capital leases generally have terms of five to seven years. Future minimum payments under capital leases are as follows:

                                                                             (IN THOUSANDS)
                                                                             --------------
    Years Ending December 31,
    1996.................................................................       $  4,787
    1997.................................................................          3,767
    1998.................................................................          3,059
    1999.................................................................          1,925
    2000.................................................................             78
                                                                             --------------
    Total minimum lease payments.........................................         13,616
      Amounts representing interest......................................         (1,679)
                                                                             --------------
      Present value of future minimum lease payments.....................         11,937
         Less amounts due in one year....................................         (3,951)
                                                                             --------------
         Long-term capital lease obligations.............................       $  7,986
                                                                             ===========

9. CONVERTIBLE SUBORDINATED DEBT

     Convertible subordinated debentures are due in 1999 with interest payable semi-annually at 6%. The debentures are convertible into MICA Common Stock at $15 per share and may be redeemed by the

Company if the closing bid price of the Company's Common Stock on any 20 consecutive trading days has been at least $22.50 per share. The Company is required to redeem the debentures on April 30 as follows: 1996 -- $2,800,000; and 1997 -- $2,600,000. The final payment of $2,800,000 is due April 30, 1999.
The indenture relating to this financing contains restrictions on the payment of cash dividends based upon an accumulative net income test with certain adjustments. The indenture also has limitations on the reacquisition of shares and requires a Minimum Consolidated Shareholders Equity. In addition, the Company is obligated to offer to prepay the Debentures in the event of a "change in control" of the Company. "Change in control" is defined to include the acquisition by any person or group of persons of the power to elect, appoint or cause the election of at least a majority of the members of the Board of Directors. In light of the favorable interest rate the Company currently is paying on the Debentures and the fact that the conversion price is significantly above the current market price of the Company's Common Stock, management believes that most, if not all, of the holders of the Debentures would elect prepayment of their Debentures in the event of a change in control (see Note 2). At December 31, 1995, the Company is in compliance with all debt covenants. In February of 1994, the convertible subordinated debenture holders agreed to exclude the 1993 non-cash charge of approximately $21,500,000 related to goodwill from the definition of Minimum Shareholders Equity. In return, the Company agreed to an increase in the Minimum Shareholders Equity covenant from $5,190,000 to $10,000,000.

10. COMMITMENTS

     The Company leases its facilities and certain equipment under operating lease agreements with terms ranging from three to twenty years. Certain facility lease agreements provide for rent increases based on the increases in the Consumer Price Index and operating costs. Also, the Company has the option to renew certain facility leases for additional terms varying from five to ten years.

     The Company's consolidated DMCs have entered into multi-year equipment maintenance agreements. Future minimum payments under operating leases and equipment maintenance agreements are as follows:

                                                                             (IN THOUSANDS)
                                                                             --------------
    Years Ending December 31,
    1996...................................................................     $  5,031
    1997...................................................................        3,750
    1998...................................................................        3,166
    1999...................................................................        2,392
    2000...................................................................        1,340
    Later years............................................................          574
                                                                                 -------
              Total minimum payments.......................................     $ 16,253
                                                                                 =======

     Rent expense under operating leases totaled $5,362,000, $8,263,000 and $11,509,000 for the years ended December 31, 1995, 1994 and 1993, respectively, and is included in Costs of medical services in the Company's consolidated statements of operations.

11. INCOME TAXES

     The Company accounts for income taxes using FAS Statement No. 109, Accounting for Income Taxes. Statement 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, Statement 109 generally considers all expected future events other than enactments of changes in the tax law or rates.

     At December 31, 1995, the Company had Federal net operating loss carryforwards of approximately $21,837,000 for income tax purposes that expire in 2008. The Company has investment tax credit carryforwards of approximately $418,000 which begin to expire in 1999. In addition, the Company has a Federal alternative minimum tax credit carryforward of approximately $166,000 which has no expiration date.

In accordance with the Internal Revenue Code, the Company s use of its net operating loss carryforwards could be limited in the event of certain cumulative changes in the Company's stock ownership. For financial reporting purposes, a valuation allowance of approximately $11,761,000 has been recognized to offset the deferred tax assets.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1995         1994
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Deferred tax assets:
      Net operating loss carryforwards.............................  $  7,643     $ 10,655
      Valuation reserves...........................................     4,386        5,160
      Other........................................................     3,830        4,308
                                                                     --------     --------
         Total deferred tax assets.................................    15,859       20,123
    Valuation allowance for deferred tax assets....................   (11,761)     (14,156)
                                                                     --------     --------
      Net deferred tax assets......................................     4,098        5,967
                                                                     --------     --------
    Deferred tax liabilities:
      Tax over financial reporting depreciation....................     4,098        5,967
                                                                     --------     --------
         Total deferred tax liabilities............................     4,098        5,967
                                                                     --------     --------
              Net deferred tax liabilities.........................  $     --     $     --
                                                                     ========     ========

     For the year ended 1995, MICA provided $120,000 in Federal tax related to alternative minimum tax and $60,000 related to state income tax. No income taxes were provided in 1994 or 1993.

     The reconciliation of income tax computed at the U.S. federal statutory tax rates to the income tax provision is as follows:

                                                                  1995      1994      1993
                                                                  -----     -----     -----
    Year Ended December 31,
    Federal statutory tax (benefit) rate........................   34.0%    (34.0%)   (34.0%)
    Limitation of benefit on net operating loss.................     --      32.3      16.6
    Benefit of loss carryforwards...............................  (32.1)       --        --
    Non-deductible amortization expense.........................     --        --      17.4
    State tax, net of federal income taxes......................    1.0        --        --
    Other.......................................................     .2       1.7        --
                                                                  -----     -----     -----
              Effective tax rate................................    3.1%       --%       --%
                                                                  =====     =====     =====

12. SHAREHOLDERS EQUITY

     Common Stock -- At December 31, 1995, the Company had reserved 1,113,001 shares of Common Stock for issuance in connection with the exercise of outstanding stock options and warrants and the conversion of debentures.

     In March 1993, the United States District Court for the Southern District of California approved a settlement of a class action lawsuit brought in 1991 against the Company and certain former officers. The settlement provided for the Company to issue 64,894 shares (after giving effect to the one-for-five reverse stock split which occurred in 1995) of its Common Stock at an agreed upon value of $800,000 and for the insurers of the individual defendants to pay $2,650,000. On January 3, 1994, the Company issued 64,894 shares related to the litigation settlement.

     Preferred Stock-Series B -- In October 1991, the Company's Board of Directors authorized 300,000 shares of Series B Preferred Stock without par value in connection with the Company's entering into a Rights Agreement. Each share of Series B Preferred Stock entitled the holder thereof to 100 votes on all matters submitted to a vote of the shareholders. Such shares of Series B Preferred Stock were to be issued pursuant to the Rights Agreement at a ratio of one one-hundredths of a share per Right upon the occurrence of certain event and upon the Right holder's payment of an exercise price.

     On March 19, 1996, the Board of Directors ordered the redemption of all outstanding Rights so that no holder of Rights could exercise such Rights and no shares of Series B Preferred Stock could be issued in connection with the Rights Agreement. For a more detailed description of the Rights Agreement and the Board of Directors' actions in connection therewith, see "Preferred Stock Purchase Rights."

     Warrants -- The Company issues warrants primarily to directors, underwriters and consultants for various services. Warrants are generally granted at prices equal to the fair market value of the shares on the date of grant. At year end 315,500 warrants were exercisable. In August 1995 a third party forfeited a warrant to purchase 300,000 shares of the Company's Common Stock pursuant to an agreement by the Company to pay $450,000. Warrant activity during 1995 and 1994 is summarized as follows:

                                                             NUMBER
                                                               OF                PRICE
                                                             SHARES            PER SHARE
                                                            --------     ----------------------
    Outstanding at December 31, 1992......................    78,200     $ 13.75     -  $ 68.15
      Granted.............................................   487,500        2.50     -     5.70
      Forfeited...........................................   (16,200)      48.75     -    68.15
                                                                                     -
                                                            --------      ------         ------
    Outstanding at December 31, 1993......................   549,500        2.50     -    21.90
      Granted.............................................     7,000                       2.81
      Forfeited...........................................   (41,000)      13.75     -    21.90
                                                                                     -
                                                            --------      ------         ------
    Outstanding at December 31, 1994......................   515,500        2.50     -    18.75
      Granted.............................................   107,000        4.05     -     7.81
      Forfeited...........................................  (307,000)       5.70     -    18.75
                                                                                     -
                                                            --------      ------         ------
    Outstanding at December 31, 1995......................   315,500     $  2.50     -  $ 18.75
                                                            ========      ======     =   ======

Preferred Stock Purchase Rights

     In October 1991, the Company's Board of Directors declared a dividend distribution of one preferred share purchase right (a "Right") for each share of Company Common Stock ("Common Share") outstanding at the close of business on October 18, 1991 (the "Record Date"). Each Right entitled the registered holder to purchase from the Company one one-hundredth of a share of Series B Preferred Stock, no par value, at a purchase price of thirty-five dollars ($35.00) per one one-hundredth of a Preferred Share, subject to adjustment. The Board of Directors also authorized and directed the issuance of one Right with respect to each Common Share that should become outstanding between the Record Date and the earliest of the Distribution Date (as defined below), the date the Rights are redeemed and the date the Rights expire.

     The Rights Agreement pursuant to which Rights were issued provided that Rights would not be exercisable until such time as the Company issued separate Right Certificates to the holders of Rights on a "Distribution Date," a date ten days after a public announcement that the dilutive provisions of the Rights Agreement had been triggered. The Rights Agreement further provided that the Board of Directors could redeem the Rights in whole, but not in part, at a price of $.01 per Right and that the holder of Rights would have no rights as a shareholder of the Company until he exercised such Rights.

     On January 10, 1996, the Company's Board of Directors approved certain amendments to the Rights Plan to provide greater flexibility for the Company and to take into consideration a one-for-five reverse stock split effected by the Company in October 1995. The Rights Agreement, as amended by the First Amendment to Rights Agreement, made the determination of whether the dilutive provisions of the Rights Agreement had been triggered dependent on a public announcement by the Company or by a shareholder that the shareholder's beneficial ownership of Common Stock has risen above 20% of the total issued and outstanding shares of Common Stock. In contrast, the original Rights Agreement made such determination automatic upon a shareholder reaching the 20% threshold. By making the triggering of the rights dependent on a public announcement, the Company eliminated the possibility that it might face a situation in which the rights would be activated and the Board would not have an opportunity to redeem the rights. The amendments approved by the Board of Directors also changed the redemption price from $.01 to $.05 to reflect the one-for-five reverse stock split in October of 1995.

     On March 1, 1996, the Company announced, based on a report from a Special Committee of the Board of Directors, that a group of shareholders which included Steel Partners II, L.P. and Steel Partners Associates had acquired in excess of 20% of the outstanding Common Stock of the Company and that the dilutive provisions of Rights Agreement had been triggered. The Company also announced that it had approved a Second Amendment to the Rights Agreement which shortened from ten days to seven days the period during which the Board of Directors could redeem the Rights following the public announcement that a shareholder or a group of shareholders had triggered the dilutive provisions of the Rights Agreement. The Company also reduced from ten days to seven days the period between the public announcement of the triggering of the dilution provisions and the Distribution Date.

     On March 7, 1996, the Board of Directors approved a Third Amendment to the Rights Agreement which extended until March 12, 1996 at 11:59 p.m. Pacific Standard Time the period during which the Company could redeem the Rights and following which the Company could distribute separate Right Certificates. The Company extended the Distribution Date and the time for redemption of the Rights once again to March 19, 1996 at 11:59 p.m. PST by way of a Fourth Amendment to the Rights Agreement dated as of March 11, 1996.

     On March 19, 1996, the Company announced that its Board of Directors had ordered the redemption of all outstanding Rights as part of the Agreement of Compromise and Settlement between the Company and certain of its affiliates, on the one hand, and Steel Partners II, L.P. and certain of its affiliates, on the other hand (the "Settlement Agreement") (see Note 2 for a description of the Settlement Agreement). The Company set March 29, 1996 as the record date for determining the holders of rights entitled to payment of the $.05 per share Redemption Price and April 8, 1996 as the date for payment of the Redemption Price. The Company anticipates that it will be required to pay $134,000 in the aggregate to holders of Rights in order to effect the redemption of all outstanding Rights.

13. RETIREMENT PLAN AND STOCK OPTIONS

     Retirement Plan -- Under Section 401(k) of the Internal Revenue Code the Company instituted a tax deferred retirement plan (the "TDRP") for the benefit of all employees meeting certain minimum eligibility requirements. Under the TDRP, an employee may defer up to 10% of pre-tax earnings, subject to certain limitations, and contribute it to a trusteed plan. The Company will match 50% of an employee's deferred salary up to a maximum of 6% of gross pay. The Company's matching contributions vest over a five-year period. For the years ended December 31, 1995, 1994 and 1993, the Company contributed $118,000, $101,000 and $135,000, respectively, to match employee contributions.

     Stock Options -- The Company has been authorized to issue 489,000 shares of Common Stock to certain key employees under its Stock Option Plan adopted in 1985 and 1994. Options are granted at prices equal to the fair market value of the shares at the date of grant and are usually exercisable in cumulative annual

                                                                    APPENDIX "A"




                      ____________________________________



                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                            US DIAGNOSTIC LABS, INC.



                           MICA ACQUIRING CORPORATION


                                      AND


                    MEDICAL IMAGING CENTERS OF AMERICA, INC.



                              DATED AUGUST 1, 1996


                      ____________________________________

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                           ARTICLE I

                                                           THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.2      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.3      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.4      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.5      Articles of Incorporation; By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 1.6      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                           ARTICLE II

                                        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                                       CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . 3
         SECTION 2.1      Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (a)      Common Stock of Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (b)      Cancellation of Treasury Stock and Parent-Owned Company Common Stock  . . . . . . . . . . . . 3
                 (c)      Conversion of Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (d)      Shares of Dissenting Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (e)      Cancellation and Retirement of Company Common Stock . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.2      Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (a)      Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (b)      Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (c)      No Further Ownership Rights in Company Common Stock . . . . . . . . . . . . . . . . . . . . . 5
                 (d)      Termination of Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (e)      No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (f)      Investment of Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.3      Treatment of Employee Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                          ARTICLE III

                                                REPRESENTATIONS AND WARRANTIES    . . . . . . . . . . . . . . . . . . . 7
         SECTION 3.1      Representations and Warranties of the Company.  . . . . . . . . . . . . . . . . . . . . . . . 7
                 (a)      Organization and Qualification; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (b)      Articles of Incorporation and By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (c)      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (d)      Authority Relative to Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (e)      No Conflict; Required Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (f)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (g)      Company Reports and Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (h)      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (i)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                                                                                      Page
                                                                                                                      ----
                 (j)      Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (k)      Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (l)      Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (m)      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (n)      Employee Benefit Company Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (o)      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (p)      Tangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (q)      Certain Contracts and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (r)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (s)      Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (t)      Rights Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (u)      Scope of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 3.2      Representations and Warranties of Parent and Merger Sub . . . . . . . . . . . . . . . . . .  17
                 (a)      Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (b)      Charter and By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (c)      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (d)      Authority Relative to Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (e)      No Conflict; Required Filings and Consents  . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (f)      Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (g)      Securities Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (h)      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (i)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (j)      Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (k)      Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (l)      Scope of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                           ARTICLE IV

                                    CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS   . . . . . . . . . . . .  20
         SECTION 4.1      Conduct of Business of the Company Pending the Merger . . . . . . . . . . . . . . . . . . .  20
         SECTION 4.2      Conduct of Business of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.3      Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 4.4      Preparation of the Proxy Statement; Preparation of Hart-Scott Act Filing  . . . . . . . . .  23
         SECTION 4.5      Access to Information; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 4.6      No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.7      Employee Benefits Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 4.8      Directors' and Officers' Indemnification and Insurance  . . . . . . . . . . . . . . . . . .  25
         SECTION 4.9      Further Action; Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.10     Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 4.11     Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                                                                                    Page
                                                                                                                    ----
                                                   ARTICLE V

                                              CONDITIONS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . .  27
 SECTION 5.1      Conditions to Obligation of Each Party to Effect the Merger . . . . . . . . . . . . . . . . . . .  27
         (a)      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (b)      Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (c)      No Injunctions or Restraints; Illegality; Litigation  . . . . . . . . . . . . . . . . . . . . . .  28
         (d)      Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 SECTION 5.2      Conditions to Obligations of Parent and Merger Sub  . . . . . . . . . . . . . . . . . . . . . . .  28
         (a)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (b)      Performance of Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (c)      Burdensome Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 SECTION 5.3      Conditions to Obligations of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         (a)      Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (c)      Performance of Obligations of Parent and Merger Sub . . . . . . . . . . . . . . . . . . . . . . .  29

                                                   ARTICLE VI

                                       TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . .  29
 SECTION 6.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 SECTION 6.2      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
 SECTION 6.3      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 6.4      Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                  ARTICLE VII

                                               GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 7.1      Non-Survival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . .  32
 SECTION 7.2      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 SECTION 7.3      Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 SECTION 7.4      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 7.5      Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 SECTION 7.6      Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 SECTION 7.7      Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 SECTION 7.8      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 SECTION 7.9      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER, dated August 1, 1996 (this "Agreement"), among US DIAGNOSTIC LABS, INC., a Delaware corporation (the "Parent"), MICA ACQUIRING CORPORATION, a California corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation (the "Company").

                 WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein in which Merger Sub will merge with and into the Company (the "Merger") with the Company being the surviving corporation in the Merger;

                 WHEREAS, in furtherance of such acquisition, it is proposed that all the issued and outstanding shares of Common Stock, no par value, of Company ("Company Common Stock"; shares of Company Common Stock being hereinafter collectively referred to as the "Common Stock") will be acquired in connection with the Merger for $11.75 per share in cash upon the terms and subject to the limitations and conditions of this Agreement;

                 WHEREAS, the Directors of the Company have unanimously determined that the Merger is fair to, and in the best interests of, the holders of Common Stock, approved the Merger and recommended the approval and adoption of this Agreement by the shareholders of the Company; and

                 WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub, and Company have each approved this Agreement and the Merger in accordance with the California Corporations Code ("California Law") upon the terms and subject to the conditions set forth herein;

                 WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

                 SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with California Law, at the Effective Time (as defined in Section 1.3 below), Merger Sub shall be merged with and into the Company. Upon the Effective Time, the separate corporate existence of Merger Sub shall cease, and the

Company shall continue as the surviving corporation of the Merger under the laws of the State of California (the "Surviving Corporation") under the name "MEDICAL IMAGING CENTERS OF AMERICA, INC."

                 SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within five business days) following satisfaction or waiver of the conditions set forth in
Article V, other than those conditions which by their terms are to be satisfied at the Closing (the "Closing Date"), at the offices of Latham & Watkins, 701 B Street, San Diego, California 92116, unless another date, time or place is agreed to in writing by the parties hereto.

                 SECTION 1.3 Effective Time of the Merger. As soon as practicable after the satisfaction or waiver of the conditions set forth in
Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, California Law (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of California (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

                 SECTION 1.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of California Law.

                 SECTION 1.5 Articles of Incorporation; By-Laws. (a) At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time.

                 (b) At the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by law.

                 SECTION 1.6 Directors and Officers. The Directors of Merger Sub immediately prior to the Effective Time shall be the initial Directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                 SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, or any shares of capital stock of Merger Sub:

                 (a) Common Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be exchanged for one share of validly issued, fully paid and nonassessable Common Stock of the Surviving Corporation, which shall be all of the issued and outstanding capital stock of the Surviving Corporation as of the Effective Time.

                 (b) Cancellation of Treasury Stock and Parent-Owned Company Common Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent, shall automatically be cancelled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor.

                 (c) Conversion of Company Common Stock. Except as otherwise provided herein and subject to Section 2.1(d), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive cash from Parent in an amount equal to $11.75, payable to the holder thereof, without interest thereon (the "Merger Consideration" or the "Cash Price"). As used in this Agreement, references to "dollars" and "$" are to the lawful currency of the United States of America, unless otherwise indicated.

                 (d) Shares of Dissenting Holders. Notwithstanding anything in this Agreement to the contrary but only to the extent required by California Law, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of Company Common
Stock who comply with all the provisions of law of the State of California concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares of Company Common Stock ("Dissenting Shareholders", with the shares of Company Common Stock held by such Dissenting Shareholders to be referred to as the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to the law of the State of California; provided, however, that (i) if any Dissenting Shareholder shall subsequently deliver a written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any Dissenting Shareholder fails to establish and perfect his or her entitlement to appraisal rights as provided by applicable law, or (iii) if within 120 days of the Effective Time neither any Dissenting Shareholder nor the Surviving Corporation has filed a petition demanding a determination of the value of all shares of Company Common Stock outstanding at the Effective Time and held by Dissenting Shareholders in accordance with applicable law, then such Dissenting Shareholder or Shareholders, as the case may be, shall forfeit the right to appraisal of such shares and each of such shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration as contemplated by
Section 2.1, without interest.  The Company shall give Parent and Merger Sub
(A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and
(B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any demand.

                 (e) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (in each case, other than shares referred to in Section 2.1(b) and Dissenting Shares) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.2.

                 SECTION 2.2  Exchange of Certificates.

                 (a) Exchange Agent; Exchange Date. (i) Prior to the mailing of the Company's Proxy Statement (as defined in Section 3.1(e)(ii)), Parent shall appoint a bank or trust company located in the United States (which may not be an affiliate of Parent) to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Article II, the Merger Consideration. Each person who, on or prior to the Exchange Date (as defined in this Section 2.2) is a record holder of shares of Company Common Stock will be entitled to receive the Merger Consideration as contemplated by Section 2.1 upon surrender of such certificate in accordance with this Section 2.2.

                          (ii)    The Company shall prepare and mail the Proxy
Statement to the record holders of Company Common Stock as of the record date for the Shareholders' Meeting (as defined in Section 4.3). The Company will use its best efforts to make the Proxy Statement available to all persons who become holders of Company Common Stock during the period between such record date and the Exchange Date. For purposes of this Agreement, the "Exchange Date" shall mean 5:00 p.m., New York City time on the business day next preceding the date of the Shareholders' Meeting.

                 (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose in order to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of cash as hereinabove provided. If any cash is to be remitted to a person other than the registered holder of the certificate for Company Common Stock surrendered for exchange, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or the Exchange Agent any transfer or other taxes required by reason of the payment of cash to a person other than the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration.

                 (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of certificates representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation, with respect to shares of Company Common Stock outstanding immediately prior to the Effective Time, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

                 (d) Termination of Exchange Fund. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.2 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for cash.

                 (e) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(e)(ii)), any such cash shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                 (f) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                 SECTION 2.3  Treatment of Employee Options.

                 (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options, stock appreciation rights, limited stock appreciation rights and performance units (the "Options") heretofore granted under any stock option, performance unit or similar plan of the Company (the "Stock Plans").
Immediately prior to the Effective Time, (i) each Option, whether or not then vested or exercisable, shall no longer be exercisable but shall entitle each holder thereof, in cancellation and settlement therefor, to payments in cash (subject to any applicable withholding taxes, the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject or related to such Option, whether or not then vested or exercisable, and (y) the excess of the Cash Price over the exercise price per share of Common Stock subject or related to such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time; provided, however, that with respect to any person subject to Section 16 of the Exchange Act (as defined below), any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act (as defined below), and (ii) each share of Common Stock previously issued in the form of grants of restricted stock or grants of contingent shares shall fully vest. As provided herein, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") shall terminate as of the Effective Time and the Company shall ensure that following the Effective Time no holder of an Option or any participant in any Stock Incentive Plans shall have any right thereunder to acquire capital stock of the Company, Parent or the Merger Sub, except as provided in the proviso to clause (i) of this Section 2.3. The Company will take all reasonable steps to ensure that, as of the Effective Time, none of the Parent, the Company or any of their respective subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any person, other than Parent or its affiliates, to own any capital stock of the Company, Merger Sub or any of their respective subsidiaries or to receive any payment in respect thereof. The Company will use its best efforts to obtain all necessary consents and releases to ensure that after the Effective Time, the only rights of the holders of Options to purchase shares of Company Common Stock in respect of such Options will be to receive the Cash Payment in cancellation and settlement thereof. Notwithstanding any other provision of this
Section 2.3 to the contrary, payment may be withheld with respect to any Option until necessary consents and releases are obtained.

                 (b) All Stock Plans shall terminate as of the Effective Time and the provisions in any other Company Plans (as defined in Section 3.1(n)) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be amended as of the Effective Time to provide no continuing rights to acquire, hold, transfer or grant any capital stock of the Company or any interest in capital stock of the Company (other than in respect of cash payments through the Merger), and the Company shall ensure that following the Effective Time no holder of an Option or any participant in any Stock Plans shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules ("Company Disclosure Schedules"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

                 (a) Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. The Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                 When used with respect to the Company or any of its subsidiaries, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of the Company and its subsidiaries taken as a whole or
(ii) the ability of the Company to consummate any of the transactions contemplated hereby.

                 (b) Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and the By-Laws of the Company and the equivalent organizational documents of each subsidiary of the Company as currently in effect. Neither the Company nor any subsidiary thereof is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational document.

                 (c) Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value ("Company Preferred Stock"). As of July 1, 1996 (A) 2,695,226 shares of Company

Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights; (B) 445,593 shares of Company Common Stock were issuable pursuant to outstanding Options and warrants; and (C) no more than 360,000 shares were available for issuance under the Company's outstanding convertible subordinated debt. The number of Options and warrants, by exercise price, outstanding on July 1, 1996, are set forth in Schedule 3.1(c) of the Company Disclosure Schedule. As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. The authorized capital stock and issued and outstanding stock of each subsidiary is set forth in Schedule 3.1(c) of the Company Disclosure Schedule. Except as set forth in this Section 3.1(c) or Schedule 3.1(c) of the Company Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or any subsidiary of the Company obligating the Company or any subsidiary of the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company or any subsidiary of the Company. Between July 1, 1996 and the date of this Agreement, no shares of Company Common Stock have been issued by the Company, except upon the exercise of stock options described above. Except as set forth in Schedule 3.1(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of, or any equity interest in, any subsidiary. Except as described in Schedule 3.1(c) of the Company Disclosure Schedule, each outstanding share of capital stock of, or other equity interest in, each subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable.

                 (d) Authority Relative to Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger and this Agreement by the holders of a majority of the outstanding shares of Company Common Stock). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The only vote of the holders of any class or series of outstanding securities of the Company required for approval of this Agreement and the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

                 (e) No Conflict; Required Filings and Consents. Except as set forth on Schedule 3.1(e), and (i) other than in connection with or in compliance with the specific provisions of (i) the California Law relating to the filing of the Certificate of Merger and other appropriate merger documents, if any, and the approval of the Merger by a majority of the shares of Common Stock, (ii) the Exchange Act (as defined below), (iii) the "blue sky" laws of various states, (iv) the Hart-Scott-Rodino Improvements Act of 1976, as amended (the

"Hart-Scott Act") relating to the filing of appropriate documents regarding the Merger with the Antitrust Division of the Department of Justice and the Federal Trade Commission (collectively, the "Antitrust Entities") and the approval of the Merger by the Antitrust Entities, and (v) applicable local permit laws, rules and regulations pertaining to the operation of the business of the Company and its subsidiaries, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (A) violate any provision of the Articles of Incorporation or By-Laws (or other organizational document) of the Company or any of its subsidiaries; (B) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets may be bound; (C) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which it or any of their respective properties or assets, except in the case of clauses (A), (B) and (C) above for such filings, permits, consents, approvals or violations, which would not have a Material Adverse Effect on the condition of the Company and its subsidiaries, taken as a whole, or could be reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement and except as set forth in Schedule 3.1(e) of the Company Disclosure Schedule.

                 (ii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States federal, state or local court, administrative agency or commission, or entity created by rule, regulation or order of any United States federal, state or local commission or other governmental agency, authority or instrumentality (a "Governmental Entity"), except for: (A) the filing with, and approval by, the SEC of (1) a proxy statement relating to the Shareholders' Meeting referred to in Section 4.3 (such proxy statement as amended or supplemented from time to time, the "Proxy Statement") and (2) such other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith; (B) applicable filings under state anti-takeover laws, if any; (C) the filing and recordation of the Certificate of Merger as required by California Law; (D) applicable filings under the Hart-Scott Act; and (E) such other consents, approvals and authorizations of Governmental Entities as shall have been specified by the Company to Parent in writing prior to the date of this Agreement.

                 (f) Compliance with Laws. Except as disclosed Schedule 3.1(f) of the Company Disclosure Schedule, the Company and its subsidiaries are in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or could be reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement. There is no claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any subsidiary of the Company, by, on behalf of or before any arbitrator or Governmental Entity which (i) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or (ii) seeks to and is reasonably likely to significantly delay or prevent the consummation of the Merger. As of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, will not have a Material Adverse Effect on the Company.

                 (g) Company Reports and Financial Statements. (i) Since December 31, 1995, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder (the "Commission Filings"), and all forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in the Commission Filings were prepared in accordance with United States generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments).

                          (ii)    The Company will deliver to Parent as soon as
they become available true and complete copies of any report or statement mailed by it to its shareholders generally or filed by it with the Commission subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Parent or Merger Sub, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations thereunder. The consolidated financial statements of the Company to be included in such reports and statements (excluding any information therein provided by Parent or Merger Sub, as to which the Company makes no representation) will be prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments).

                 (h) Information Supplied. None of the information included in the Proxy Statement (other than information supplied by Parent or Merger Sub for inclusion in the Proxy Statement) will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting or any amendment or supplement thereto. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement.

                 (i) Absence of Certain Changes or Events. Except as otherwise disclosed in Schedule 3.1(i) of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, since March 31, 1996 and up to the date of this Agreement, there has not been (i) any change, event or development in or affecting the Company that constitutes or would reasonably be expected to have either individually or in the aggregate a Material Adverse Effect on the Company, (ii) any change by the Company in its accounting methods, principles or practices, except as required by changes in generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Parent (which consent shall not be unreasonably withheld) prior to such change, (iii) any declaration, setting aside or payment of any dividends or distributions in respect of any series of capital stock of the Company, (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers above the rank of Vice President of the Company or any of its subsidiaries, except for increases in base compensation and annual cash bonuses, in each case in the ordinary course of business and consistent with past practice or (v) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under
Section 4.1 hereof.

                 (j) Absence of Litigation. Except as disclosed in Schedule 3.1(j) of the Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Material Adverse Effect on the Company or which could prevent or delay the consummation of the transactions contemplated hereby beyond December 31, 1996.

                 (k) Liabilities. Except as otherwise contemplated by this Agreement since March 31, 1996 and up to the date of this Agreement, neither the Company nor any of its subsidiaries has incurred any material outstanding claims, liabilities or indebtedness, contingent or otherwise, that would be required to be disclosed in the Company's consolidated financial statements prepared in accordance with generally accepted accounting principles applied on a consistent basis, other than liabilities incurred subsequent to March 31, 1996 in the ordinary course of business not involving borrowings by the Company.

                 (l) Labor Matters. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement. Neither the Company nor any of its subsidiaries has (i) had any employees strikes, work stoppages, slowdowns or lockouts, (ii) received any requests for certifications of bargaining units or any other requests for collective bargaining, or (iii) become aware of any efforts to organize employees of the Company or any of its subsidiaries into a collective bargaining unit.

                 (m) Environmental Matters. (i) For purposes of this Agreement, the following terms shall have the following meanings: (A) "Hazardous Substances" means a) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; b) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; c) natural gas, synthetic gas, and any mixtures thereof; d) polychlorinated biphenyls; e) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and f) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (B) "Environmental Laws" means any federal, state, foreign, or local law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

                 (ii) Except as described in Schedule 3.1(m) of the Company Disclosure Schedule or as would not individually or in the aggregate result in or be likely to result in any fine tax, assessment, penalty, loss, cost, damage, liability, expense or other payment related thereto in excess of $20,000: (A) the Company and each subsidiary are and have been in compliance with all applicable Environmental Laws; (B) the Company and each subsidiary have obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("Environmental Permits") and are and have been in compliance with their requirements; (C) such Environmental Permits are transferable to the Surviving Corporation pursuant to the Merger without the consent of any Governmental Authority; (D) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any owned or leased real property or on any real property formerly owned, leased or occupied by the Company or any subsidiary; (E) there is, to the best knowledge of the Company, no asbestos or asbestos-containing material on any owned or leased real property in violation of applicable Environmental Laws; (F) the Company and the subsidiaries have not released, discharged or disposed of Hazardous Substances on any real property owned or leased or on any real property formerly owned or leased by the Company or any subsidiary and none of such property is contaminated with any Hazardous Substances; (G) neither the Company nor any of the subsidiaries is undertaking, and neither the Company nor any of the subsidiaries has completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (H) there are no pending or, to the knowledge of the Company, past or threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Substances against the Company or any subsidiary or any of their property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location presently or formerly used by the Company or any of the subsidiaries or any of their predecessors.

                 (iii) The Company and the subsidiaries have made available to Parent copies of any environmental reports, studies or analyses in its possession or under its control relating to owned or leased real property or the operations of the Company or the subsidiaries.

                 (iv) Schedule 3.1(m) of the Company Disclosure Schedule sets forth a list of all real property currently owned or owned within the last three years by the Company or any of the subsidiaries.

                 (n) Employee Benefit Company Plans. (i) Schedule 3.1(n) of the Company Disclosure Schedule lists (i) all employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or Director of the Company or any subsidiary (the "Company Plans") and
(ii) all written contracts and agreements relating to employment and all severance agreements with any of the directors, officers or employees of the Company or any subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Company or any subsidiary at will without penalty or other consequence of Material Adverse Effect). Schedule 3.1(n) of the Company Disclosure Schedule sets forth the name of each officer or employee of the Company or any subsidiary with an annual base compensation greater than $75,000 and the annual base compensation applicable to each such officer or employee. The Company has made available to Parent a copy of each Company Plan, each material document prepared in connection with each Company Plan and each Company employment contract. None of the Company Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth in
Schedule 3.1(n) of the Company Disclosure Schedule, none of the Company Plans promises or provides retiree medical or life insurance benefits to any person. Each Company Plan intended to be qualified under Section 401(a) of the Internal Revenue Code, as amended (the "Code") is so qualified. Each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. The Company has not incurred any direct or indirect material liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement and, as of the date hereof, no fact exists or event has occurred that would reasonably be expected to give rise to any such liability. Except as set forth in Schedule 3.1(n) of the Company Disclosure Schedule, no Company Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. Except as set forth in Schedule 3.1(n) of the Company Disclosure Schedule, the Company and the subsidiaries have complied in all respects with all laws, rules and regulations pertaining to employment practices including, without limitation, the Worker Adjustment Retraining Notification Act, the wage hour laws, the Americans with Disabilities Act, and the discrimination laws, and no fact or event exists that could give rise to liability under such acts, laws, rules or regulations, except for such occurrences, noncompliances and liabilities as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 (o) Tax Matters. Except as set forth in Schedule 3.1(o) of the Company Disclosure Schedule, the Company and each of the subsidiaries have
(i) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions), (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.1(o) of the Company Disclosure Schedule, neither the Internal Revenue Service nor any other federal, state, local or foreign taxing authority has asserted any claim for taxes, or to the best knowledge of the Company, is threatening to assert any claims for taxes, which claims, individually or in the aggregate, could have a Material Adverse Effect on the Company. The Company has open years for federal, state and foreign income tax returns only as set forth in Schedule 3.1(o) of the Company Disclosure Schedule. The Company and each subsidiary have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There are no liens for taxes upon the assets of the Company or any subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                 (p)  Tangible Property.

                 (i) The Company and the subsidiaries have good and marketable title to all their tangible properties and assets, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on the Company. All of the assets of the Company and the subsidiaries have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business.

                 (ii) Except as set forth in Schedule 3.1(p) of the Company Disclosure Schedule, all of such property is free and clear of all liens, except (A) such liens as are disclosed in Schedule 3.1(p) of the Company Disclosure Schedule, (B) liens for taxes not yet due and payable, (C) liens of landlords, vendors, warehousemen and mechanics, and (D) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or expense, or do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby. To the best knowledge of the Company, all properties utilized in the Company's business (whether owned or leased) are in material compliance with all applicable laws, statutes, rules and regulations (including, without limitation, building, zoning and environmental laws) and all material covenants, conditions, restrictions or easements affecting the property or its use or occupancy, the failure to comply with which could reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of the Company, no notices of any material violations thereof have been received.

                 (iii) Each of the leases under which the material properties of the Company are leased is unmodified and in full force and effect (in the form made available pursuant to Section 3.1(p) hereof), and, to the best knowledge of the Company, there are no other agreements, written or oral, between the Company and any third parties claiming an interest in the Company's interest in the leased property or otherwise affecting its use and occupancy thereof. Except as set forth in Schedule 3.1(p) of the Company Disclosure Schedule, the Company is not in default under the leases and no material defaults (whether or not subsequently cured) by the Company have been alleged thereunder which in either case could be reasonably expected to have a Material Adverse Effect. To the best of the Company's knowledge, each lessor named in any of the leases is not in default thereunder, and no defaults (whether or not subsequently cured) by such lessor have been alleged thereunder.

                 (q) Certain Contracts and Agreements. Schedule 3.1(q) of the Company Disclosure Schedule lists (i) each contract which is required by its terms or is currently expected to result in the payment or receipt by the Company or any subsidiary of more than $100,000 and which is not terminable by the Company or any subsidiary without the payment of any penalty or fine on not more than three months' notice (a "Material Contract"), (ii) all material agreements relating to joint ventures, partnerships and equity or debt investments, (iii) all noncompete agreements with the Company or the subsidiaries (whether as beneficiary or obligor), (iv) all agreements, notes, bonds, indentures or other instruments governing indebtedness for borrowed money, and any guarantee thereof or the pledge of any assets or other security therefor, (v) all agreements with any affiliate (other than the Company or a wholly owned subsidiary) of the Company or the subsidiaries to which the Company or any subsidiary is a party, (vi) each agreement affording registration rights as to any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), (vii) each category of personal property owned or leased by the Company and each asset within any such category which has a book value or current market value in excess of $100,000 or group of related such items valued in excess of $500,000 or which is leased under an agreement providing for annual lease payments in respect thereof in an amount in excess of $100,000, (viii) each registration, certificate or application with respect to the intellectual property and all licenses of intellectual property by the Company from or to any third party and all other agreements to which the Company is a party regarding intellectual property excluding, however those relating to commercially available ("canned") software, (ix) each policy of fire, liability, title, errors and omissions and other forms of insurance held by the Company and of all claims in excess of $50,000 pending thereunder, (x) each officer and director of the Company and subsidiaries which is a corporation, (xi) each general partner or joint venture partner of any entity in which the Company or any subsidiary is a general partner or joint venture partner other than the Company, (xii) each agreement to which the Company or a subsidiary is a party restricting or otherwise affecting voting or other rights with respect to any securities of the Company or subsidiaries, including voting trusts, voting agreements, irrevocable proxies, preemptive rights, shareholders' agreements, redemption agreements and buy-sell agreements, (xiii) each material agreement between the Company or any subsidiary and any hospital, hospital management company, health maintenance organization or other managed care payor, (xiv) each agreement between or among the Company or any subsidiary, (xv) each management contract and contract with independent contractors or consultants (or similar arrangements) including exclusive rights or requiring payments in excess of $100,000 individually or $500,000 in the aggregate to which the Company or any subsidiary is a party, which are not cancelable without penalty or further payment upon 30 days' or less notice,
(xvi) each agreement of the Company or any of the subsidiaries not made in the ordinary course of business that is to be performed on or after the date of this Agreement; and (xvii) to the extent not listed pursuant to subsections (i) through (xvi) of this Section 3.1(q), each exhibit the Company would be required to file with the SEC in response to paragraphs 2, 3, 4, 9, 10, 13, 14, 16, 17, 19, 20, 21, 22, 25 and 28 of Item 601 of Regulation S-K promulgated under the Securities Act. Each Material Contract is in full force and effect and is enforceable against the parties thereto (other than the Company) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or, to the knowledge of the Company, any third party under such Material Contracts. The Company has duly complied in all material respects with the provisions of each Material Contract to which it is a party.

                 (r) Insurance. The Company and subsidiaries have in full force and effect the policies of fire, liability, title, errors and omissions and other forms of insurance listed in Schedule 3.1(r) of the Company Disclosure Schedule. Furthermore, (i) none of the Company and subsidiaries is in default under any such policies which default could reasonably be expected to have a Material Adverse Effect and there is no material inaccuracy in any application for such policies, (ii) each of the Company and subsidiaries' activities and operations have been conducted in a manner so as to conform in all material respects to the applicable provisions of such policies, (iii) none of the Company and subsidiaries has received a notice of cancellation or non-renewal with respect to any such policy, and
(iv) timely notice has been given of any and all claims under all such policies.

                 (s)  Transactions with Affiliates.  Except as set forth in
Schedule 3.1(s) of the Company Disclosure Schedule, there are no contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company, on the one hand, and the Company or any subsidiary of the Company, on the other hand, other than any such contracts, agreements, arrangements and understandings that either individually or in the aggregate are de minimis in nature.

                 (t) Rights Agreements. The Company has no shareholder rights plan or similar agreement in effect.

                 (u) Scope of Representations. Anything to the contrary in this Section 3.1 notwithstanding, no representation or warranty made by the Company in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect on the Company at the date hereof.

                 SECTION 3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

                 (a) Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and each of Parent and Merger Sub has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                 When used with respect to Parent or Merger Sub, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of Parent and its subsidiaries taken as a whole or (ii) the ability of Parent or Merger Sub to consummate any of the transactions contemplated hereby.

                 (b) Charter and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and By-Laws of Parent as currently in effect and of the Articles of Incorporation and By-Laws of Merger Sub as currently in effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective Certificate of Incorporation or Articles of Incorporation (as the case may be) or By-Laws.

                 (c) Capitalization. The authorized capital stock of Parent consists of 50,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value. As of the date of this Agreement, no shares of Parent Preferred Stock are issued and outstanding.

                 (d) Authority Relative to Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent or Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms.

                 (e) No Conflict; Required Filings and Consents. (i) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not: (A) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or the Articles of Incorporation or By-Laws of Merger Sub; (B) assuming that all consents, approvals and authorizations contemplated by subsection (ii) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which either of them or their respective properties are bound or affected; or (C) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

                 (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby by Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States federal, state or local Governmental Entity, except for: (A) the filing and recordation of the Certificate of Merger as required by California Law; (B) applicable filings under the Hart-Scott Act; and (C) such other consents, approvals and authorizations of Governmental Entities as shall have been specified by Parent to the Company in writing prior to the date of this Agreement.

                 (f) Compliance. (i) Parent and its subsidiaries hold, and are in compliance with, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of Parent and each subsidiary, except to the extent the failure to so hold or comply will not, individually or in the aggregate, have a Material Adverse Effect on Parent, and to the best knowledge of Parent there are no proceedings pending, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval. Neither Parent nor any of its subsidiaries nor the conduct of their business is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. As of the date of this Agreement, no investigation by any Governmental Entity with respect to Parent is pending, or to best knowledge of Parent, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, will not have a Material Adverse Effect on Parent.

                 (g) Securities Documents. Parent has filed all required documents with the SEC and all other federal and state securities regulatory authorities (the "Securities Authorities") since October 20, 1994 (the "Parent Securities Documents"). As of their respective dates, the Parent Securities Documents complied in all material respects with the requirements of the Securities Authorities and none of the Parent Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (h) Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub in writing or otherwise approved by Parent for inclusion in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting or any amendment or supplement thereto.

                 (i) Absence of Certain Changes or Events. Since March 31, 1996, there has not been any change, event or development in or affecting Parent that constitutes or would reasonably be expected to have a Material Adverse Effect on Parent or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996.

                 (j)  Absence of Litigation.   Since March 31, 1996, there are
no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Parent. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Material Adverse Effect on the Parent or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996.

                 (k) Financing. Parent has and will provide, or cause to be provided to Merger Sub, the funds necessary to consummate the Merger and the transactions contemplated thereby in accordance with the terms hereof and thereof.

                 (l) Scope of Representations. Anything to the contrary in this Section 3.2 notwithstanding, no representation or warranty made by Parent in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect on Parent at the date hereof.


                                   ARTICLE IV

            CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS

                 SECTION 4.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, except as otherwise required by the terms of this Agreement or unless Parent shall otherwise agree in writing, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with their customers, suppliers and other persons with whom the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation of the foregoing, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

                 (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire or agree to acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities;

                 (b) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than (A) sales of capital stock of any wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company, and (B) the issuance of shares of Company Common Stock upon exercise of Options that were issued and outstanding on the date of this Agreement;

                 (c) except to the extent required under existing Company Plans as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in compensation of employees and officers of the Company or its subsidiaries in the ordinary course of business in accordance with past practice, or (ii) grant any severance or termination pay not currently required to be paid under existing Company Plans, except on an individual basis in the ordinary course of business and consistent with past practice, or (iii) establish, adopt, enter into or amend or terminate any Company Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as required by law or as provided in this Agreement; provided that the provisions of this
         Section 4.1 shall not prohibit the Company and its subsidiaries from hiring personnel from time to time in the ordinary course of their business, consistent with past practice;

                 (d) amend its Articles of Incorporation, By-Laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any subsidiary of the Company;

                 (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets (not otherwise subject to paragraph (h) below) other than in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $500,000 prior to the Effective Time;

                 (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice and in amounts that are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole;

                 (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than guarantees by the Company in favor of any of its wholly owned subsidiaries or by any of its subsidiaries in favor of the Company or endorsements of negotiable instruments and similar guarantees in the ordinary course of business consistent with past practice), or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to any direct or indirect wholly owned subsidiary of the Company, or (B) loans to employees of the Company and its subsidiaries not to exceed $100,000 in total outstandings from the date hereof through November 19, 1996;

                 (h) except as set forth in Schedule 4.1(h) of the Company Disclosure Schedule, expend, or commit to expend, funds for capital expenditures other than in accordance with the Company's current capital expenditure plans (which plans shall have been disclosed in writing to Parent on or prior to the date of this Agreement);

                 (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation;

                 (j) recognize any labor union (unless legally required to do so) or enter into any collective bargaining agreement;

                 (k) except as may be required as a result of a change in generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Parent (which consent shall not be unreasonably withheld) prior to such change, change any of the accounting methods, practices or principles used by the Company or any of its subsidiaries;

                 (l) enter into any new line of business or open any new imaging facilities except substantially in accordance with the Company's current business plan as disclosed to Parent in writing prior to the date of this Agreement; or

                 (m) authorize any of, or commit or agree to take any of, the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken.

                 SECTION 4.2 Conduct of Business of Merger Sub. Merger Sub has not engaged, and during the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage, in any activities of any nature except as provided in, or in connection with the transactions contemplated by, this Agreement.

                 SECTION 4.3 Shareholders' Meeting. The Company will take all action necessary in accordance with and subject to applicable law and its Articles of Incorporation and By-Laws to convene a meeting of its shareholders (the "Shareholders' Meeting") as soon as practicable after the date of this Agreement to consider and vote upon the adoption and approval of this Agreement. Subject to the next succeeding sentence, the Company, through its Board of Directors, shall recommend to its shareholders approval of the foregoing matters, and such recommendation shall be included in the Proxy Statement. The Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change such recommendation, if and only if the Board, as advised by counsel, determines that the making of such recommendation, or the failure to so withdraw, modify or change such recommendation, could be deemed to constitute a breach of its fiduciary duties under applicable law.

                 SECTION 4.4 Preparation of the Proxy Statement; Preparation of Hart-Scott Act Filing. (i) Promptly following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Parent shall review and approve the Proxy Statement before such filing. Each of the Company and Parent shall use its reasonable best efforts to have the Proxy Statement approved by the SEC as promptly as practicable after such filing.
The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Proxy Statement is approved by the SEC. The information provided and to be provided by Parent, Merger Sub and the Company, respectively, for use in the Proxy Statement shall, at the time the Proxy Statement is approved by the SEC and on the date of the Shareholders' Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Merger Sub each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

                 (ii) Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the Anti-Trust Entities all documents and forms required under the Hart-Scott Act. Each of the Company and Parent shall use its reasonable best efforts to have the Merger reviewed and approved by the Anti-Trust Entities as promptly as practicable after such filing.

                 SECTION 4.5 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company (i) shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, auditors and other agents of Parent, reasonable access at all reasonable times (during normal business hours so as not to unduly or unreasonably interfere with the business of the Company and its subsidiaries) to its senior officers, agents, properties, offices and other facilities and to all books and records, and shall furnish Parent and such other persons with all financial, operating and other data and information as Parent, through its officers, may from time to time reasonably request, and (ii) shall make available its senior officers and the senior officers of its subsidiaries, upon reasonable prior notice and during normal business hours, to confer on a regular basis with the appropriate officers of Parent regarding the ongoing operations of the Company and its subsidiaries, the implementation of the transactions contemplated hereby and other matters related hereto. No investigation pursuant to this Section 4.5 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                 (b) Each of Parent and Merger Sub will hold information it receives pursuant to Section 4.5(a)(i) which is nonpublic in confidence and will not disclose such information to any third party without the written consent of the Company.

                 SECTION 4.6 No Solicitation. The Company and its affiliates shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company (or any subsidiary or division thereof) or any merger, consolidation, share exchange, business combination or other similar transaction with the Company (or any subsidiary or division thereof) or solicit, participate in or initiate any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that nothing contained in this
Section 4.6 shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited written proposal to the Company by such person to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company received by the Company after the date of the Agreement ("Acquisition Proposal"), if, and only to the extent that, (a) the Company's Board, as advised by counsel of the Company, determines in good faith that such action is required in order for the Board not to breach its fiduciary duties to shareholders imposed by law, and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company gives Parent as promptly as practicable prior written notice (which shall include a summary of terms and identity of parties except to the extent such would cause the Board of Directors of the Company to determine that such disclosure would be a breach of its fiduciary duties to shareholders imposed by law, as advised by counsel of the Company) of the Company's intention to furnish such information or begin such discussions. The Company agrees not to release any third party from or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

                 SECTION 4.7 Employee Benefits Matters. (a) Parent agrees that, during the period commencing at the Effective Time and ending on the second anniversary thereof, the employees of the Company and its subsidiaries will continue to be provided with employee benefit plans (other than stock option or other plans involving the potential issuance of securities of the Company or of Parent and incentive compensation or similar programs) which in the aggregate are not materially less favorable to those currently provided by the Company and its subsidiaries to such employees, to the extent permitted under laws and regulations in force from time to time, provided that employees covered by collective bargaining agreements need not be provided such benefits, and provided, further, that Parent reserves the right to review all employee benefits after the Effective Time and to make such changes as it deems appropriate.

                 (b) Parent and Merger Sub will cause the Company (and, after the Merger, the Surviving Corporation) to honor all employee benefit obligations to current and former employees and directors under the Company's employee benefit plans in existence on the date hereof and disclosed in Schedule 4.7(b) of the Company Disclosure Schedule and all employment or severance agreements entered into by the Company or adopted by the Board of Directors of the Company prior to the date hereof and disclosed in Schedule 4.7(b); provided, however, that nothing shall prevent Merger Sub or the Company (and, after the Merger, the Surviving Corporation) from taking any action with respect to such plans, obligations or agreements or refraining from taking any such action which is permitted or provided for under the terms thereof.

                 (c) Employees of the Company (and, after the Merger, the Surviving Corporation) shall be given credit for all actual service with the Company and the subsidiaries under all employee benefit plans, programs and policies of the Surviving Corporation in which they become participants for all purposes thereunder, except to the extent that such crediting would produce duplication of benefits.

                 SECTION 4.8 Directors' and Officers' Indemnification and Insurance. (a) The Articles of Incorporation and the By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Incorporation and By-Laws on the date of this agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

                 (b) The Surviving Corporation shall for the three year period commencing on the Effective Time either (x) maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) and/or by Indemnification Agreements with the Company as set forth on Schedule 4.8(b) (the "Indemnified Parties"); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 125% of the annual premiums currently paid by the Company for such insurance; and; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided, further, that the Surviving Corporation may substitute for such Company policies, policies with at least the same coverage containing terms and conditions which are no less advantageous and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) cause the Parent's directors' and officers' liability insurance then in effect to cover those persons who are covered on the date of this Agreement by the Company's directors' and officers' liability insurance policy with respect to those matters covered by the Company's directors' and officers' liability policy.

                 (c) Parent and Merger Sub agree to indemnify and agree to cause the Surviving Corporation to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, Parent, from and after the Effective Time, will pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Subject to Section 4.8(d) below, Parent and Merger Sub shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 4.8 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement. If the indemnity provided for in this Section 4.8 is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                 (d) Any Indemnified Party wishing to claim indemnification under paragraph (a) or (c) of this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof (with counsel engaged by Parent or the Surviving Corporation to be reasonably acceptable to the relevant Indemnified Party) and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided further that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                 SECTION 4.9 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement, and any amendments to any thereof, and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. To the extent practicable in the circumstances and subject to applicable laws, each party shall provide the other with the opportunity to review any information relating to the other party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental

Entity in connection with obtaining the necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

                 SECTION 4.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 SECTION 4.11 Public Announcements. Each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange or quotation system.


                                   ARTICLE V

                              CONDITIONS OF MERGER

                 SECTION 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                 (a) Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.


                 (b)  Other Approvals.  Other than the filing contemplated by
Section 1.3, all consents, approvals, authorizations or permits of, actions by, or filings with or notifications to, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger (including, without limitation, the filings and approvals required under the Hart-Scott Act and the Exchange
Act) other than immaterial Consents the failure to obtain which would have no Material Adverse Effect on the consummation of the Merger or the business of the Surviving Corporation, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory

Approvals"), all conditions, if any, to such Requisite Regulatory Approvals shall have been satisfied and all such Requisite Regulatory Approvals shall be in full force and effect.

                 (c) No Injunctions or Restraints; Illegality; Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. There shall not be any pending litigation regarding the Merger which, if adversely determined, would have a Material Adverse Effect on the Company.

                 (d) Proxy Statement. The Proxy Statement shall have been filed with, and approved by, the SEC.

                 SECTION 5.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger Sub:

                 (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chairman of the Board and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

                 (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and Parent shall have received a certificate signed on behalf of the Company by the Chairman of the Board and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

                 (c) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, would be reasonably likely to result in a Material Adverse Effect with respect to the Surviving Corporation.

                 SECTION 5.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following unless waived by the Company:

                 (a) Opinion of Financial Advisor. Upon the execution of this Agreement by all parties hereto, the Company shall have received the opinion of Batchelder & Partners, Inc., to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by Company's shareholders is fair to Company's shareholders from a financial point of view.

                 (b) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

                 (c) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of Parent by the Chief Financial Officer of Parent to such effect.


                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

                 SECTION 6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the
Company:

                 (a)  by mutual written consent of Parent and the Company; or

                 (b) by Parent, (i) upon any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that, either individually or in the aggregate, would constitute grounds for Parent to elect not to consummate the Merger pursuant to Section 5.2(a), (b) or
(c), if either (A) such breach cannot be cured prior to the Closing Date, or
(B) has not been cured within 30 days after the date on which written notice of such breach is given by Parent to the Company, specifying in reasonable detail the nature of such breach, or (ii) the Company has breached or failed to comply in any material respect with any of its obligations under this Agreement which breach shall not have been cured within 10 days following notice from Parent to the Company of notice of such breach and the intent of Parent to terminate pursuant to this provision.

                 (c) by the Company, if (i) any of the representations and warranties of Parent or Merger Sub contained in this Agreement were untrue or incorrect in any material respect when made or have since become, and at the time of termination remain, incorrect in any material respect, (ii) the Company does not timely receive the opinion required under Section 5.3(a), or (iii) Parent or Merger Sub shall have breached or failed to comply in any material respect with any of their respective obligations under this Agreement which breach shall not have been cured within ten days following notice from the Company to Parent of such breach and Company's intent to terminate pursuant to this provision.

                 (d) by either Parent or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition;

                 (e) by either Parent or the Company if (other than due to the willful failure of the party seeking to terminate this Agreement to perform its obligations hereunder which are required to be performed at or prior to the Effective Time) the Merger shall not have been consummated on or prior to November 19, 1996, unless extended in writing by Parent and the Company;

                 (f) by Parent or the Company, if the approval of the shareholders of the Company of this Agreement and the Merger required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

                 (g) by Parent, if (i) the Board of Directors of the Company shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in any manner which is adverse to Parent or Merger Sub, or shall have adopted a resolution to do the foregoing; or (ii) the Board of Directors of the Company shall have approved or have recommended to the shareholders of the Company any Business Combination Transaction (as defined in Section 6.1(i) below) other than the Merger or shall have resolved to do the foregoing; or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of the Company Common Stock is commenced (other than by Parent or any of its subsidiaries or affiliates), and the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within ten business days of the commencement thereof; or

                 (h) by the Company prior to the Shareholders' Meeting, if the Board of Directors of the Company (i) shall fail to make or shall withdraw or modify its recommendation of this Agreement or the Merger and there shall exist at such time a tender offer or exchange offer for not less than a majority of the outstanding voting stock of the Company or a written, bona fide proposal by a third party to acquire not less than a majority of the outstanding voting stock of the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, in either case at a price per share (whether payable in cash or securities) of Company Common Stock that is higher than the Merger Consideration, or (ii) recommends to the Company's shareholders approval or acceptance of any such transaction, in each case if, and only to the extent that, the Board of Directors of the Company, as advised by legal counsel, determines that failure to take such action could be deemed to constitute a breach of the Board's fiduciary duties under applicable law.

                 (i) Fees and Expenses. The Company shall pay Merger Sub a fee (an "Alternative Proposal Fee") of 3% of the total Merger Consideration, which amount is inclusive of all of Merger Sub Expenses (as defined in Section 6.2(k) below) (i) within one business day following the termination of this Agreement by Parent, if this Agreement is terminated pursuant to 6.1(b)(ii), or
(ii) within one business day following notice of the termination of this Agreement, if this Agreement is terminated pursuant to Section 6.1(g) or (h). As used herein, the term "Business Combination Transaction" shall mean any of the following involving the Company: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 20% or more of the assets of the Company in a single transaction or series of related transactions; (3) the acquisition by a person or entity or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 40% or more of the shares of Company Common Stock, whether by tender offer, exchange offer or otherwise; or (4) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend.

                 (j) Merger Sub shall be entitled to receive the Merger Sub Expenses (but not the Alternative Proposal Fee) in immediately available funds (not later than one business day after submission of statements therefor) in the event that this Agreement is terminated by Parent pursuant to Section 6.1(b)(i).

                 (k) As used herein, "Merger Sub Expenses" means all out-of-pocket expenses and fees up to $200,000 actually incurred by Merger Sub or on their respective behalf in connection with the Merger prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, banks or other entities providing financing to Merger Sub (including financing, commitment and other fees payable thereto), accountants, environmental and other experts and consultants to Merger Sub and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Merger, any agreements relating thereto and any filings to be made in connection therewith.

                 (l) Except as set forth in this Section 6.1, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

                 SECTION 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 4.5(b), Section 6.1 and Section 7.1; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof; provided further, however that the recommendation of another transaction by the Company's Board of Directors in accordance with
Section 4.6 shall not constitute a willful and material breach of this Agreement by the Company.

                 SECTION 6.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of Parent and the respective Boards of Directors of Merger Sub and the Company at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                 SECTION 6.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
                                  ARTICLE VII

                               GENERAL PROVISIONS

                 SECTION 7.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 6.1, except that those set forth in Section 4.5(b), Section 4.7, Section 4.8, Section 6.1 and this Article VII shall survive termination indefinitely (or to such earlier date as shall be specified by the terms of such provisions).

                 SECTION 7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                  if to Parent or Merger Sub:

                                  US Diagnostic Labs, Inc.
                                  777 South Flagler Drive
                                  West Palm Beach, FL  33140
                                  Attention:  Jeffrey A. Goffman, Chairman
                                    and Michael D. Karsch
                                  Facsimile:  (561) 833-8391

                                  if to the Company:

                                  Medical Imaging Centers of America, Inc.
                                  9444 Farnham Street, Suite 100
                                  San Diego, California 92123
                                  Attention:  Robert Muehlberg
                                  Facsimile:  (619) 560-4575

                                  with a copy to:

                                  Latham & Watkins
                                  701 B Street, Suite 2100
                                  San Diego, California 92101
                                  Attention:  Scott N. Wolfe, Esq.
                                  Facsimile:  (619) 696-7419

                 SECTION 7.3 Certain Definitions. For purposes of this Agreement, the term:

                 (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                 (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

                 (c) "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Diego, California are required or permitted to be closed;

                 (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                 (e) "knowledge" means knowledge after reasonable inquiry of, in the case of the Company, any Executive Vice President or more senior officer of the Company, and in the case of Parent, any Executive Vice President or more senior officer of Parent.

                 (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                 (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                 SECTION 7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                 SECTION 7.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their respective rights and obligations hereunder to any other direct subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                 SECTION 7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                 SECTION 7.7 Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY COURT SITTING IN THE CITY OF SAN DIEGO, CALIFORNIA.

                 SECTION 7.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 7.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date written above.

"Parent"                               US DIAGNOSTIC LABS, INC.



                                       By /s/ Jeffrey Goffman
                                         ---------------------------------
                                              Name:   Jeffrey Goffman
                                              Title:  Chief Executive Officer


"Merger Sub"                           MICA ACQUIRING CORPORATION



                                       By /s/ Jeffrey Goffman
                                         ---------------------------------
                                              Name:  Jeffrey Goffman
                                              Title  President


"Company"                              MEDICAL IMAGING CENTERS OF AMERICA, INC.


                                       By /s/ Robert Muehlberg
                                         ---------------------------------
                                              Name:  Robert Muehlberg
                                              Title: President

                                                                    APPENDIX "B"

                            SECTIONS 1300-1312 OF THE
                          CALIFORNIA CORPORATIONS CODE

SECTION 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

         (a) If the approval (Section 152) of a corporation is required for a reorganization under or subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form, merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all the following descriptions:

                  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
         Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

                  (2) Which were outstanding on the date for determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where approval required by
         Section 1201 is sought by written consent rather than at a meeting.

                  (3) Which the dissenting shareholder has demanded that the corporation purchase at their market value, in accordance with Section 1301.

                  (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE.

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by, its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares its defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. ENDORSEMENT OF SHARES.

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE--TIME FOR PAYMENT.

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgements from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. APPRAISERS' REPORT--PAYMENT--COSTS.

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306. DISSENTING SHAREHOLDER'S SIGNS AS CREDITOR.

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. CONTINUING RIGHTS' AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES.

         This chapter, except Section 1312 does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have am reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholders shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-term merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholders shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short- form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                    APPENDIX "C"

                     OPINION OF BATCHELDER & PARTNERS, INC.


                                 August 1, 1996


Board of Directors
Medical Imaging Centers of America, Inc.
9444 Farnham Street, Suite 100
San Diego, CA  92123

Gentlemen:

                  You have requested that we render our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, no par value per share (the "Shares"), of Medical Imaging Centers of America, Inc. (the "Company"), of $11.75 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, effective as of August 1, 1996 (the "Agreement") among US Diagnostic Labs, Inc. (the "Parent") and MICA Acquiring Corporation, a direct wholly owned subsidiary of Parent and the Company.

                  In connection with our opinion, we have reviewed the Agreement and all schedules and exhibits thereto. We have also reviewed relevant financial and other information concerning the Company that was publicly available or furnished to us by the Company, including information provided during discussions with management. In addition, we have compared certain financial and securities data of the Company with that of various other companies whose securities are publicly traded, reviewed the historical prices and trading volumes of the common stock of the Company, reviewed the financial terms of certain recent business combinations in the imaging center industry, and conducted such other financial analyses as we have determined, based upon our judgment as investment bankers, to be appropriate for purposes of this opinion.

                  In rendering this opinion, we have relied on the accuracy and completeness of all financial and other information that was publicly available, furnished or otherwise communicated to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility for an independent verification of any such information. With respect to financial projections reviewed by us, we have assumed that the projections were reasonably prepared, based upon assumptions reflecting the best currently available estimates and good faith judgments of management as to the future performance of the Company and that management of the Company does not have any information or beliefs that would make the projections materially misleading. In addition, we have not assumed any responsibility for and we have not made or received any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company.

                  We have been engaged by the Company to render investment banking advisory services to the Board of Directors of the Company in connection with certain shareholder matters and its solicitation and consideration of proposals for the merger or other sale or disposition of the stock or assets of the Company for which we have received customary consideration for such services. The Company will pay us a fee for our services in connection with the Merger which is contingent upon the consummation of the Merger. We will also receive a fee in connection with the delivery of this opinion. The Company has agreed to indemnify us for certain liabilities arising out of our engagement.

                  Our opinion is based upon an analysis of the factors described in this letter in light of our assessment of general economic, financial and market conditions as they exist and as they can be evaluated by us as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger. Our opinion does not address the underlying business decision to sell a controlling interest in the Company or to enter into the Merger.

Board of Directors                    2                           August 1, 1996


                  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the $11.75 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair to such holders from a financial point of view.

                                       Respectfully,




                                        /s/ Joel L. Reed
                                       ----------------------------------------
                                       BATCHELDER & PARTNERS, INC.

PROXY                                                                     PROXY
                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 6, 1996

       The undersigned shareholder(s) of MEDICAL IMAGING CENTERS OF AMERICA, INC. (the "Company") hereby constitutes and appoints Robert S. Muehlberg and Denise L. Sunseri, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of the Company to be held on November 6, 1996, and at any adjournment or postponement thereof, according to the number of shares of common stock of the Company which the undersigned may be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Adoption and approval of the Agreement and Plan of Merger dated as of August 1, 1996, between the Company and U.S. Diagnostic Labs Inc., a Delaware corporation ("USDL"), providing for the merger of MICA Acquiring Corporation, a California corporation and a wholly owned subsidiary of USDL, with and into the Company.

For [ ]  Against [ ] Abstain [ ]

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" PROPOSAL 1.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.


Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. This proxy does not convey discretionary authority to adjourn or postpone the meeting for the purpose of soliciting additional votes.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the accompanying Proxy Statement.


Dated:_____________________________, 1996

_________________________________________
(Signature)
_________________________________________
(Signature)


Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.